Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of

March 31, 2015

between

COEUR MINING, INC.,

as the Borrower,

and

THE BANK OF NOVA SCOTIA,

as the Lender

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TABLE OF CONTENTS

SCHEDULES:

Schedule 1.1	-	Pricing Schedule
Schedule 2.1	-	Commitment
Schedule 3.6	-	Litigation
Schedule 3.7	-	Compliance with Laws and Agreements
Schedule 3.13	-	Immaterial Subsidiaries
Schedule 3.17	-	Real Property
Schedule 3.26	-	Environmental Matters
Schedule 5.16	-	Post-Closing Obligations
Schedule 6.2	-	Existing Indebtedness
Schedule 6.3	-	Existing Liens
Schedule 6.6	-	Existing Investments
Schedule 9.1	-	Notice Information

EXHIBITS:

Exhibit A	-	Form of Note
Exhibit B	-	Form of Guaranty
Exhibit D-1		- Form of Wharf Pledge Agreement
Exhibit D-2		- Form of Borrower Pledge Agreement
Exhibit E	-	Form of Mortgage
Exhibit F-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G	-	Form of Compliance Certificate
Exhibit H	-	Form of Borrowing Request

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This CREDIT AGREEMENT dated as of March 31, 2015, between COEUR MINING, INC., a Delaware corporation (the “Borrower”), and THE BANK OF NOVA SCOTIA (as the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and its Subsidiaries are engaged in the mining, extraction, production, handling, milling and other forms of processing ores, minerals and mineral resources (capitalized terms used in these recitals and not defined in these recitals to have the meanings set forth in Section 1.1 below);

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of January 12, 2015 (the “Stock Purchase Agreement”), between the Borrower and GoldCorp America Holdings Inc., a Nevada corporation, the Borrower acquired (the “Wharf Acquisition”) all of the capital stock of Wharf Resources (U.S.A.) Inc., a Colorado corporation (“Wharf”);

WHEREAS, in order to (i) provide financing for ongoing working capital needs of the Borrower, Wharf and the other Subsidiaries of the Borrower, and (ii) pay fees and expenses in connection with the foregoing, the Borrower has requested that the Lender provide a Commitment and a Loan in an aggregate principal amount of $50,000,000;

WHEREAS, the Lender is willing to provide a Commitment and a Loan in an aggregate principal amount of $50,000,000; and

WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth, to agree to the foregoing;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of more than 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Additional Collateral” shall mean sixty five percent (65%) of the Voting Equity Interest and one hundred percent (100%) of the non-Voting Equity Interest held by any Loan Party in each of the Additional Pledged Subsidiaries.

“Additional Pledged Subsidiaries” means, Coeur Sub One, Inc., a Delaware corporation, 0986566 B.C. ULC, a Canadian unlimited liability company, CDE Australia Pty Ltd., an Australian limited company, Empresa Minera Manquiri, S.A., a Bolivian company, and Coeur La Preciosa Silver Corp, a Canadian corporation.

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if such interest rate is calculated as being less than zero, such interest rate shall be deemed to be zero.

“Affiliate” means, relative to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly,

(x) to vote 10% or more of the Equity Interests (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable), or

(y) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means, for any day and with respect to all Base Rate Borrowings, a rate per annum equal to the greatest of (a) the Base Rate, (b) 1/2 of one percent above the Federal Funds Effective Rate, and (c) the Adjusted Eurocurrency Rate for a Eurocurrency Rate Loan denominated in Dollars with a one-month Interest Period commencing on such day plus 1%; provided that if such rate is calculated as being less than zero, such rate shall be deemed to be zero. If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate specified in clauses (b) and (c) of the first sentence of this definition for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or clause (c) of the first sentence of this definition, as the case may be, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate shall be effective on the effective date of any change in such rate.

“Anti-Terrorism Laws” is defined in Section 3.14.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, ordinance, rule, regulation, requirement, restriction, permit, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Applicable Rate” is defined in Schedule 1.1.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Base Rate” means (x) when used in reference to the Loan or Borrowing, refers to whether such Loan, or the Loan comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate, and (y) when used in clause (a) of the definition of Alternate Base Rate, means, at any time, the rate of interest then most recently established by the Lender as its base rate for Dollars loaned in the United States (which, for the avoidance of doubt, is not necessarily intended to be the lowest rate of interest determined by the Lender in connection with extensions of credit).

“BNS” shall mean The Bank of Nova Scotia.

“Borrower” is defined in the preamble.

“Borrower Pledge Agreement” is defined in the definition of Pledge Agreements.

“Borrowing” means the advance made by the Lender to the Borrower as part of the Loan pursuant to Section 2.2.

“Borrowing Request” means a request by the Borrower for the Borrowing in accordance with Section 2.3 and substantially in the form of Exhibit H.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York, Toronto, Ontario or Chicago, Illinois and, if such day relates to any interest rate setting as to a Eurocurrency Rate Loan, any funding, disbursement, settlement or payment in respect of any Eurocurrency Rate Loan, or any other matter to be carried out pursuant to this Agreement in respect of any Eurocurrency Rate Loan, any day on which dealings in Dollars are conducted by and between banks in the London interbank eurocurrency market.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, including Capital Lease Obligations, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (c) from proceeds arising from a Disposition of assets permitted under Section 6.5 (other than a Disposition of inventory in the ordinary course of business).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalent Investments” means:

(a) United States dollars held by the Borrower and its Subsidiaries or in a demand deposit account in the name of the Borrower or any of its Subsidiaries;

(b) Canadian dollars, Australian dollars, New Zealand dollars, Mexican pesos, Argentine pesos, Chilean pesos and Bolivian bolivianos or such other local currencies held by the Borrower’s Subsidiaries, or in a demand deposit account in the name of the any of the Borrower’s Subsidiaries, from time to time in the ordinary course of business and used solely for such Subsidiary’s operating purposes;

(c) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(d) certificates of deposit and eurocurrency time deposits with maturities of six months or less from the date of acquisition and bankers’ acceptances with maturities not exceeding six months, in each case, with any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or better from either S&P or Moody’s, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million (or its foreign currency equivalent); provided that Cash Equivalent Investments may include certificates of deposit and eurocurrency time deposits at a commercial bank that does not meet the ratings or capital requirements set forth above, in an aggregate amount at any time outstanding, not to exceed, as of any date of calculation, $1.0 million;

(e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(f) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments and, in each case, maturing within one year after the date of acquisition; and

(g) money market funds at least 95% of the assets of which constitute Cash Equivalent Investments of the kinds described in clauses (c) through (f) of this definition.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Change in Control” means

(a) at any time any Person or Persons acting in concert, shall become the “beneficial holder” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Equity Interests of the Borrower representing more than 50% of the issued and outstanding Voting Equity Interests of the Borrower on a fully diluted basis; or

(b) during any period of 12 consecutive months commencing on or after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Collateral” means any property of any Loan Party upon which a security interest in favor of the Lender, for the benefit of the holders of Secured Obligations, is purported to be granted pursuant to any Security Document. Notwithstanding anything to the contrary in this Agreement or any Loan Document, Collateral and Additional Collateral shall in no event include Excluded Collateral.

“Commitment” means the commitment of the Lender to make the Loan in the amount set forth on Schedule 2.1 as its commitment. The initial aggregate amount of the Lender’s Commitment is $50,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act, as amended.

“Compliance Certificate” means a certificate duly completed and executed by Financial Officer, substantially in the form of Exhibit G hereto, together with such changes thereto as may be mutually agreed between the Borrower and the Lender.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes from time to time.

“Consolidated Net Tangible Assets” means, as of any date, the total consolidated assets of the Borrower and its Subsidiaries, as shown on the most recent consolidated balance sheet of the Borrower that is available internally, minus all current liabilities of the Borrower and its Subsidiaries reflected on such consolidated balance sheet and minus total goodwill and other intangible assets of the Borrower and its Subsidiaries reflected on such consolidated balance sheet, all calculated on a consolidated basis in accordance with GAAP; provided that, for purposes of calculating “Consolidated Net Tangible Assets” for purposes of testing the covenants under this Agreement in connection with any transaction, the total consolidated assets, current liabilities, total goodwill and other intangible assets of the Borrower and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including any such transactions occurring on the date of determination.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person or is liable to maintain the solvency or any balance sheet item, level of income or financial condition of any other Person for the purpose of assuring a creditor against loss. The amount of any Person’s obligation under any Contingent Liability shall (subject, however, to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means Indebtedness of the Borrower (which may be guaranteed by the Subsidiary Guarantors) permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower and/or cash (in an amount determined by reference to the price of such common stock).

“Credit Facilities” means, one or more debt facilities or commercial paper facilities, indentures or debt security or note issuances, in each case, with banks, investment banks, insurance companies, mutual funds or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, other borrowings, debt securities or note issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions.

“Deemed Capitalized Leases” means obligations of the Borrower or any Loan Party that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event or condition that constitutes an Event of Default or that with notice, lapse of time or both would become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

“Disposition,” with respect to any property, means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” have meanings correlative thereto.

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Earn-out Obligations” is defined in the definition of Indebtedness. For the avoidance of doubt, a royalty interest retained by the seller in connection with an acquisition shall not be considered an Earn-out Obligation.

“EBITDA” means, for any applicable period, the sum of

(a) Net Income (exclusive of all amounts in respect of any gains and losses realized from Dispositions other than inventory Disposed of in the ordinary course of business), plus

(b) to the extent deducted in determining Net Income, the sum, without duplication, of (i) amounts attributable to amortization and depreciation of assets, (ii) expense for taxes based on income or profits, (iii) Fixed Charges, (iv) non-cash charges (including (x) non-cash charges in respect of foreign currency translation losses (including non-cash losses related to currency remeasurements of Indebtedness), (y) non-cash losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 and (z) non-cash mark-to-market losses resulting from the embedded derivative under the Franco-Nevada Agreement, in each case, of the Borrower and its Subsidiaries for such period) (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (v) extraordinary losses during such period, (vi) all unusual or non-recurring charges or expenses and all restructuring charges, and (vii) costs and expenses in connection with the Transactions to the extent not capitalized, minus

(c) to the extent added in determining Net Income, the sum, without duplication, of (i) interest income paid during such period to the Borrower and its Subsidiaries, (ii) non-cash gains, (iii) the income of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (iv) the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, the Borrower or any of the Borrower’s Subsidiaries and (v) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period.

Notwithstanding anything herein to the contrary, (i) for the three fiscal quarters following the Wharf Acquisition, EBITDA shall be determined for purposes of Section 6.1 on a Pro Forma Basis using actual results for each fiscal quarter ended after such acquisition on an annualized basis, (ii) EBITDA shall be calculated on a Pro Forma Basis following the consummation of any Specified Transaction to give pro forma effect to such Specified Transaction.

“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).

“Environmental Laws” means all Applicable Laws relating in any way to the environment, preservation or reclamation of natural resources, the management, storage, transport, recycling, Release or threatened Release of any Hazardous Material, or to industrial hygiene and protection of public health and safety.

“Environmental Liability” means, with respect to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (but excluding any Convertible Indebtedness and any other debt security that is convertible into, or exchangeable for, Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the determination that any Pension Plan is considered an at-risk plan or that any Multiemployer Plan, is endangered or is in critical status within the meaning of Sections 430, 431 or 432 of the IRC or Sections 303, 304 or 305 of ERISA;(c) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not yet delinquent under Section 4007 of ERISA; (d) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (e) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the cessation of operations by the Borrower or any ERISA Affiliate that would be treated as a withdrawal from a Pension Plan under Section 4062(d) of ERISA; (f) the partial or complete withdrawal by the Borrower or any ERISA Affiliate from any Multiemployer Plan or a notification that a Multiemployer Plan is in reorganization; or (g) the taking of any action to terminate any Pension Plan under Section 4041 or 4041A of ERISA.

“Eurocurrency” means, the Euro as adopted by the European Union as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union (as amended or reenacted from time to time).

“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, the rate of interest appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as determined by the Lender) as the London interbank offered rate administered by ICE Benchmark Administration Limited (or such other Person that takes over the administration of such rate) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Eurocurrency Rate” with respect to such Eurocurrency Rate Borrowing for such Interest Period shall be the rate at which deposits in Dollars of approximately $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. “Eurocurrency Rate,” when used in reference to the Loan or the Borrowing, refers to whether the Loan or the Borrowing are bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

“Event of Default” is defined in Article VII.

“Excluded Collateral” means, in addition to any assets excluded from Collateral or Additional Collateral pursuant to any Loan Document, (i) Equity Interests constituting more than 65% of the total outstanding voting Equity Interests of any “controlled foreign corporation” within the meaning of Section 957 of the IRS (a “CFC”) or Foreign Holding Company, (ii) Equity Interests constituting more than 65% of the total outstanding Equity Interests of any entity disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-3 if such entity owns an interest in a CFC or CFC Indebtedness, and (iii) any property or assets of any CFC (whether held directly or indirectly) and CFC Indebtedness. For the sake of clarity, no Excluded Collateral shall be required to be pledged as collateral to secure any of the Secured Obligations.

“Excluded Subsidiary” means any of the following: (i) a CFC, (ii) any Subsidiary of a CFC and (iii) any Subsidiary that owns no material assets other than Equity Interests or other securities of one or more CFCs and/or CFC Indebtedness (or are treated as owning such assets for U.S. federal income tax purposes (a “Foreign Holding Company)).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loan or the Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or the Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 2.15(g), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA, and (e) penalties and interest in respect of the foregoing.

“Expropriation Event” means (a) any condemnation, nationalization, temporary seizure, seizure, expropriation or similar act by (or on behalf of) a Governmental Authority of all or a material part of the property of the Borrower or any of its Subsidiaries and/or of the Equity Interest in the Borrower or any of its Subsidiaries, (b) any assumption by (or on behalf of) a Governmental Authority of control of all or a material part of the property or business operations of the Borrower or any of its Subsidiaries and/or of the Equity Interests in the Borrower or any of its Subsidiaries, (c) any taking of any action by (or on behalf of) a Governmental Authority for the dissolution or disestablishment of the Borrower or any of its Subsidiaries, (d) any taking of any action by (or on behalf of) a Governmental Authority that would prevent the Borrower and its Subsidiaries from carrying on their business or operations or a substantial part thereof or (e) any other act or series of acts attributable to a Governmental Authority.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value shall be conclusively determined in good faith by (a) the Borrower’s Board of Directors and set forth in a resolution of the Borrower’s Board of Directors or (b) if a Responsible Officer of the Borrower determines in good faith that the Fair Market Value is less than $50.0 million, a Responsible Officer of the Borrower and set forth in a certificate from such Responsible Officer’s.

“Facility” means the Commitment and the extensions of credit made thereunder.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any U.S. Treasury regulations promulgated thereunder or official IRS interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the IRC.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by

Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain letter agreement dated as of February 17, 2015, between the Borrower and the Lender

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fiscal Quarter” means a three-month period ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., “the 2014 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Fitch” means Fitch, Inc.

“Fixed Charges” means, with respect to the Borrower for any period, the sum, without duplication, of:

(1) the consolidated interest expense of the Borrower and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than (x) any noncash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP and (y) for the avoidance of doubt, the accretion of the Franco-Nevada royalty obligation under the Franco-Nevada Agreement), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (but excluding any interest expense attributable to Deemed Capitalized Leases), imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of the Borrower or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Subsidiary of the Borrower, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20—Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement); plus

(6) without duplication, the amounts resulting from mark-to-market changes pursuant to the embedded derivative under the Franco-Nevada Agreement.

“Flood Insurance Acts” means, collectively, (a) the National Flood Insurance Act of 1968 and (b) the Flood Disaster Protection Act of 1973, each as amended, and together with any successor law of such type.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Franco-Nevada Agreement” means the gold production royalty transaction and gold stream agreement entered into by Coeur Mexicana S.A. de C.V. and Franco-Nevada Corporation on January 1, 2009, as in effect on the Effective Date and as may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Lender in any material respect than the terms of the agreement in effect on the Effective Date.

“FRB” means the Board of Governors of the Federal Reserve System of the United States of America.

“Funding Rules” means the requirements relating to the minimum required contributions (including any installment payments) to Pension Plans and Multiemployer Plans, as applicable, and set forth in Sections 412, 430, 431, 432 and 436 of the IRC and Sections 302, 303, 304 and 305 of ERISA.

“GAAP” means generally accepted accounting principles in the United States of America.

“Golden Reward Mine” means the mine referred to as the “Golden Reward Mine” located in Lawrence County, South Dakota that is owned and operated by Wharf or any of its Subsidiaries.

“Governmental Approval” shall mean any approval, action, order, authorization, consent, right, franchise, license, lease, ruling, permit, tariff, rate, certification,

exemption, filing or registration by or with any Governmental Authority, including those necessary for all stages of exploring for Minerals and for developing, maintaining and operating Mining Properties.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means each Person granting a security interest in favor of the Lender to secure the Secured Obligations.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing, or having the economic effect of guaranteeing, any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty” means the guaranty made by the Subsidiary Guarantors in favor of the Lender for the benefit of the holders of Secured Obligations, substantially in the form of Exhibit B.

“Hazardous Material” means (a) any substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances”, “contaminants”, “pollutants” or any other formulation intended to define, list or classify substances by reason of adverse effects on the environment or deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or “TLCP” toxicity or “EP” toxicity; (b) any oil, petroleum or petroleum-derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; or (d) any asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hedging Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

“Immaterial Subsidiary” means, on any date, a Subsidiary of the Borrower which (a) was designated as an “Immaterial Subsidiary” on Schedule 3.13 or (b) is a Subsidiary of the Borrower now existing or hereafter acquired or formed (other than any such Subsidiary that is a Loan Party or a Pledged Subsidiary) which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent period of four consecutive fiscal quarters ending on or prior to such date accounted for less than 2.0% of the consolidated gross revenues of the Borrower and its Subsidiaries and (ii) as of the last day of such period of four consecutive fiscal quarters was the owner of less than 2.0% of the Tangible Net Worth of the Borrower and its Subsidiaries; provided that at no time shall (x) the total assets of all Immaterial Subsidiaries exceed 5.0% of the Tangible Net Worth of the Borrower and its Subsidiaries, or (y) the total gross revenues of all Immaterial Subsidiaries, for the most recent period of four consecutive fiscal quarters ending on or prior to such date, account for more than 5.0% of the gross revenues of the Borrower and its Subsidiaries.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower

(a) which is of a “going concern” or similar nature;

(b) which relates to the limited scope of examination of matters relevant to such financial statement;

(c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a Default; or

(d) which, to the extent the Borrower shall be subject to the provisions of Sarbanes Oxley and the rules and regulations of the SEC promulgated thereunder, relates to an attestation report of such independent public accountant as to the Borrower’s internal controls over financial reporting pursuant to Section 404 of Sarbanes-Oxley, except to the extent any such qualification or exception (i) is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board, (ii) does not, in the reasonable judgment of the Lender, create a reasonable doubt as to the accuracy of any item or items in the financial statements furnished by the Borrower that, if corrected, would cause a Default or (iv) is otherwise acceptable to the Lender.

“Indebtedness” of any Person means, without duplication:

(a) all obligations of such Person for borrowed money or advances or borrowed metals and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including Subordinated Debt, performance bonds and reclamation bonds;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capital Lease Obligations and Attributable Debt of such Person;

(d) net Hedging Obligations (provided that, solely for purposes of calculating the Total Net Leverage Ratio, the amount of any Hedging Obligations shall be the negative mark-to-market amounts (on a net basis) of Hedging Obligations for which an early termination event has occurred and the Borrower or a Subsidiary thereof is the defaulting party or an affected party) of such Person;

(e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), including obligations of such Person (“Earn-out Obligations”) in respect of “earn-outs” or other similar contingent payments (whether based on revenue or otherwise) arising from the acquisition of a business or line of business and payable to the seller or sellers thereof;

(f) obligations arising under Synthetic Leases;

(g) the stated liquidation value of Redeemable Capital Securities of such Person; and

(h) all Contingent Liabilities of such Person in respect of any of the foregoing.

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” is defined in Section 9.3.

“Information” is defined in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue the Borrowing in accordance with Section 2.5.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, commencing as of March 31, 2015, the interest for each month shall be payable on the second Business Day of the next succeeding month, and (b) with respect to any Eurocurrency Rate Loan, the last day of the Interest Period applicable to the Borrowing and, in the case of a Eurocurrency Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to a Eurocurrency Rate Borrowing, the period commencing on the date of the Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; provided, further, that the initial Interest Period with respect to any Eurocurrency Rate Borrowing commencing on the Effective Date may be for such other period specified in the applicable Borrowing Request that is acceptable to the Lender, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period for any Loan may end later than the Maturity Date. For purposes hereof, the date of the Borrowing initially shall be the Effective Date and thereafter shall be the effective date of the most recent conversion or continuation of the Borrowing.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, evidences of Indebtedness or other securities of, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, and any purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit; provided that the endorsement of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” is defined in Section 9.16.

“Judgment Currency Conversion Date” is defined in Section 9.16.

“Lender” means The Bank of Nova Scotia and each Person that shall have become a party hereto as a Lender pursuant to an assignment by The Bank of Nova Scotia of its interests in the Loan to the extent permitted under Section 9.4, for so long as such assignee Lender holds an interest in the Loan.

“Lender Provided Financial Service Product” means any agreement or other arrangements governing the provision of treasury or cash management services under which the Lender or any Affiliate of the Lender provides any of the following products or services to any of the Loan Parties including deposit accounts, overdraft, credit or debit card, credit card processing services, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, foreign currency exchange, account reconciliation and reporting and trade finance services and other cash management services.

“Lender Provided Hedging Agreement” means any Hedging Agreement between a Loan Party and a counterparty that at the time such Hedging Agreement is entered into is a Lender or an Affiliate of a Lender.

“Lending Office” means, as to the Lender, the office or offices of the Lender or any Affiliate, as the Lender may from time to time notify the Borrower.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (including any encumbrance arising with respect to any mineral royalty or similar obligation).

“Loan Document” means this Agreement, the Note, the Fee Letter, the Security Documents, and any other documents entered into in connection herewith.

“Loan Parties” means the Borrower, each Grantor and each Subsidiary Guarantor.

“Loan” means the loan made by the Lender to the Borrower on the Effective Date pursuant to this Agreement in the aggregate principal amount of $50,000,000.

“Local Security Documents” means the collective reference to any pledge agreement or security agreement delivered in connection with this Agreement, and any other filings, registrations, recordings or similar instruments or documents necessary or required by the Lender in order to record, perfect or otherwise evidence a Lien in the Collateral under Applicable Law (other than U.S. law).

“Material Adverse Change” means any change since December 31, 2014, or any additional information disclosed to or discovered since December 31, 2014, that has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations, assets, liabilities, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document; provided however, for purposes of this definition, a material adverse effect resulting from (x) changes in the commodity prices of gold and silver or (z) the impairment charges disclosed in the Borrower’s consolidated financial statements for the 2014 Fiscal Year, shall not constitute a “Material Adverse Effect” under this Agreement.

“Material Disposition” means, (i) a Disposition of assets with an aggregate principal value equal to or greater than $50,000,000, or (ii) a Disposition of the assets of any Wharf Entity with an aggregate principal value equal to or greater than $5,000,000, in each case, to a Person other than the Borrower or any of its Subsidiaries; provided however; (w) Dispositions of Cash Equivalent Investments, (x) sales of inventory and other assets held for sale in the ordinary course of business, (y) sales or other Dispositions of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries, and (z) the license or sub-license of intellectual property in the ordinary course of business shall not be considered a “Material Disposition”.

“Material Indebtedness” means Indebtedness (other than the Loan) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower and its Subsidiaries in respect of any

Hedging Agreement at any time shall be the maximum aggregate amount (after giving effect to legally enforceable netting obligations) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means, on any date, a Subsidiary of the Borrower which is not an Immaterial Subsidiary.

“Maturity Date” means March 31, 2016.

“Minerals” means Primary Minerals and Other Minerals.

“Mineral Processing Operations” means the preparation, crushing, grinding, refining, processing and transportation of Minerals, including Minerals that are purchased by any of the Loan Parties pursuant to a Mineral Purchase Agreement or other similar contract, for sale by such Person to third party purchasers.

“Mineral Properties” means Mining Rights; the Properties now or hereafter combined or unitized with Mining Rights; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Mining Rights or the production, sale, purchase, exchange or processing of Minerals from or attributable to such Mining Rights; all Minerals in and under and which may be produced and saved or attributable to the Mining Rights, the lands covered thereby and all Minerals in storage and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Mining Rights; all tenements, profits á prendre, hereditaments, appurtenances and Properties in anyway appertaining, belonging, affixed or incidental to the Mining Rights, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Mining Rights or Property, and including any and all mines, portals, associated beneficiation facilities, together with all plant sites, waste dumps, crushing circuits, abandoned heaps, preparation plants, wash plants, conveyor systems, loadout facilities, power supply systems, facilities, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, surface leases, rights-of-way, easements and servitudes and all ancillary and infrastructure, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Mineral Purchase Agreement” means each contract or agreement between any Loan Party and any other Person for the purchase of Minerals by such Loan Party from such Person.

“Mining Rights” means all interests in the surface of any lands, the Minerals in (or that may be extracted from) any lands, all royalty agreements, entitlements, water rights, patented mining claims, unpatented mining claims, millsite claims, fee interests, mineral leases, mining leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, easements, inurements, licenses and other rights and interests used by or necessary to (x) the Wharf Entities to operate the Wharf Mine and the Golden Reward Mine or (y) the Borrower and its Subsidiaries in the conduct of their present and future mining of metals and minerals, including precious stones, and related Mineral Processing Operations (as well as prospecting, exploration and development efforts in connection therewith).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage or deed of trust made by any Grantor in favor of, or for the benefit of, the Lender for the benefit of the holders of Secured Obligations, substantially in the form of Exhibit E (with such changes thereto acceptable to the Lender and Grantor and as otherwise shall be advisable or required under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), pursuant to which a Lien is granted on the Mineral Properties and other real property and fixtures described therein.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) in connection with any Material Disposition or Recovery Event, the proceeds thereof in the form of Cash Equivalent Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) of such Material Disposition or Recovery Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Material Disposition or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP (provided that, following the termination of such reserves, proceeds equal to any unused reserves shall be applied in accordance with Sections 2.8(b), (c), (d) and (e)) and (b) in connection with any incurrence of Indebtedness or issuance or sale of Equity Interests (other than with respect to equity incentive plans for officers and employees, dividends or other distributions paid in common stock of the Borrower, conversions of convertible securities or Investments made in common stock of the Borrower or any such transactions solely among the Borrower and its Subsidiaries, in each case to the extent permitted hereunder), the cash proceeds received from such incurrence, issuance or sale, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Income” means, for any period, calculated in accordance with Section 1.4, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower for such period.

“Note” is defined in Section 2.7(d).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” is defined in Section 3.22.

“Organic Document” means, relative to any Loan Party, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Loan Party’s Equity Interests.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document.

“Other Minerals” means all minerals other than Primary Minerals, whether or not similar to Primary Minerals or found or produced in association with Primary Minerals, including all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits; whether solid, liquid or gaseous; whether organic or inorganic, metallic or nonmetallic, hydrocarbonaceous or non-hydrocarbonaceous; including rock, gravel, sand, methane, water, and geothermal steam, geothermal heat and geothermal resources.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment.

“PATRIOT Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common stock purchased by the Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means:

(a) the acquisition, exploration, development, operation and disposition of mining and precious or base metal processing properties and assets; and

(b) any other business that is the same as, or reasonably related, ancillary or complementary to, the business described in clause (a) or to any of the businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.

“Permitted Business Investments” means Investments made in (a) the ordinary course of, or of a nature that are customary in, the mining business as a means of exploiting, exploring for, acquiring, developing, processing, gathering, producing, transporting or marketing gold, silver or other precious or base metals used, useful or created in the mining business, including through agreements, acquisitions, transactions, interests or arrangements which permit one to share (or have the effect of sharing) risks or costs, comply with regulatory requirements regarding ownership or satisfy other customary objectives in the mining business, and in any event including, without limitation, Investments made in connection with or in the form of (i) direct or indirect ownership interests in mining properties, gathering or upgrading systems or facilities and (ii) operating agreements, development agreements, area of mutual interest agreements, pooling agreements, service contracts, joint venture agreements, partnership or limited liability company agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; or (b) Persons engaged in a Permitted Business.

“Permitted Encumbrances” means:

(a) Liens on assets of the Borrower or any of its Subsidiaries (excluding the Wharf Entities) securing (i) Indebtedness in an aggregate principal amount at any time outstanding, when taken together with all other Indebtedness secured pursuant to this clause (A) not to exceed, as of any date of incurrence, the greater of (x) $200.0 million and (y) 6.5% of Consolidated Net Tangible Assets as of such date of incurrence and (B) all related obligations; provided that if the Borrower and or any of its Subsidiaries applies any Net Cash Proceeds resulting from a Recovery Event to repay any Indebtedness under a credit facility, such amount under clause (x) shall be reduced to $175.0 million, following such repayments in an aggregate amount equal to or exceeding $50.0 million and less than $100.0 million since the date of this Agreement and shall be reduced to $150.0 million, following such repayments in an aggregate amount equal to or exceeding $100.0 million since the date of this Agreement;

(b) Liens on assets of the Borrower or any of its Subsidiaries (excluding the Wharf Entities) securing Treasury Management Arrangements;

(c) Liens in favor of the Borrower or any of its Subsidiaries;

(d) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged with or into or consolidated with the Borrower or any Subsidiary of the Borrower; provided that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary of the Borrower or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Borrower or is merged with or into or consolidated with the Borrower or any Subsidiary of the Borrower;

(e) Liens on property (including capital stock) existing at the time of acquisition of the property by the Borrower or any Subsidiary of the Borrower; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(f) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(g) Liens to secure Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Borrower or any Loan Party, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, when taken together with all other Indebtedness secured pursuant to this clause (g), not to exceed, as of any date of incurrence, the greater of (x) $80.0 million and (y) 2.5% of Consolidated Net Tangible Assets as of such date of incurrence; provided that such Liens apply only to the assets acquired with or financed by such Indebtedness;

(h) Liens existing on the date of this Agreement (other than Liens permitted under clause (a));

(i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(j) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(k) survey exceptions, easements or reservations of, or rights of others for, licenses, covenants and conditions, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes and other similar encumbrances, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(l) Liens created for the benefit of (or to secure) the Secured Obligations (or any Loan Document);

(m) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:

(i) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(n) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(o) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(p) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(r) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit permitted under Section 6.2 issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(s) grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(u) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(v) deposits made in the ordinary course of business to secure liability to insurance carriers;

(w) with respect to any lease or sublease entered into by any Loan Party or any Subsidiary in ordinary course of business as a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created or assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(x) Liens securing the Franco-Nevada Agreement;

(y) Liens on the assets of any Subsidiary of the Borrower that is not a Subsidiary Guarantor and which secure Indebtedness or other obligations of such Subsidiary (or of another Subsidiary that is not a Subsidiary Guarantor) that are permitted to be incurred under Section 6.2;

(z) Liens constituting encumbrances on mining properties of the Borrower or any of its Subsidiaries in respect of mineral royalties (x) granted in compliance with Section 6.5 or (y) encumbering any mining property acquired by the Borrower or any of its Subsidiaries at the time of the acquisition of such property; provided, that, in the case of this subclause (y), such Liens only encumber the mining property acquired in such acquisition;

(aa) Liens pursuant to margined, cash collateralized or otherwise secured Hedging Agreements entered into by the Borrower or any of its Subsidiaries; provided however, the fair market value of such margin, cash collateral or other collateral for all such Hedging Obligations of the Borrower or any of its Subsidiaries (other than in respect of any Lender Provided Hedging Agreement secured by the Collateral hereunder) does not exceed $10,000,000 at any time; and

(bb) other Liens incurred in the ordinary course of business of the Borrower or any of its Subsidiaries (excluding the Wharf Entities) with respect to obligations in an aggregate principal amount at any time outstanding, when taken together with all other Indebtedness secured pursuant to this clause (z), not to exceed, as of any date of incurrence, the greater of (x) $75.0 million and (y) 2.5% of Consolidated Net Tangible Assets as of such date of incurrence.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (i) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) more than ninety (90) days after the Maturity Date;

(c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lender as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(d) such Indebtedness is incurred either by the Borrower or by any Subsidiary of the Borrower that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s common stock sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, including a Pension Plan), maintained by, contributed to by or required to be contributed to by the Borrower, or with respect to which the Borrower may have any liability.

“Pledge Agreements” means each of (i) the pledge agreement made by the Wharf Entities in favor of the Lender for the benefit of the holders of Secured Obligations, substantially in the form of Exhibit D-1 (the “Wharf Pledge Agreement”) and (ii) the pledge agreement made by the Borrower in favor of the Lender for the benefit of the holders of Secured Obligations, substantially in the form of Exhibit D-2 (the “Borrower Pledge Agreement”).

“Pledged Stock” is defined in Section 3.15. For the avoidance of doubt, Pledged Stock shall not include any Excluded Collateral.

“Pledged Subsidiary” means each of the Wharf Entities and each of the Additional Pledged Subsidiaries.

“Primary Minerals” means silver and gold, including all existing and future related ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits.

“Pro Forma Basis” means, for purposes of calculating compliance with the financial covenants set forth in Section 6.1 for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to such property or such Person disposed of in such Specified Transaction shall be excluded and all income statement items (whether positive or negative) attributable to such property or such Person acquired such Specified Transaction shall be included. Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Qualified ECP Guarantor” shall mean, in respect of any Hedging Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes or would become effective with respect to such Hedging Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party.

“Redeemable Capital Securities” means Equity Interests of the Borrower or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (a) is or upon the happening of an event or passage of time would be required to be redeemed (for consideration other than shares of common stock of the Borrower) on or prior to the one-year anniversary of the Maturity Date (as such date may be extended or otherwise amended from time to time), except to the extent such mandatory redemption is required pursuant to a customary change of control provision which expressly provides that all indebtedness that may be required to be redeemed or prepaid on account of the relevant change of control shall have been redeemed or prepaid prior to any such redemption of Equity Interests, (b) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of the Borrower) at any time prior to such date or (c) is convertible into or exchangeable for debt securities of the Borrower or any of its Subsidiaries at any time prior to such anniversary.

“Refinancing” means, as to any Indebtedness, the incurrence of other Indebtedness to refinance such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied:

(a) the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced;

(b) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced;

(c) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced;

(d) the security, if any, for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness);

(e) the refinancing Indebtedness is subordinated to the Obligations to the same degree, if any, or to a greater degree as the Indebtedness being refinanced; and

(f) no material terms applicable to such refinancing Indebtedness or, if applicable, the related guarantees of such refinancing Indebtedness (including covenants, events of default, remedies, and acceleration rights) shall be more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced.

“Regulation U” means Regulation U of the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means a “release”, as such term is defined in CERCLA 42 U.S.C. 9601(22).

“Responsible Officer” means the chief executive officer, chief operating officer, president or Financial Officer of the Borrower.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any of the Loan Parties, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any of the Loan Parties or any option, warrant or other right to acquire any such Equity Interests in such Loan Party, as the case may be, and (ii) any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt or any Senior Debt.

“Restricted Person” is defined in Section 3.22.

“S&P” means Standard & Poor’s Ratings Services, a unit of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all obligations of any Loan Party under any Lender Provided Hedging Agreement or any Lender Provided Financial Service Product, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, with respect to any Secured Obligation arising under the foregoing clause (b), such obligation of the Lender or any Affiliate of the Lender will continue to constitute a Secured Obligation so long as such obligation is outstanding, regardless of the Lender or such Affiliate of the Lender ceasing to be the Lender or an Affiliate of the Lender; provided further that, for purposes of determining the obligations of any Loan Party that are guaranteed or secured under the Loan Documents for the benefit of the Secured Parties, the definition of “Obligations” shall exclude any Hedging Obligations of the Borrower, or any other Loan Party or any Subsidiary of any Loan Party, as the case may be, to the extent and for any period that such guarantee or security of such Hedging Obligations would violate or be void or voidable under the Commodity Exchange Act; provided, further, that the definition of “Obligations” shall not include any obligations of any Loan Party to any other Loan Party.

“Secured Parties” means, collectively, the Lender, each counterparty to a Lender Provided Hedging Agreement, or a counterparty to a Lender Provided Financial Service Product, and each of their respective successors, transferees and assigns.

“Security Documents” means each Pledge Agreement, each Subsidiary Guaranty, the Local Security Documents, the Mortgages and all other security documents hereafter delivered to the Lender granting a Lien on any property of any Person to secure the Secured Obligations.

“Senior Debt” means the Indebtedness of the Borrower pursuant to the Senior Indenture.

“Senior Indenture” means that certain Indenture dated as of January 29, 2013 among the Borrower and certain of its Subsidiaries, as guarantors, and The Bank of New York Mellon, as trustee.

“Specified Transactions” means (a) any disposition of all or substantially all of the assets or Equity Interests of any Subsidiary or any division, business unit, product line or line of business involving consideration in excess of $15,000,000, (b) any Acquisition involving consideration in excess of $15,000,000 and (c) the Transactions.

“Spot Rate” for any currency means the rate determined by the Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (local time of such principal foreign exchange trading office) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Lender is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Eurocurrency Rate Loan shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock Purchase Agreement” is defined in the recitals.

“Subordinated Debt” means unsecured Indebtedness which (a) is subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Lender, (b) does not require any scheduled repayment within one year following the Maturity Date, (c) has only cross acceleration rights (and not cross default rights), (d) is subject to a customary standstill period with respect to enforcement of remedies and other lender rights of no less than 180 days, (e) is not subject to maintenance financial covenant requirements, (f) is subject to terms and provisions no more restrictive than those set forth in this Agreement and the other Loan Documents and (g) has other covenants, events of default, remedies, acceleration rights, redemption provisions and other terms that are reasonably satisfactory to the Lender and that are set forth in Subordinated Debt Documents.

“Subordinated Debt Documents” means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 6.12.

“Subsidiary” means, with respect to any Person, any other Person the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as well as any other Person (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by such Person or (b) that is, as of such date, otherwise Controlled by such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall refer to a Subsidiary of the Borrower.

“Subsidiary Guarantor” means, each Wharf Entity, Coeur Alaska, Inc., a Delaware corporation, Coeur Capital, Inc., a Delaware corporation, Coeur Explorations, Inc., an Idaho corporation, Coeur Rochester Inc., a Delaware corporation, Coeur South America Corp., a Delaware corporation and each other Subsidiary of the Borrower that delivers a Guaranty. Notwithstanding anything to the contrary in this Agreement or in any Loan Document, in no event shall any Excluded Subsidiary be a Subsidiary Guarantor.

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Tangible Net Worth” means, at any particular time, the amount of shareholders’ equity at such time less the aggregate of the amounts, at such time, which would, in accordance with GAAP, be classified upon the consolidated balance sheet of the

Borrower as goodwill (without taking into account any future income tax assets that may be classified as goodwill), intangible assets and accumulated other comprehensive income.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), or assessments, fees or other charges in the nature of taxes, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the first date on or before which all Obligations (other than (i) contingent indemnification obligations for which no claim has been asserted, or (ii) Obligations in respect of any Lender Provided Hedging Agreement or any Lender Provided Financial Service Product) have been indefeasibly paid in full in cash, and the Commitment shall have terminated.

“Total Debt” means, at any time, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (a), clause (b), clause (c), clause (d), clause (e) (other than Earn-out Obligations (A) that have not been reduced to a fixed amount or (B) to the extent such obligations may, in accordance with their terms, be satisfied at the sole option of the obligor thereof at any time regardless of the happening of any event by the delivery of Equity Interests (other than Redeemable Capital Securities) of the Borrower), clause (f) and clause (g), in each case of the definition of “Indebtedness” (exclusive of Indebtedness secured on a first-priority basis by any restricted cash deposit in an amount not exceeding the amount of such restricted cash deposit).

“Total Net Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt outstanding on the last day of such Fiscal Quarter, less the amount of unrestricted Cash Equivalent Investments, then held by the Borrower and its Subsidiaries, to (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of the Loan and the use of the proceeds thereof.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type,” when used in reference to the Loan or the Borrowing, refers to whether the rate of interest on the Loan, or on the Loan comprising the Borrowing, is determined by reference to the Adjusted Eurocurrency Rate or the Alternate Base Rate.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(3) of the IRC.

“Voting Equity Interest” means, as to any Person, an Equity Interest in such Person having ordinary voting power with respect to the election of the board of directors or other governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then outstanding principal amount of such Indebtedness.

“Wharf” is defined in the recitals.

“Wharf Acquisition” is defined in the recitals.

“Wharf Entities” means, Wharf, Wharf Resources Management Inc., a Delaware corporation, Wharf Reward Mines Inc., a Delaware corporation, Wharf Gold Mines Inc., a Delaware corporation, and Golden Reward Mining Company Limited Partnership, a Delaware limited partnership, and any other direct or indirect subsidiary of Wharf.

“Wharf Mine” means the mine referred to as the “Wharf Mine” located in Lawrence County, South Dakota that is owned and operated by Wharf or any of its Subsidiaries.

“Wharf Pledge Agreement” is defined in the definition of Pledge Agreements.

Withholding Agent” means any Loan Party and the Lender.

Section 1.2 Classification of Loan and Borrowing. For purposes of this Agreement, the Loan and the Borrowing may be classified and referred to by Type (e.g., a “Eurocurrency Rate Loan”).

Section 1.3 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.4 Accounting Terms and Determinations; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if any Loan Party notifies the Lender that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Loan Parties that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect), to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20, to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any change to lease accounting rules from those in effect on the date hereof pursuant to Accounting Standards Codification 840 and other lease accounting guidance as in effect on the date hereof.

Section 1.5 Time of Day. Unless otherwise specified, all references herein to time of day shall be references to New York City time (daylight or standard, as applicable).

ARTICLE II

The Credits

Section 2.1 Commitment. Subject to the terms and conditions set forth herein the Lender agrees to make a single advance loan to the Borrower on the Effective Date in the Commitment amount. Any portion of the Commitment not drawn by the Borrower on the Effective Date shall be permanently cancelled.

Section 2.2 Loan. (a) The Loan shall be a single borrowing made by the Lender in accordance with its Commitment. The Borrower may not reborrow any portion of the Loan once repaid.

(b) Subject to Section 2.11, the Borrowing shall be comprised entirely of a Base Rate Loan or a Eurocurrency Rate Loan, as the Borrower may request in accordance with this Agreement.

(c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue the Borrowing as, a Eurocurrency Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.3 Requests for Borrowing. The Borrower may irrevocably request that the Loan be made by delivering a Borrowing Request, in the form of Exhibit H attached hereto, to the Lender (a) in the case of a Eurocurrency Rate Borrowing, not later than 12:00 p.m. (New York City time) three Business Days prior to the date of such Borrowing or (b) in the case of a Base Rate Borrowing, not later than 12:00 p.m. (New York City time) one Business Day prior to the date of such Borrowing. The Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.2:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of the Borrowing, which shall be a Business Day;

(iii) whether the Borrowing is to be a Base Rate Borrowing or a Eurocurrency Rate Borrowing;

(iv) in the case of a Eurocurrency Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account(s) to which funds are to be disbursed, which shall comply with the requirements of Section 2.4.

If no election as to the Type of the Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.4 Funding of Borrowing. The Lender will make the Loan available to the Borrower by promptly crediting the amount of the Borrowing, to an account of the Borrower designated by the Borrower in the Borrowing Request.

Section 2.5 Interest Elections. (a) The Borrowing initially shall be of the Type specified in the Borrowing Request and shall have an initial Interest Period as specified in the Borrowing Request or as otherwise provided in Section 2.3. Thereafter, the Borrower may elect to convert the Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.5.

(b) To make an election pursuant to this Section 2.5, the Borrower shall notify the Lender of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or, if arrangements for doing so have been approved by the Lender, electronic communication) to the Lender of a written Interest Election Request in a form approved by the Lender and signed by the Borrower. Notwithstanding any other provision of this Section 2.5, the Borrower shall not be permitted to convert the Borrowing to a Type not available pursuant to the terms of this Agreement.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to the Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for the Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the Borrowing is to be a Base Rate Borrowing or a Eurocurrency Rate Borrowing; and

(iv) if the Borrowing is a Eurocurrency Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender, so notifies the Borrower, then, so long as an Event of Default is continuing (i) the outstanding Borrowing may not be converted to or continued as a Eurocurrency Rate Borrowing and (ii) unless repaid, the Eurocurrency Rate Borrowing shall become a Base Rate Borrowing at the end of the Interest Period applicable thereto.

Section 2.6 Termination of Commitment. Pursuant to the terms of Section 2.1, the Commitment shall terminate on the Effective Date after the Lender has made the Loan in the amount of the Commitment on such date.

Section 2.7 Repayment of Loan; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender the then-unpaid principal amount of the Loan on the Maturity Date. The Borrower will repay the principal amount of the Loan and the accrued interest thereon in the currency in which such Loan is denominated.

(b) The Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register (the “Register”) showing (i) the amount of the Loan made hereunder and any promissory note evidencing the Loan, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender.

(c) The entries made in the register and the accounts maintained pursuant to clause (b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with the terms of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d) The Lender may request that the Loan made by it be evidenced by a promissory note (the “Note”) in the form of Exhibit A. In such event, the Borrower shall prepare, execute and deliver to the Lender a Note payable to the order of the Lender (or, if requested by the Lender, to the Lender and its assigns). Thereafter, the Loan evidenced by the Note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes payable to the order of the payee named therein.

Section 2.8 Prepayment of Loan. (a) The Borrower shall have the right at any time and from time to time to prepay the Borrowing in whole or in part, subject to prior notice in accordance with clause (f).

(b) The Borrower shall make a prepayment of the Loan until paid in full, within five (5) Business Days of the receipt by any Loan Party of any Net Cash Proceeds resulting from any bond issuance, private placement, Convertible Indebtedness, or other issuance of equity interests or debt securities by the Borrower or any of its Subsidiaries (other than any such intercompany issuance to the Borrower or any Subsidiary), in an amount equal to 100% of such Net Cash Proceeds;

(c) The Borrower shall make a prepayment of the Loan until paid in full, within five (5) Business Days of the receipt by any Loan Party of any Net Cash Proceeds from an extension of credit to the Borrower or any of its Subsidiaries pursuant to Credit Facilities entered into by the Borrower or such Subsidiary (other than any intercompany Credit Facilities solely among the Borrower and its Subsidiaries) after the Effective Date, in an amount equal to 100% of such Net Cash Proceeds;

(d) The Borrower shall make a prepayment of the Loan until paid in full, within five (5) Business Days of the receipt by any Loan Party of any Net Cash Proceeds resulting from any Material Disposition, in an amount equal to 100% of the Net Cash Proceeds received from such Material Disposition. For the avoidance of doubt, the foregoing provisions of this clause (d) shall not constitute, or be deemed to constitute, consent by the Lender to any such Material Disposition or to any release of any Liens on any Collateral.

(e) The Borrower shall make a prepayment of the Loan until paid in full, within five (5) Business Days of the receipt by any Loan Party of any Net Cash Proceeds from any Recovery Event related to the Wharf Mine in excess of $5,000,000 in any twelve month period or from any Recovery Event in excess of $50,000,000 in any twelve month period in an amount equal to 100% of such Net Cash Proceeds; provided, that (x) so long as no Event of Default shall have occurred and be continuing and (y) upon written notice to the Lender, the Borrower, directly or through one or more of its Subsidiaries, shall have the option to invest such Net Cash Proceeds within 365 days of receipt thereof in assets of the general type used in the business of the Borrower and its Subsidiaries (provided that if, prior to the expiration of such 365-day period, the Borrower, directly or through its Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of an additional 90-day period, such 365-day period shall be extended to the date provided for such investment in such binding agreement).

(f) The Borrower shall notify the Lender by telephone (confirmed by telecopy or, if arrangements for doing so have been approved by the Lender, electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Rate Borrowing, not later than 12:00 p.m. three Business Days before the date of prepayment, and (ii) in the case of prepayment of a Base Rate Borrowing, not later than 12:00 p.m. one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to the Borrowing. Each partial prepayment of any Borrowing under Section 2.8(a) shall be in an amount equal to $1,000,000 and integral multiple of

$500,000 in excess thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10. If a Eurocurrency Rate Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14.

Section 2.9 Fees. The Borrower agrees to pay to the Lender fees payable in the amounts and at the times separately agreed upon between the Borrower and the Lender in the Fee Letter.

Section 2.10 Interest. (a) A Loan comprising a Base Rate Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) A Loan comprising a Eurocurrency Rate Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, any interest on the Loan or any fee or other amount payable by the Loan Parties hereunder that was not paid when due, whether at stated maturity, upon acceleration or otherwise, and any outstanding principal of the Loan, shall bear interest, after as well as before any judgment, at a rate per annum equal to (i) in the case of overdue principal of the Loan, 2% plus the rate otherwise applicable to the Loan as provided in the preceding clauses of this Section 2.10 or (ii) in the case of any other overdue amount, 2% plus the rate applicable to a Base Rate Borrowing as provided in paragraph (a) of this Section 2.10.

(d) Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date for the Loan, provided that (i) interest accrued pursuant to clause (c) shall be payable on demand, (ii) in the event of any repayment or prepayment of the Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Rate Loan prior to the end of the current Interest Period therefor, accrued interest on the Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or the Adjusted Eurocurrency Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

Section 2.11 Alternate Rate of Interest. Notwithstanding any other provision of this Agreement, if prior to the commencement of any Interest Period for a Eurocurrency Rate Borrowing:

(a) the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period or that deposits in Dollars are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurocurrency Rate Loan; or

(b) the Lender is advised that the Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining the Loan included in such Borrowing for such Interest Period;

then the Lender shall give notice thereof to the Borrower by telephone, telecopy or (if arrangements for doing so have been approved by the Lender) electronic communication as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, then (i) any Interest Election Request that requests the conversion of the Borrowing to, or continuation of the Borrowing as, a Eurocurrency Rate Borrowing shall be ineffective and (ii) if the Borrowing Request requests a Eurocurrency Rate Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

Section 2.12 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate);

(ii) subject the Lender to any Taxes (except to the extent such Taxes are Indemnified Taxes or Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan made by the Lender or any participation therein;

and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Eurocurrency Rate Loan (or, in the case of any Change in Law with respect to Taxes, the Loan) or of maintaining its obligation to make its portion of the Loan, or to increase the cost to the Lender to reduce the amount of any sum received or receivable by the Lender (whether of principal, interest or any other amount), then, upon request of the Lender, the Borrower will pay to the Lender, as the case may be, such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If the Lender determines that any Change in Law affecting it or any lending office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loan made by the Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy) by an amount deemed by the Lender (in good faith but in its sole discretion) to be material, then from time to time the Borrower will pay to the Lender, as the case may be, such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in clause (a) or (b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay the Lender, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Eurocurrency Liabilities. The Borrower shall pay to the Lender, as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to the Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on the Loan; provided the Borrower shall have received at least ten days’ prior notice of such additional interest from the Lender. If the Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten days from receipt of such notice.

Section 2.13 Illegality. (a) If the Lender determines that the introduction of, or any change in or in the interpretation or administration of, any Applicable Law, in each case after the date hereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Lender or its applicable

Lending Office to make any portion of the Eurocurrency Rate Loan, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to advance any portion of the Eurocurrency Rate Loan shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist (which notice the Lender shall deliver promptly after such circumstances cease to exist), at which time the Lender shall notify the Borrower and the Lender’s obligation to make its portion of the Eurocurrency Rate Loan shall be reinstated.

(b) If the Lender determines that it is unlawful to maintain the Eurocurrency Rate Loan it advanced, the Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such portion of the Eurocurrency Rate Loan of the Lender then outstanding, together with interest accrued thereon and amounts required under Section 2.14 either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain its portion of the Eurocurrency Rate Loan to such day, or immediately, if the Lender may not lawfully continue to maintain its portion of the Eurocurrency Rate Loan.

(c) If the obligation of the Lender to make its portion of the Eurocurrency Rate Loan has been suspended or the Lender may no longer maintain its portion of the Eurocurrency Rate Loan, then concurrently with any prepayment required pursuant to clause (b) above, the Lender shall (without regard to whether the conditions specified in Article IV have been satisfied in the case of the Loan made pursuant to clause (b)) make a Base Rate Loan in an amount equal to such Borrowing and, so long as such circumstances shall continue, the Loan that the Lender would otherwise make or maintain as a Eurocurrency Rate Loan shall instead be made or maintained as a Base Rate Loan.

(d) Before giving any notice to the Borrower under this Section 2.13, the affected Lender shall designate a different Lending Office with respect to its portion of the Eurocurrency Rate Loan if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

Section 2.14 Break Funding Payments. In the event of (a) the payment of any principal of the Eurocurrency Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of the Eurocurrency Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay the Eurocurrency Rate Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of the Eurocurrency Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event. In the case of the Eurocurrency Rate Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of its portion of the Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to the Loan, for the period from the date of such event to the last day of the then-current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for the Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that the Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the applicable offshore interbank market. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 2.15 Taxes.

(a) FATCA. For purposes of this Section 2.15, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.15(b)), the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Lender, timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower hereby indemnifies the Lender, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15(d)) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender, shall be conclusive absent manifest error.

(e) [Intentionally Omitted.].

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(g) Status of Lender. (i) If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(g)(i)(2)(A), (i)(2)(B) and (i)(2)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing,

(1) If the Lender is a U.S. Person, Lender shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) if the Lender is a Foreign Lender, the Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be reasonably requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed originals of IRS Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; provided however the requirements of this Section 2.15(g)(C) shall not apply to BNS in its capacity as a Foreign Lender; or

(D) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; provided however the requirements of this Section 2.15(g)(D) shall not apply to BNS in its capacity as a Foreign Lender;

(E) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be reasonably requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(F) Documentation Required by FATCA. If a payment made to the Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested in writing by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, including additional amounts paid, under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Indemnification of the Borrower. The Lender shall indemnify (and shall make payment in respect thereof within ten (10) days after demand therefor) the Borrower for any Taxes attributable to the Lender’s failure to comply with the provisions of Section 2.8 relating to the maintenance of a Register and any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Borrower shall be conclusive absent manifest error.

(j) Survival. Each party’s obligations under this Section 2.15 shall survive the assignment of rights by, or the replacement of, the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.

Section 2.16 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.14 or 2.15, or otherwise) prior to 12:00 p.m. on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon and fees with respect thereto. All such payments shall be made to the Lender at its applicable office(s) that the Lender specifies for the relevant currencies, except that payments pursuant to Sections 2.12, 2.14, 2.15 and 9.3 shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise provided herein, all payments under each Loan Document (including all fees) shall be made in Dollars.

(b) If, at any time, insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of indemnifiable expenses, (ii) second, towards payment of interest and fees then due hereunder, and (iii) third, towards payment of principal then due hereunder.

Section 2.17 Mitigation Obligations. Designation of a Different Lending Office. If the Lender requests compensation under Section 2.12, or delivers a notice described in Section 2.13, or requires the Borrower to pay any Indemnified Tax or additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.15, then the Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce any amount payable pursuant to Section 2.12 or 2.15, or illegality, as the case may be, in the future and (ii) would not subject the Lender to any unreimbursed cost or expense, and would not, in the Lender’s reasonable discretion, otherwise be disadvantageous to the Lender (as compared to actions taken by the Lender with respect to similarly situated borrowers). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

ARTICLE III

Representations and Warranties

The Loan Parties represent and warrant to the Lender that:

Section 3.1 Organization; Powers. Each of the Loan Parties and Material Subsidiaries is duly organized, validly existing and, to the extent such concept is relevant in the applicable jurisdiction, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in, and, to the extent such concept is relevant in the applicable jurisdiction, is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.2 Authorization; Enforceability. The Transactions are within the corporate powers of the Loan Parties and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.3 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect (or except as may be required in connection with the perfection of Liens), (b) will not violate any Applicable Law or any Organic Document of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party (except for Liens under the Security Documents and other Permitted Encumbrances), except in each case of clause (c), where such failure or violation could not reasonably be expected to have a Material Adverse Effect.

Section 3.4 Financial Condition; No Material Adverse Effect. (a) The Borrower has heretofore furnished to the Lender its consolidated balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 2014, reported on by independent public accountants of national standing. Such financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods, subject to year-end audit adjustments, and in accordance with GAAP.

(b) Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the most recent financial statements delivered to the Lender or in the notes thereto other than those liabilities not required under GAAP to be provided for or disclosed in the most recently delivered financial statements or notes thereto, and liabilities in the ordinary course of business since the date of the most recently delivered financial statements. No Material Adverse Effect has occurred since December 31, 2014, and no other facts or circumstances exist that have had or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c) Except as disclosed in any SEC filings, all balance sheets, all statements of income and of cash flows and all other financial information of the Borrower and its Subsidiaries furnished pursuant to Section 5.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied with the financial statements referred to in Section 3.4(a), and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

Section 3.5 Properties. (a) Each of the Borrower and its Subsidiaries has (i) in the case of owned real property, subject to the Liens permitted by Section 6.3, good and marketable title to, (ii) in the case of owned personal property, good and valid title to and (iii) in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all its real and personal property necessary in the ordinary conduct of its business, in each case except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 6.3. Notwithstanding the foregoing, the unpatented mining claim Mining Rights on federal land are subject to the paramount title of the United States of America.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, domain names and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except in each case, as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.6 Litigation. The Borrower has not received any service of process or any written notice of any actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries (i) except as disclosed on Schedule 3.6, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any other Loan Document or the Transactions.

Section 3.7 Compliance with Laws and Agreements. Except as disclosed on Schedule 3.7, or where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its Subsidiaries is in compliance in all material respects with all Applicable Law. Each of the Borrower and its Subsidiaries is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions.

Section 3.8 Investment Company Status; Other Laws. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.9 Taxes. Each of the Borrower and its Subsidiaries (i) has timely filed or caused to be filed all federal and other material Tax returns and reports required to have been filed by it and (ii) has paid or caused to be paid all federal and other material Taxes required to have been paid by it, except (A) where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect, or (B) in the case of clause (ii) above, for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable.

Section 3.10 ERISA Compliance. Each Plan is in compliance in all material respects with all applicable requirements of ERISA, the IRC and other Applicable Law. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The Borrower and each ERISA Affiliate has complied with the Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding requirements under the Funding Rules has been applied for or obtained. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430 of the IRC) is 60% or higher and no facts or circumstances exist that could reasonably be expected to cause the funding target attainment percentage to drop below such threshold as of the most recent valuation date.

Section 3.11 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

Section 3.12 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.

Section 3.13 Pledged Subsidiaries. All of the outstanding Equity Interests in the Pledged Subsidiaries have been validly issued, are fully paid and nonassessable and, as of the Effective Date, are free and clear of all Liens (other than Liens under the Security Documents and Liens permitted under Section 6.3).

Section 3.14 Anti-Money Laundering and Anti-Terrorism Finance Laws. To the extent applicable, each Loan Party is in compliance, in all material respects, with U.S. anti-money laundering laws and anti-terrorism finance laws including the Bank Secrecy Act and the PATRIOT Act (the “Anti-Terrorism Laws”).

Section 3.15 Security Documents. (a) Each of the Security Documents executed and delivered as of the date hereof is effective to create in favor of the Lender, for the benefit of the holders of Secured Obligations, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Equity Interests pledged under the Pledge Agreements (the “Pledged Stock”), when the Lender obtains control of stock certificates representing the Pledged Stock and when financing statements and other filings in appropriate form are or have been filed in the appropriate offices, and in the case of the Collateral described in the Mortgage, when financing statements and other filings in appropriate form are or have been filed in the appropriate offices, each of the Mortgage and the Pledge Agreements shall constitute a fully-perfected Lien on, and security interest in, all right, title and interest of the Grantors in such Collateral and the proceeds thereof, to the extent required under such Security Document and to the extent a security interest can be perfected by filing or other action required thereunder as security for the Secured Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than the Pledged Stock with respect to which the Lender has control, Liens permitted by Section 6.3).

(a) Each of the Mortgages is effective to create in favor of the Lender (as the case may be), for the benefit of the holders of Secured Obligations, a legal, valid and enforceable Lien on the mortgaged Properties described therein and proceeds thereof, contains all remedies customarily afforded to a commercial lender in the jurisdiction in which the applicable mortgaged Property is located, and when the Mortgages are or have been filed in the appropriate offices, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such properties and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person (except for Liens permitted by Section 6.3).

Section 3.16 Solvency, etc. On the Effective Date, and immediately prior to and after giving effect to each Borrowing hereunder and the use of the proceeds thereof, with respect to the Borrower and each other Loan Party individually, (a) the fair value of its assets is greater than the amount of its liabilities (including contingent liabilities) as such value is established and liabilities evaluated, (b) the present fair marketable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital. The amount of the “contingent liabilities” referenced in clause (a) and clause (c) at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

Section 3.17 Real Property. Set forth on Schedule 3.17 is a complete and accurate list, as of the Effective Date of the tax parcel number (if required to file a mortgage against the relevant parcel) of each parcel of real property that is (a) owned or leased by any Grantor and (b) constitutes a portion of the Collateral, together with, in the case of any leased Mineral Property, the name of the lessor of such Mineral Property.

Section 3.18 Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

Section 3.19 Labor Matters. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate would reasonably be expected to have a Material Adverse Effect.

Section 3.20 [Reserved].

Section 3.21 Foreign Corrupt Practices Act. No part of the proceeds of the Loan shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, officials to public international organizations, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 3.22 Sanctions Laws. No Loan Party and, to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party is any of the following (a “Restricted Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001; (ii) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (iii) an agency of the government of a country, an organization controlled by a country, or a Person resident in a country that is subject to a sanctions program identified on the lists maintained by OFAC; or (iv) a Person that derives more than 10% of its assets or operating income from investments in or transactions with any such country, agency, organization or person. Further, none of the proceeds from the Loan shall be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization or Person subject to OFAC sanctions.

Section 3.23 [Reserved].

Section 3.24 Pari Passu. The Obligations of each Loan Party are and will be direct, unconditional and unsubordinated obligations, and do rank and will rank at least pari passu with all other present and future senior unsecured and unsubordinated Indebtedness (except for obligations mandatorily preferred under Applicable Law), of such Loan Party.

Section 3.25 [Reserved].

Section 3.26 Environmental Matters. Except as set forth on Schedule 3.26:

(a) all facilities and property (including Mineral Properties and underlying groundwater) owned or leased by any Loan Party or any Material Subsidiary have been,

and continue to be, owned or leased by such Loan Party in material compliance with all Environmental Laws, except as, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

(b) there have been no past, and there are no pending or threatened written (i) claims, complaints, notices or requests for information received by any Loan Party relative to any alleged violation of any Environmental Law that, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect, or (ii) complaints, notices or inquiries to any Loan Party regarding potential liability under any Environmental Law, that, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect;

(c) there have been no Releases of Hazardous Materials at, on, under or migrating from any Mineral Property or other Property now owned or leased by any Loan Party that have, or would reasonably be expected to have, a Material Adverse Effect;

(d) the Loan Parties and Material Subsidiaries have been issued and are in compliance with all Governmental Approvals relating to environmental matters necessary for the operation of their business other than any non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(e) [reserved];

(f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property owned or leased by any Loan Party or any Material Subsidiary that, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect;

(g) neither the Loan Parties nor the Material Subsidiaries have transported, sent or arranged for the transportation or disposal of any Hazardous Material to any location that is listed or proposed for listing on the National Priorities List pursuant to CERCLA or is the subject of federal, state or local enforcement actions or other investigations, which, in each case, may lead to material claims (including claims for remedial work, damage to natural resources or personal injury) against any such Loan Party that, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect;

(h) [reserved]; and

(i) no environmental conditions requiring investigation, remediation, mitigation, abatement or response under Environmental Law exist at, on or under any Mineral Property or other Property now or previously owned or leased by any Loan Party or Material Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect.

Section 3.27 Mining Rights. Each of the Borrower and its Subsidiaries has acquired all Mining Rights and Mineral Properties which are required as of each date this representation is made in connection with the operation of its respective mines as they are operated as of each date this representation is made, and has obtained such other surface and other rights as are necessary as of each date this representation is made for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities in connection with the operation of each mine as it is operated as of each date that this representation is made, except for such Mining Rights or Mineral Properties or other surface and other rights, the lack of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. All such Mining Rights, Mineral Properties and other rights are sufficient as of each date this representation is made in scope and substance for the operation of each mine owned or operated by Borrower or any of its Subsidiaries as each such mine is operated as of each date this representation is made.

Section 3.28 Wharf Operations.

(a) No transfer of rights and interests to the Secured Parties as a result of their exercise of rights and remedies under the Loan Documents would prohibit or limit the operation of the Wharf Mine or the Golden Reward Mine under Applicable Law, subject to customary filings relating to the change of operator, or, except as disclosed in any Schedule hereto, prevent any Wharf Entity from obtaining, amending, revising, renewing, or maintaining in good standing any Governmental Approvals necessary to conduct operations at the Wharf Mine and the Golden Reward Mine.

(b) Except as set forth on Schedule 3.28, to the best knowledge of the Borrower, no consent, license, or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, is required to grant the security interests and perfect the Liens created by the Security Documents, except such as have been obtained or made and are in full force and effect, and except for the filing and recording of Security Documents to perfect the Liens created by such Security Documents.

Section 3.29 Flood Insurance. No portion of the real Property covered by any Mortgage is located in any area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts.

ARTICLE IV

Conditions

Section 4.1 Effective Date. The obligations of the Lender to make the Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2); provided however the Effective Date shall be no later than April 3, 2015:

(a) The Lender (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party by a signatory that is authorized, or (ii) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Lender shall have received the following, each in form and substance satisfactory to the Lender (and, in the case of any opinion delivered pursuant to this clause (b), the Borrower hereby requests that such opinion be delivered by the relevant counsel):

(i) a counterpart of the Guaranty executed by each Subsidiary Guarantor;

(ii) (A) a counterpart of the Wharf Pledge Agreement executed by each Wharf Entity, together with all certificates, instruments, transfer powers and other items required to be delivered in connection therewith, and (B) a counterpart of the Borrower Pledge Agreement executed by the Borrower, together with all certificates, instruments, transfer powers and other items required to be delivered in connection therewith;

(iii) counterparts of a Mortgage encumbering the Mineral Properties comprising the Wharf Mine and the Golden Reward Mine, duly executed by each Wharf Entity, providing for a fully perfected Lien, in favor of the Lender, in all right, title and interest of the Wharf Entities in such Property, together with:

(1) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the opinion of the Lender, desirable to create a valid, perfected first priority Lien against the Properties of the Wharf Entities;

(2) mortgagee’s title insurance policies, title reports or title opinions in favor of the Lender for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers or title counsel, satisfactory to the Lender, relative to the Property purported to be covered by such Mortgage, that the interests created by each Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Lender;

(3) true and correct copies, certified by a Responsible Officer of Wharf, of all Governmental Approvals pertaining to the Wharf Mine or the Golden Reward Mine that may be requested by the Lender;

(4) such other approvals, customary opinions or documents as the Lender may reasonably request in form and substance satisfactory to the Lender.

(iv) each document (including Uniform Commercial Code (and any other relevant) financing statements) required by the Security Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender (as the case may be), for the benefit of the holders of Secured Obligations, a perfected Lien on the Collateral described therein, prior to all other Liens (subject only to Liens permitted pursuant to Section 6.3), in proper form for filing, registration or recording;

(v) certified copies of Uniform Commercial Code and other Lien search reports dated a date near to the Effective Date, listing all effective financing statements and other Lien filings that name any Loan Party as debtors, together with (A) copies of such financing statements or other Lien filings and (B) such Uniform Commercial Code termination statements or amendments or other Lien terminations as the Lender may request;

(vi) such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties (which, for the avoidance of doubt, shall include a good standing certificate for each of the Wharf Entities from the Secretary of State of the State of South Dakota), the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions;

(vii) upon request by the Lender, an executed Note by the Borrower made payable to the Lender;

(viii) [reserved];

(ix) a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in clauses (a) and (b) of Section 4.2; and

(x) a solvency certificate as to the Borrower executed by a Financial Officer.

(c) The Lender shall have received:

(i) a favorable written opinion (addressed to the Lender and dated the Effective Date) of Gibson Dunn & Crutcher, LLP U.S. counsel for the Loan Parties,

(ii) a favorable written opinion (addressed to the Lender and dated the Effective Date) of Perkins Coie LLP, Idaho and Colorado counsel for the Loan Parties, and

(iii) a favorable written opinion (addressed to the Lender and dated the Effective Date) of Bennet, Main & Gubbard, P.C., South Dakota counsel for the Loan Parties,

in each case, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Lender shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(d) The Lender shall have received payment of all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder (including payment of the invoiced and reasonable documented fees, charges and out-of-pocket expenses of counsel).

(e) The Lender shall have received all requested documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(f) There shall have been no Material Adverse Change.

The Lender shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lender to make the Loan hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 5:00 p.m. on April 3, 2015 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

Section 4.2 Each Credit Event. The obligation of the Lender to make the Loan is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of the Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b) At the time of and immediately after giving effect to the Borrowing, no Default shall have occurred and be continuing.

(c) The Lender shall have received the Borrowing Request. The delivery of the Borrowing Request and the acceptance by the Borrower of the proceeds of the Loan made by the Lender pursuant to the Borrowing Request shall constitute a representation and warranty by the Borrower that on the date that the Loan is made (both immediately before and after giving effect to the making of the Loan and the application of the proceeds thereof) the statements made in clauses (a) and (b) are true and correct.

(d) All documents executed or submitted pursuant hereto by or on behalf of any Loan Party shall be reasonably satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.

ARTICLE V

Affirmative Covenants

The Loan Parties covenant and agree with the Lender that, until the Termination Date:

Section 5.1 Financial Statements; Other Information. The Borrower shall furnish to the Lender:

(a) within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by a Financial Officer of the Borrower (subject to normal year end audit adjustments);

(b) within ninety (90) days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Lender;

(c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b) above, a Compliance Certificate, executed by a Financial Officer of the Borrower, (i) showing compliance with the financial covenants set forth in Section 6.1, (ii) stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or another Loan Party has taken or proposes to take with respect thereto), (iii) updating the designation of the Borrower’s Immaterial Subsidiaries and (iv) the Hedging Agreement reporting set forth in clause (n) in this Section 5.1.

(d) as soon as possible and in any event within three (3) days after the Borrower or any other Loan Party obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or such Loan Party has taken and proposes to take with respect thereto;

(e) as soon as available and in any event within fifteen (15) days after the end of each month, a certificate executed by a Financial Officer of the Borrower showing compliance with the Liquidity covenant set forth in Section 6.1(b);

(f) at the time of each prepayment required under Section 2.8, a certificate signed by a Financial Officer of the Borrower giving to the extent practicable, at least three (3) days’ prior written notice of such prepayment specifying the principal amount of the Loan to be prepaid;

(g) within five (5) Business Days after the Borrower or any other Loan Party obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 3.6 which could reasonably be expected to have a material adverse effect on the outcome of such litigation, action, proceeding or labor controversy or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 3.6, notice thereof and, to the extent the Lender requests, copies of all documentation relating thereto promptly upon receipt thereof;

(h) [Reserved].

(i) upon request by the Lender, copies of all detailed financial and management reports submitted to any Loan Party by independent auditors in connection with each annual or interim audit made by such auditors of the books of such Loan Party;

(j) upon request by the Lender, (i) a copy of the monthly reports on the operations of the Wharf Entities in the form prepared for management of the Borrower and monthly supplemental financial data with respect to the Wharf Entities, for the immediately preceding calendar month and (ii) a copy of the unaudited balance sheet and the related statements of income and cash flow of the Wharf Entities for each Fiscal Year;

(k) as soon as possible and in any event within three Business Days after the Borrower or any other Loan Party obtains knowledge of the commencement of any suit, action or proceeding arising under any Environmental Laws which could reasonably be expected to result in a Material Adverse Effect, or any other adverse claim asserted against any Loan Party or with respect to its properties which could reasonably be expected to result in a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(l) promptly upon the occurrence of any material and adverse event relating to the Wharf Mine or the Golden Reward Mine, including any unscheduled shutdowns of, or disruptions to, the mining operations of the Wharf Mine or the Golden Reward Mine, notice thereof;

(m) promptly notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to, or as to compliance with, laws relating to employee health and safety (including the Occupational Safety and Health Act, 29 U.S.C.A. §651 et. seq. and the Federal Mine Safety and Health Act, 30 U.S.C.A. §801 et. seq.), to the extent conditions described in such claims, complaints, notices and inquiries could reasonably be expected to result in a liability for the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000 and shall promptly resolve any material non-compliance with such laws (except to the extent such non-compliance is being diligently contested in good faith) and keep its property free of any Lien imposed by such laws;

(n) as soon as available and in any event within forty-five (45) days after the end of each of the Fiscal Quarters of each Fiscal Year, reports with respect to all Hedging Agreements entered into by Borrower and its Subsidiaries as contemplated by this Agreement, which reports shall be in form and substance reasonably satisfactory to the Lender;

(o) promptly, and in any event within ten (10) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(p) promptly upon the Borrower or any other Loan Party obtaining knowledge thereof, the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

(q) promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.1(a), (b), or (i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address specified pursuant to Section 9.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided that: (i) the Borrower shall deliver paper copies of such documents to the Lender if the Lender requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender and (ii) the Borrower shall notify the Lender (by telecopy or e-mail) of the posting of any such documents and, if requested, provide to the Lender by e-mail electronic versions (i.e., soft copies) of such documents.

Except for the delivery of Compliance Certificates, the Lender shall have no obligation to request the delivery or to maintain copies of the documents referred to in clause (a), (b), or (i) above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.

Section 5.2 Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, make payment (before the same become delinquent) of all Taxes imposed upon the Borrower or its Subsidiaries or upon their property, except (i) to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable or (ii) where the failure to so pay could not reasonably be expected to have a Material Adverse Effect.

Section 5.3 Existence; Conduct of Business; Governmental Approvals. The Borrower shall, and shall cause each of its Material Subsidiaries to,

(a) do, obtain and maintain, or cause to be done, obtained and maintained, all Governmental Approvals and other things necessary to preserve, renew and keep in full force and effect its legal existence and good standing in the relevant jurisdictions, and the rights, licenses, permits, privileges and franchises necessary or desirable in the conduct of its business and the business of the Wharf Entities, except where the failure to do so could not reasonably be expected to have either individually, or in the aggregate, a Material Adverse Effect,

(b) comply with the terms of its limited liability company agreement, articles of incorporation, by-laws (as the case may be) and other Organic Documents, and

(c) observe all organizational formalities, including holding appropriate meetings or actions by written consent, as required by all Applicable Law, except where the failure to observe such formalities would not cause a Material Adverse Effect, provided that none of the foregoing terms of this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.4.

Section 5.4 Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay its obligations, including Tax liabilities (not including obligations in respect of Indebtedness, judgments or Taxes, which are covered by Section 7.1(f), 7.1(j) and 5.2, respectively), that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5 Maintenance of Properties; Insurance.

(a) The Borrower shall, and shall cause each of its Material Subsidiaries to, (i) except as permitted under Section 6.5 keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (iii) maintain, with financially sound and reputable insurance companies, not Affiliates of the Borrower, insurance in such amounts and against such risks as are commercially available and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

(b) The Borrower shall cause each issuer of an insurance policy with respect to the Wharf Entities to provide the Lender with an endorsement (i) showing the Lender as lenders’ loss payee with respect to each policy of property or casualty insurance and naming the Lender as an additional insured with respect to each policy of liability insurance, and (ii) reasonably acceptable in all other respects to the Lender.

Section 5.6 Books and Records; Inspection Rights.

(a) The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that when a Default exists the Lender (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. All such inspections or audits by the Lender shall be at the Borrower’s expense; provided that so long as no Default exists, the Borrower shall not be required to reimburse the Lender for inspections or audits. Upon and during the continuance of an Event of Default, the Borrower hereby authorizes and instructs its independent accountants to discuss the Borrower’s affairs, finances and condition with the Lender, at the Lender’s request; provided however the Borrower shall be included in such discussions.

(b) The Borrower will provide to the Lender written or verbal reports on the status of the litigation set forth in or referred to in Schedule 3.6, at such times and intervals (but in any event no more than once a month, unless there has been a material adverse development with respect to the outcome of such litigation) as the Lender shall reasonably request to assess the status and progress of such litigation, including a report on the issuance of significant rulings and the taking of important testimony. The Borrower will also cause the Borrower’s legal counsel in connection with such litigation to be available to discuss (provided the Borrower’s General Counsel or such counsel’s designee has been provided a reasonable opportunity to be present during such discussion) any such reports with the Lender at the reasonable request of the Lender (which requests shall not be more than once a month, unless there has been a material adverse development with respect to the outcome of such litigation); provided, however, that the terms of this clause (b) shall not be deemed to authorize or require any attorney to disclose information that, if disclosed pursuant to this clause (b), would, in such attorney’s opinion, violate the attorney-client privilege between such attorney and the Borrower. The Borrower shall pay the fees of counsel incurred in connection with the Lender’s exercise of its rights pursuant to this Section 5.6.

Section 5.7 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with Applicable Law.

Section 5.8 Use of Proceeds. The proceeds of the Loan shall be used only for the purposes of general working capital and corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of the Loan shall be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.

Section 5.9 Further Assurances. (a) The Borrower shall take, and cause each other Loan Party to take, such actions as are necessary or as the Lender may reasonably request from time to time to ensure that the Secured Obligations are (i) secured by first priority, perfected Liens on substantially all of the property (real and otherwise), rights and other assets of the Wharf Entities with respect to the Wharf Mine and the Golden Reward Mine (subject to, in the case of real property, the execution and delivery of the Mortgages in accordance with Section 5.16 and subject to any required consents or approvals by Governmental Authorities or third parties that may apply); (ii) secured by all Equity Interests in the Wharf Entities; and (iii) guaranteed by each Subsidiary Guarantor, in each case to the extent required by this Agreement and the other Loan Documents, including (x) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, collateral access agreements, financing statements and other documents, and the filing or recording of any of the foregoing and (y) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

(b) With respect to any Mining Rights or Mineral Properties acquired after the Effective Date by the Wharf Entities or any other Loan Party adjacent to, near or relating to the Wharf Mine or the Golden Reward Mine, the applicable Loan Parties shall, not later than forty-five (45) days after such Property was acquired are required to be delivered in accordance with Section 5.1(a) or (b), as applicable, (i) in the case of real property (and subject to any required consents or approvals by Governmental Authorities or third parties that may apply) execute and deliver a first priority Mortgage, in favor of the Lender, for the benefit of the holders of Secured Obligations, covering such Property, (ii) if requested by the Lender, provide documentation similar to that required by Section 4.1(b) in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Lender, and (iii) if requested by the Lender, deliver to the Lender reasonable and customary legal opinions and title opinions or reports relating to the matters described above, which opinions and reports shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

(c) If any additional Material Subsidiary of the Borrower is formed or acquired after the Effective Date, the Borrower shall, within fifteen (15) Business Days (or such longer period as the Lender may agree) after such newly formed or acquired Material Subsidiary is formed or acquired, notify the Lender thereof.

(d) The Borrower shall furnish to the Lender at least thirty (30) days’ prior written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization, or (iii) in any Loan Party’s organizational identification number.

(e) The Loan Parties shall notify the Lender at least thirty (30) days prior to entering into a new refining agreement or similar agreement, or amending, modifying, suspending or terminating any existing refining agreement or similar agreement, in each case if the result would be expected to alter the jurisdiction in which any material portion of the Collateral consisting of inventory is stored prior to sale.

Section 5.10 [Reserved].

Section 5.11 [Reserved].

Section 5.12 Maintenance of Mining Rights. The Borrower will, and will cause each of its Subsidiaries to maintain all material Mining Rights which are required in connection with the operation of its mines as they are then operated, and will obtain such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with each mine, in each case as determined by Borrower in its commercially reasonable judgment. All such Mining Rights and other rights will be sufficient in scope and substance, in all material respects, for the operation of each mine then owned or operated by Borrower or any of its Subsidiaries as they are then operated.

Section 5.13 [Reserved].

Section 5.14 Environmental Law. The Borrower will, and will cause each of its Subsidiaries to:

(a) use and operate all of its and their facilities and properties in compliance in all material respects with all Environmental Laws material to the operations of the Borrower and its Subsidiaries, keep all necessary Governmental Approvals relating to environmental matters material to the operations of the Borrower and its Subsidiaries in effect, and remain in material compliance therewith, and handle all Hazardous Materials in compliance in all material respects with all such Environmental Laws; and

(b) promptly notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws that, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and shall keep its property free of any Lien imposed by any Environmental Law.

Section 5.15 Additional Collateral. If the Termination Date has not occurred by 5:00 pm (New York City time) on December 31, 2015, the Borrower shall deliver to the

Lender (i) on or before January 11, 2016, New York-law governed pledge agreement(s), substantially in the form of the Borrower Pledge Agreement attached hereto as Exhibit D-2, granting a security interest to the Lender in the Loan Parties’ rights, title and interests in the Additional Collateral, along with any stock certificate, membership interest, power, or other instrument of conveyance or transfer, and (ii) upon the Lender’s reasonable request, any Local Security Document required (if any) to perfect a Lien in the Equity Interests in the Additional Collateral on or before February 15, 2016 (or such later date as may be agreed to by the Lender).

Section 5.16 Post-Closing Obligations. The Loan Parties shall, as promptly as reasonably practicable, and in any event within the time periods specified on Schedule 5.16 (or such longer period as the Lender may agree), after the Effective Date, complete, or cause the applicable Loan Party to complete, such undertakings and deliveries, in each case, as are set forth on Schedule 5.16.

ARTICLE VI

Negative Covenants

The Loan Parties covenant and agree with the Lender that, until the Termination Date:

Section 6.1 Financial Covenants.

(a) Total Net Leverage Ratio. The Loan Parties shall not permit the Total Net Leverage Ratio to be greater than 3.50:1.00.

(b) Liquidity. After giving effect to the Borrowing, the Borrower and its Subsidiaries shall have cash and Cash Equivalent Investments of at least $100,000,000 in the aggregate, at all times.

Section 6.2 Indebtedness. Subject to the terms and conditions of Section 2.8, the Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except the following (collectively, the “Permitted Indebtedness”):

(a) Indebtedness created under the Loan Documents;

(b) incurrence by the Borrower or any of Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (b) (with letters of credit being deemed to have a principal amount equal to the maximum amount drawable thereunder) not to exceed, as of any date of incurrence, the greater of (x) $200.0 million and (y) 6.5% of Consolidated Net Tangible Assets as of such date of incurrence; provided that if the Borrower or any of its Subsidiaries applies any Net Cash Proceeds from a Recovery Event to repay any Indebtedness under a Credit Facility, such amount under clause (x) shall be reduced to $175.0 million, following such repayments in an aggregate amount equal to or exceeding $50.0 million and less than $100.0 million since the date of this Agreement and shall be reduced to $150.0 million, following such repayments in an aggregate amount equal to or exceeding $100.0 million since the date of this Agreement;

(c) Indebtedness existing on the date hereof and set forth in Schedule 6.2, and any Refinancing of such Indebtedness;

(d) the incurrence by the Borrower or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Borrower or any of its Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (d), not to exceed, as of any date of incurrence, the greater of (x) $80.0 million and (y) 2.5% of Consolidated Net Tangible Assets as of such date of incurrence;

(e) the incurrence by the Borrower or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under clauses (b), (c), (d), (e), or (n) of this Section 6.2;

(f) Indebtedness of the Borrower or any Subsidiary of the Borrower owing to the Borrower or any other Subsidiary (but only a Subsidiary Guarantor if the Subsidiary owing such Indebtedness is a Subsidiary Guarantor); provided however that:

(i) if the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Subsidiary Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Loan, in the case of the Borrower or the Guarantees, in the case of a Subsidiary Guarantor; and

(ii) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Subsidiary of the Borrower and any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or its Subsidiary will be deemed to constitute an incurrence of such Indebtedness by the Borrower or such Subsidiary, as the case may be, that was not permitted by this clause (f).

(g) the issuance by any of the Borrower’s Subsidiaries (excluding the Wharf Entities) to the Borrower or to any other Subsidiary of the Borrower of shares of preferred stock; provided, however, that:

(i) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Borrower or a Subsidiary of the Borrower; and

(ii) any sale or other transfer of any such preferred stock to a Person that is not either the Borrower or a Subsidiary of the Borrower;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (g);

(h) Guarantees by any Loan Party of Indebtedness otherwise permitted hereunder of any other Loan Party and by any Subsidiary of Indebtedness otherwise permitted hereunder of any Loan Party; provided that, if the Indebtedness being guaranteed is subordinated to or pari passu with the Secured Obligations, then the Guarantee must be subordinated or pari passu, as applicable to the same extent as the Indebtedness guaranteed;

(i) the incurrence by the Borrower or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, performance, bid, surety, appeal, reclamation, remediation and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(j) the incurrence by the Borrower or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

(k) Indebtedness of any Person incurred and outstanding on or prior to the date on which such Person became a Subsidiary of the Borrower or was acquired by, or merged into or arranged or consolidated with, the Borrower or any of its Subsidiaries (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person became a Subsidiary of or was otherwise acquired by the Borrower); provided, however, that on the date that such Person became a Subsidiary or was otherwise acquired by the Borrower; no Default or Event of Default shall have occurred and be continuing;

(l) Indebtedness consisting of unpaid insurance premiums owed to any Person providing property, casualty, liability or other insurance to the Borrower or any Subsidiary in any Fiscal Year, pursuant to reimbursement or indemnification obligations to such Person; provided that such Indebtedness is incurred only to defer the cost of such unpaid insurance premiums for such Fiscal Year and is outstanding only during such Fiscal Year;

(m) Indebtedness under the Franco-Nevada Agreement;

(n) the incurrence by the Borrower or any of its Subsidiaries (excluding the Wharf Entities) of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (n), not to exceed, as of any date of incurrence, the greater of (x) $75.0 million and (y) 2.5% of Consolidated Net Tangible Assets as of such date of incurrence;

(o) obligations (contingent or otherwise) of the Borrower or any of its Subsidiaries existing or arising under any Hedging Agreement or Treasury Management Arrangement in the ordinary course of business;

Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower or such Subsidiary Guarantor unless such Indebtedness will be contractually subordinated in right of payment to the Secured Obligations and the applicable Guarantee to at least the same extent as such other Indebtedness; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(p) Indebtedness consisting of unsecured notes issued in one or more series from time to time pursuant to the Senior Indenture; provided however; excluding any guarantee delivered under the Senior Indenture after the Effective Date (other than any mandatory guarantee delivered by any Wharf Entity);

(q) Indebtedness of the Wharf Entities existing on the date hereof, and set forth on Schedule 6.2, and additional Indebtedness of the Wharf Entities in a maximum aggregate amount not to exceed $1,000,000.

For purposes of determining compliance with this Section 6.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (q) above, or is entitled to be incurred pursuant to Section 6.2(a) hereof, the Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.2. Indebtedness under Credit Facilities outstanding on the Effective Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 6.2. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 6.2, the maximum amount of Indebtedness that the Borrower or any Subsidiary may incur pursuant to this Section 6.2 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency.

Section 6.3 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances; or

(b) Liens securing the Indebtedness of the Wharf Entities existing on the date hereof, and set forth on Schedule 6.3, and additional Indebtedness of the Wharf Entities in a maximum aggregate amount not to exceed $1,000,000;

provided that (x) no Lien (other than any non-consensual Liens constituting Permitted Encumbrances) granted to any party (excluding any Secured Party) on the Additional Collateral shall be permitted under this Section 6.3 at any time and (y) no Lien granted by the Borrower or any of its Subsidiaries on or after the Effective Date securing other Indebtedness for borrowed money of the Borrower or any other Loan Party, shall be permitted under this Section 6.3 unless, simultaneously therewith, the Borrower or such other Loan Party shall grant a Lien on such collateral to the Lender for the benefit of the Secured Parties that ranks at least pari passu with the Lien securing such other Indebtedness.

Section 6.4 Fundamental Changes. The Borrower shall not, and shall not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (including the Equity Interests of any Subsidiary), or liquidate or dissolve, except that:

(a) any Pledged Subsidiary may merge, amalgamate or consolidate into or with any other Pledged Subsidiary, and any Loan Party may merge, amalgamate or consolidate into or with any other Loan Party;

(b) any Subsidiary (other than a Pledged Subsidiary, a Subsidiary of a Pledge Subsidiary or a Loan Party) may merge, amalgamate or consolidate into or with any other Subsidiary (other than a Pledged Subsidiary, a Subsidiary of a Pledge Subsidary or a Loan Party);

(c) any Subsidiary of a Pledged Subsidiary may merge, amalgamate or consolidate into or with any other Pledged Subsidiary or Subsidiary of a Pledged Subsidiary;

(d) any Subsidiary Guarantor (with respect to the Wharf Entities, solely to the extent expressly permitted under Section 6.5) may sell, transfer, lease or otherwise dispose of its assets to any Loan Party, and any Subsidiary (other than a Subsidiary Guarantor or a Pledged Subsidiary) may sell, transfer, lease or otherwise dispose of its assets to any Loan Party or any other Subsidiary;

(e) any Immaterial Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Loan Parties and is not materially disadvantageous to the Lender; and

(f) any Person (other than the Borrower or any of its direct or indirect Subsidiaries) may merge, amalgamate or consolidate into or with the Borrower or any of its Subsidiaries (other than any Pledged Subsidiary or any Subsidiary of a Pledged Subsidiary) in connection with an Acquisition permitted by Section 6.6; provided that in the case of a merger, amalgamation or consolidation involving a Loan Party, the continuing or surviving Person shall be a Loan Party;

provided that (x) (i) at the time of such transaction and immediately after giving effect thereto no Default shall have occurred and be continuing, and (ii) such transaction will not result in a Material Adverse Effect, and (y) notwithstanding the foregoing, none of the Wharf Entities may merge or consolidate with any Person other than another Wharf Entity.

Section 6.5 Disposition of Property. The Borrower shall not, and shall not permit any Subsidiary to, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Equity Interests to any Person, except:

(a) the Disposition of obsolete or worn out surplus or other non-Material property in the ordinary course of business, including but not limited to the abandonment of unpatented mining claims determined by the Borrower in its commercially reasonable judgment to be unnecessary for current or future operations;

(b) the sale of inventory in the ordinary course of business;

(c) the sale or issuance of any Subsidiary’s Equity Interests (excluding any Equity Interest in any of the Wharf Entities) to any Loan Party;

(d) any Disposition of assets or issuance of Equity Interests (excluding any Equity Interest in any of the Wharf Entities) (i) from one Subsidiary that is not a Subsidiary Guarantor to another Subsidiary that is not a Subsidiary Guarantor, (ii) from one Loan Party to another Loan Party or (iii) from a Subsidiary that is not a Subsidiary Guarantor to a Loan Party;

(e) sales of Cash Equivalent Investments and publicly-traded securities in the ordinary course of business and for fair market value; and

(f) subject to the requirement to make a prepayment of the Loan with the Net Cash Proceeds of any Material Disposition in accordance with Section 2.8(d), the Disposition of other property not described in clauses (a) through (e) above for not less than fair market value;

provided, that neither the Borrower nor any Subsidiary may Dispose of its interests in (i) any Pledged Subsidiary or (ii) the assets comprising the Wharf Mine and the Golden Reward Mine (including the rights of the Wharf Entities to receive income, distributions, products or proceeds therefrom), except with respect to inventory (which, for the avoidance of doubt, shall not include metals streaming or royalty arrangements) and obsolete, damaged, immaterial, worn out or surplus property Disposed of, in each case, in the ordinary course of business.

Section 6.6 Investments, Loans, Advances, Guarantees and Acquisitions. Borrower shall not, and shall not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party prior to such merger) any Investment, except:

(a) Cash Equivalent Investments;

(b) Investments in the Borrower or in a Subsidiary of the Borrower;

(c) Investments by the Borrower or any of its Subsidiaries (excluding the Wharf Entities) in a Person, if as a result of such Investment: (a) such Person becomes a Subsidiary of the Borrower, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into the Borrower or a Subsidiary of the Borrower;

(d) any acquisition of assets or capital stock solely in exchange for the issuance of Equity Interest (other than Disqualified Stock) of the Borrower;

(e) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or its Subsidiaries (excluding the Wharf Entities), including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;

(f) Investments represented by Hedging Obligations;

(g) by way of contributions to capital or purchases of Equity Interests (i) by the Borrower in any Subsidiaries that are not Loan Parties or by any Subsidiaries in other Subsidiaries that are not Loan Parties, (ii) by any Subsidiary in the Borrower, or (iii) by the Borrower or any Subsidiary in any Loan Party;

(h) (i) Guarantees constituting Indebtedness permitted by Section 6.2; provided that if such Indebtedness can only be incurred by the Borrower or the Subsidiary Guarantors, then such guarantees are only permitted by this clause (h)(i) to the extent made by the Borrower or a Subsidiary Guarantor and (ii) performance guarantees with respect to obligations incurred by the Borrower or any of its Subsidiaries that are permitted under this Agreement;

(i) Investments acquired after the date of this Agreement as a result of the acquisition by the Borrower or any Subsidiary of the Borrower of another Person,

including by way of a merger, amalgamation or consolidation with or into the Borrower or any of its Subsidiaries in a transaction that is not prohibited by Section 6.4 hereof after the date of this Agreement to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(j) Permitted Business Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding not to exceed, as of the date any such Investment is made, the greater of (x) $375.0 million and (y) 12.5% of Consolidated Net Tangible Assets as of the date of such Investment;

(k) Permitted Bond Hedge Transactions which constitute Investments;

(l) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business

(m) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(n) Investments in escrow or trust funds in the ordinary course of business;

(o) other Investments in any Person by the Borrower or any of its Subsidiaries (excluding the Wharf Entities) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (o) that are at the time outstanding not to exceed, as of the date of such Investment, the greater of (x) $55.0 million and (y) 1.75% of Consolidated Net Tangible Assets as of the date of such Investment;

(p) advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $5.0 million at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(q) Investments consisting of deposits and extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(r) non-cash consideration received, to the extent permitted by the Loan Documents, in connection with the Disposition of property permitted by this Agreement;

(s) Investments listed on Schedule 6.6 as of the Effective Date, and any Investment consisting of an extension, modification or renewal thereof; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Effective Date, and (ii) as otherwise permitted under this Agreement;

(t) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(u) Investments constituting Capital Expenditures; and

(v) Investments permitted by Section 6.2.

Section 6.7 Hedging Agreements.

(a) The Borrower and its Subsidiaries shall not:

(i) enter into or be subject to any agreement, series of agreements or arrangement relating to gold, silver or any other metal which creates an obligation, whether matured or contingent, of the Borrower and its Subsidiaries to deliver (or that could be called for delivery or cash settlement) in any Fiscal Quarter, when taken together with all other such obligations of the Borrower and its Subsidiaries, more than 70% of the forecast payable production of the Borrower and its Subsidiaries of any such metal for such Fiscal Quarter (based on the Borrower’s good faith estimate of payable production for the upcoming twelve month period); and

(ii) enter into any Hedging Agreement for speculative purposes.

Section 6.8 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a) Restricted Payments made by any Subsidiary to the direct holders of its Equity Interests;

(b) Restricted Payments made in accordance with stock option plans or other benefit plans for current or former officers, directors or employees of the Borrower and its Subsidiaries;

(c) Restricted Payments in the form of dividends or distributions with respect to its Equity Interests payable solely in its Equity Interests;

(d) the making of cash payments in connection with any conversion of Convertible Indebtedness outstanding on the date hereof not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Borrower or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(e) Restricted Payments made by Subsidiaries that are not Loan Parties to its shareholders or members generally so long as the Borrower or its Subsidiary which owns the equity interest in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the equity interests in the Subsidiary making such Restricted Payment); and

(f) (i) payments in respect of Subordinated Debt to the extent not in violation of the subordination provisions applicable thereto, and (ii) the payment of interest, fees, costs, expenses, indemnities and other non-principal amounts in respect of the Senior Debt.

Section 6.9 Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business, at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary in any material respect than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions permitted by Sections 6.2, 6.4, 6.5, 6.6, 6.8 and 6.14, (iii) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business, (iv) payment of customary fees and reasonable out-of-pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, (v) transactions between or among the Loan Parties (excluding the Wharf Entities) not involving any other Affiliate and between non-Guarantor Subsidiaries not involving any other Affiliate, (vi) any transaction between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with the Borrower or any other Loan Party; provided that such transaction was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation; and (vii) transactions with any Person that is an Affiliate solely because one or more of its directors is also a director of the Borrower or any of its Subsidiaries; provided that each such director abstains from voting as a director of the Borrower or such Subsidiary, as the case may be, on any matter involving such other Person.

Section 6.10 Changes in Nature of Business. The Borrower shall not, and shall not permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.11 Restrictive Agreements. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon

(a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property to secure the Secured Obligations;

(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Borrower or any other Loan Party or transfer any of its properties to any Loan Party or, in the case of any Domestic Subsidiary, to Guarantee Indebtedness of the Borrower or any other Loan Party;

provided that the foregoing shall not apply to (i) restrictions and conditions imposed by Applicable Law or by the Loan Documents, (ii) restrictions and conditions imposed by any document or instrument governing Indebtedness in effect as of the date hereof and listed on Schedule 6.2 (and restrictions applicable to any future Indebtedness incurred pursuant to Section 6.2 which are not substantially more restrictive, taken as a whole, than such restrictions in any such document or instrument listed on Schedule 6.2), (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) customary restrictions in leases, subleases, licenses and sublicenses, asset sale agreements, joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto (and/or to the assignability of such agreement), (v) any Permitted Encumbrance or any document or instrument governing any Permitted Encumbrance (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Encumbrance), (vi) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (vii) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and (ix) restrictions and conditions imposed by agreements relating to Indebtedness of Subsidiaries that are not Subsidiary Guarantors permitted under Section 6.2, provided that such restrictions and conditions apply only to Subsidiaries that are not Subsidiary Guarantors.

Section 6.12 Restriction of Amendments to Certain Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in the Organic Documents of any Loan Party, if the result thereof could reasonably be expected to have a Material Adverse Effect.

Section 6.13 Changes in Fiscal Periods. The Borrower shall not (a) modify its Fiscal Year, or (b) change its method of determining Fiscal Quarters.

Section 6.14 Optional Payments of Restricted Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to,

(a) make any payment or prepayment of principal of, or premium or interest on any Subordinated Debt (or redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt) (i) other than the stated, scheduled date for payment of interest or principal set forth in the applicable Subordinated Debt Documents or the conversion of such Subordinated Debt to Equity Interests pursuant to its terms, or (ii) which would violate the terms of this Agreement or the applicable Subordinated Debt Documents;

(b) make any payment with respect to an Earn-out Obligation, other than on (or after) the stated, scheduled date therefor set forth in the documents evidencing such Earn-out Obligation and so long as (i) the maximum portion of such payment that can be satisfied with the payment of Equity Interests (other than Redeemable Capital Securities) of the Borrower shall be so satisfied and (ii) with respect to any such payment (or portion thereof) that cannot be so satisfied, no Default shall have occurred and be continuing or would result therefrom; or

(c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes;

provided that the Borrower and its Subsidiaries may pay or prepay the principal of, or premium or interest on, any Subordinated Debt, or redeem, retire, purchase, defease or otherwise acquire such Indebtedness, in exchange for, or with the net cash proceeds of, Indebtedness incurred pursuant to a Refinancing of such Indebtedness, so long as immediately before and after giving effect to such payment, prepayment, redemption, retirement, purchase, defeasance or other acquisition no Default shall have occurred and be continuing or would result therefrom.

Section 6.15 Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws; Restricted Person. The Borrower shall not, and shall not permit any Subsidiary to, (i) engage in any transaction that violates any of the prohibitions set forth in any Anti-Terrorism Law, (ii) cause or permit any of the funds that are used to repay the Obligations to be derived from any unlawful activity with the result that the making of the Loan would be in violation of any Applicable Law, (iii) use any part of the proceeds of the Loan, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or (iv) use any of the proceeds from the Loan to finance any operations, investments or activities in, or make any payments to, any Restricted Person.

Section 6.16 Issuance of Equity Interests. The Borrower will not, and will not permit any of its Material Subsidiaries to, issue any Equity Interests (whether for value or otherwise) to any Person other than (a) in the case of Material Subsidiaries (excluding the Wharf Entities) and the Borrower, Equity Interests (other than Redeemable Capital Securities, unless otherwise permitted by Section 6.2) issued to any Person that does not result in a Change in Control, or (b) in the case of the Wharf Entities, to any Person that held Equity Interests of the Wharf Entities on the Effective Date.

ARTICLE VII

Events of Default

Section 7.1 Events of Default. Each of the following events or occurrences shall constitute an “Event of Default”):

(a) the Borrower or any other Loan Party shall fail to pay any principal of the Loan at the place at which it is expressed to be payable, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower or any other Loan Party shall fail to pay any interest on the Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.1) payable under this Agreement at the place at which it is expressed to be payable, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

(d) the Borrower or any other Loan Party shall

(i) fail to observe or perform any covenant, condition or agreement contained in clauses (d), (f), (g), (k), (l), (m) and (p) of Section 5.1, Section 5.3 (with respect to the existence of any Loan Party), Sections 5.6, 5.11, or in Article VI; or

(ii) default in the due performance or observance of any of its obligations under clauses (a), (b), (c), (e), (h), (i), (j), (n), (o) and (q) of Section 5.1 or Sections 5.9, 5.12 or 5.14 and such default shall continue unremedied for a period of fifteen (15) days;

(e) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.1 ), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (x) notice thereof from the Lender to the Borrower and (y) the date a Responsible Officer of the Borrower or any other Loan Party had actual knowledge of such failure;

(f) (i) any specified “event of default” under any Material Indebtedness, or any other event or circumstance which would permit the holder of any such Material Indebtedness to accelerate such Indebtedness (and/or the obligations of the Loan Parties thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Material Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), provided that this Section 7.1(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such voluntary sale or transfer is permitted under this Agreement or (ii) an event of default (or similar event, howsoever defined) under the Franco-Nevada Agreement which has resulted in the counterparty under such agreement exercising any rights or remedies in respect of the termination of, or liquidation or acceleration of amounts owing under, such agreement;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; provided that, in each case, the Borrower and each Material Subsidiary hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Loan Documents;

(h) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 7.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (exclusive of any amounts fully covered by independent third-party insurance (less any applicable deductible) as to which the insurer has been notified of the potential claim and does not dispute the coverage) shall be rendered against the Borrower, any of its Material Subsidiaries, any Wharf Entity or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, any of its Material Subsidiaries or any Wharf Entity, as the case may be, to enforce any such judgment;

(k) an ERISA Event shall have occurred with respect to any Loan Party that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect,;

(l) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the occurrence of the Termination Date, shall cease to be in full force and effect; or any Loan Party shall contest in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document, or shall purport to revoke, terminate or rescind any provision of any Loan Document; or any Lien securing any Secured Obligation shall, in whole or in part, fail to be a perfected Lien having first priority (subject only to such other Liens permitted to have priority over it pursuant to the Loan Documents);

(m) any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any Guarantee by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, for any reason other than as expressly permitted hereunder or thereunder or the occurrence of the Termination Date, or any Loan Party or any holder of Subordinated Debt shall contest in any manner the validity, binding nature or enforceability of any such provision;

(n) a Change in Control shall occur;

(o) the Secured Obligations shall cease to rank at least pari passu with all present and future senior unsecured and unsubordinated Indebtedness of any Loan Party;

(p) [reserved];

(q) any Governmental Authority shall terminate or revoke any material license, permit, consent or other material Mining Right or take other action that would cause any material license, permit, consent or other Material Mining Right to cease to be in full force and effect with respect to any mine owned or operated by the Borrower or its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, unless such action is set aside, dismissed or withdrawn within 120 days of its institution or such action is being contested in good faith and its effect is stayed during such contest;

(r) operation of the principal operating properties of the Wharf Mine or the Golden Reward Mine shall be suspended for a period of at least 30 consecutive days, (excluding any contractually mandated suspension of operations at Golden Reward Mine during the ski season at Terry Peak Ski Area) or shall be abandoned;

(s) a Material Adverse Change shall have occurred and shall continue unremedied for a period of ten (10) Business Days;

(t) (i) an Expropriation Event shall have occurred, (ii) any material portion of the Collateral shall be seized, subject to garnishment or taken by a Governmental

Authority, or (iii) any material portion of the Collateral shall have become the subject matter of any claim, litigation, suit, garnishment or other proceeding, which, in each case of clause (i), (ii) or (iii) could reasonably be expected to have a Material Adverse Effect; and

(u) any delisting by the New York Stock Exchange of the Borrower’s common stock.

Section 7.2 Action if Bankruptcy. If any Event of Default described in clauses (g), (h) or (i) of Section 7.1 shall occur, the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

Section 7.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (g), (h) or (i) of Section 7.1) shall occur, then, and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times: declare the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

ARTICLE VIII

[Intentionally Omitted.]

ARTICLE IX

Miscellaneous

Section 9.1 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or (if arrangements for doing so have been approved by the Lender) electronic communication as set forth on Schedule 9.1. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopy shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 9.2 Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Loan Parties therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 9.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) No Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Party or Loan Parties party to such Loan Document and the Lender.

Section 9.3 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees,

charges and disbursements of Mayer Brown LLP, counsel for the Lender, and of any reasonably necessary local counsel, if any, who may be retained by or on behalf of the Lender, as the case may be), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendment, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.3 or (B) in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan. This Section 9.3(a) shall not apply to Taxes.

(b) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify the Lender and, in each case, any sub-agent thereof), and each Related Party of each of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee arising out of, in connection with, or as a result of:

(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby,

(ii) the Loan or the use or proposed use of the proceeds therefrom,

(iii) any presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability of the Lender related in any way to the Borrower or any Subsidiary (the indemnification in this clause (iii) shall survive repayment of the Obligations and any transfer of the property of any Loan Party by foreclosure or by a deed in lieu of foreclosure, regardless of whether caused by, or within the control of, such Loan Party),

(iv) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Loan Party or any Subsidiary thereof of all or any portion of the Equity Interests or assets of any Person, whether or not an Indemnitee is party thereto;

(v) any investigation, remediation, litigation or proceeding related to any environmental cleanup, audit, compliance with Environmental Law or other matter relating to the protection of the environment or the Release of any Hazardous Material by any Loan Party; or

(vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c) Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, special, punitive, consequential or exemplary damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless such damages arise from an Indemnities gross negligence, willful misconduct, or bad faith.

(d) Payments. All amounts due under this Section 9.3 shall be payable promptly after demand therefor.

(e) Survival/Amendment. Each party’s obligations under this Section 9.3 shall survive the termination of the Loan Documents and payment of the other Obligations.

Section 9.4 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b), or (ii) by way of pledge or assignment of a security interest subject to the restrictions of clause (c) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lender. Upon the prior written consent of the Borrower, the Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided however; the Borrower’s consent shall not be required for an assignment under this Section 9.4 (b) if an Event of Default shall have occurred and be continuing.

(c) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Section 9.5 Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.12, 2.14, 2.15, 2.16 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations and the Commitment or the termination of this Agreement or any provision hereof.

Section 9.6 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in electronic (i.e., “pdf” or “tiff”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any written assignment by the Lender hereunder, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Lender or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Lender or its respective Affiliates, irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its respective Affiliates under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its respective Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.9 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each party further agrees that the aforesaid courts shall have exclusive jurisdiction with respect to any claim or counterclaim of any party based upon the assertion that the rate of interest charged by or under this Agreement or under the other Loan Documents is usurious. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, any other Loan Party or their properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedy hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of, or any prospective assignee of, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, credit insurance or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12 or (y) becomes available to the Lender or any of its respective Affiliates on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries.

For purposes of this Article, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum

Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding any portion of the Loan in accordance with Applicable Law, the rate of interest payable in respect of the Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to the Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by the Lender.

Section 9.14 Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, it hereby waives or will irrevocably waive such immunity in respect of the Obligations to the extent permitted by Applicable Law and, without limiting the generality of the foregoing, the waivers set forth in this paragraph shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for purposes of such Act.

Section 9.15 PATRIOT Act. The Lender upon being subject to the requirements of the PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of the subject Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the PATRIOT Act.

Section 9.16 Judgments; Currency. (a) Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency, the “Judgment Currency”), the conversion shall be made at the Spot Rate. Each such conversion shall be determined as of the Business Day preceding the Business Day on which the judgment is given (such preceding Business Day, the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, then the Borrower covenants to pay (or cause to be paid) such additional amounts (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the converted amount using the Spot Rate under this Section 9.16, such amounts shall include any premium and costs payable in connection with the purchase of the Dollars.

Section 9.17 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Loan Documents in respect of Hedging Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.17 or otherwise under the Loan Documents voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.17 shall remain in full force and effect until a discharge of its Secured Obligations hereunder. Each Qualified ECP Guarantor intends that this Section 9.17 constitute, and this Section 9.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.18 Release.

(a) In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Collateral in a transaction permitted under this Agreement, the Lender shall take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release and terminate the Liens created by the Loan Documents in respect of such Collateral.

(b) In the case of a transaction permitted under this Agreement the result of which is that a Subsidiary Guarantor would cease to be a Subsidiary of the Borrower, the Lender shall take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release and terminate the Guaranty of such Subsidiary Guarantor.

(c) Upon the occurrence of the Termination Date, the Lender shall take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release and terminate all Liens and Guaranties created by the Loan Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COEUR MINING, INC.,
as Borrower

By:	/s/ Peter C. Mitchell
	Name:	Peter C. Mitchell
	Title:	Senior Vice President and Chief Financial Officer

S-1

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Ian Stephenson
	Name:	Ian Stephenson
	Title:	Director

By:	/s/ Sally Regenstreif
	Name:	Sally Regenstreif
	Title:	Associate

S-2

SCHEDULE 1.1

PRICING SCHEDULE

“Applicable Rate” means, for any day, with respect to the Base Rate Loan or the Eurocurrency Rate Loan, payable hereunder, as the case may be, the applicable rate per annum set forth below under the relevant caption, based upon the applicable date:

Date	Eurocurrency Rate Loan	Base Rate Loan
Commencing March 31, 2015 ending June 30, 2015	2.50%	1.50%
Commencing July 1, 2015 ending September 30, 2015	3.00%	2.00%
Commencing October 1, 2015 ending December 31, 2015	3.75%	2.75%
Commencing January 1, 2016 and thereafter	4.50%	3.50%

Schedule 1.1

SCHEDULE 2.1

COMMITMENT

LENDER	COMMITMENT
The Bank of Nova Scotia	$50,000,000
TOTAL:	$50,000,000

Schedule 2.1

SCHEDULE 3.6

LITIGATION

None.

Schedule 3.6

SCHEDULE 3.7

COMPLIANCE WITH LAWS AND AGREEMENTS

None.

Schedule 3.7

SCHEDULE 3.13

IMMATERIAL SUBSIDIARIES

Material Subsidiary	Jurisdiction of Incorporation
CDE Mexico, S.A. de CV	Mexico
CDE Tanzania Limited	Tanzania
La Preciosa Silver S.A. de C.V.	Mexico
Callahan Mining Corporation	Arizona
Coeur Argentina, S.R.L.	Argentina
Coeur Joaquin S.R.L.	Argentina
Coeur New Zealand, Inc.	Delaware
Coeur Gold New Zealand, Ltd.	New Zealand
Servicios Administrativos Palmarejo, SA de CV	Mexico
Servicios Profesionales Palmarejo, SA de CV	Mexico
Ocampo Services, Inc.	Nevada
Mexco Resources, LLC	Nevada
Mexco Holdings, LLC	Nevada

Schedule 3.13

SCHEDULE 3.17

REAL PROPERTY

See Appendix 3.17.

Schedule 3.17

SCHEDULE 3.26

ENVIRONMENTAL MATTERS

None.

Schedule 3.26

SCHEDULE 5.16

POST-CLOSING OBLIGATIONS

Please see the terms and conditions of that certain Agreement as to Certain Title Matters dated as of March 31, 2015 between the Borrower and the Lender.

Schedule 5.16

SCHEDULE 6.2

EXISTING INDEBTEDNESS

Schedule 6.2

SCHEDULE 6.3

EXISTING LIENS

None.

Schedule 6.3

SCHEDULE 6.6

EXISTING INVESTMENTS

1.	28,677,000 shares of Apogee Silver Ltd. held by Coeur Capital, Inc.

2.	10,175,196 shares of Silver Bull Resources, Inc. held by Coeur Capital, Inc.

3.	1,666,667 shares of Caracara Silver, Inc. held by Coeur Capital, Inc.

4.	Warrants for 1,878,426 shares of Huldra Silver, Inc. held by Coeur Capital, Inc.

5.	4,500,000 shares of Soltoro Ltd. held by Coeur Capital, Inc.

6.	20,350,000 shares of International Northair Mines Ltd. held by Coeur Capital, Inc.

7.	78,634 shares of Southern Legacy Minerals, Inc. held by Coeur Capital, Inc.

8.	1,333,333 shares of Idaho North Resources Co. and warrants for 666,667 shares of Idaho North Resources Co. held by Coeur Capital, Inc.

9.	1,000,000 shares of Orex Minerals Inc. and warrants for 500,000 shares of Orex Minerals Inc. held by Coeur Capital, Inc.

10.	4,000,000 shares of Commonwealth Silver & Gold Mining Inc. and warrants for 4,000,000 shares of Commonwealth Silver & Gold Mining Inc. held by Coeur Capital, Inc.

11.	Earn-In Option Agreement, dated as of October 21, 2014, by and between Coeur Explorations, Inc. and Idaho North Resources Corporation, whereby Coeur Explorations, Inc. has an opportunity to acquire a sixty percent interest in a joint venture with Idaho North Resources Corporation, provided that certain conditions are satisfied in accordance with the terms and conditions of the agreement.

12.	Exploration Lease and Option to Purchase Agreement, dated as of January 15, 2014, by and between Coeur Explorations, Inc. and American Innovative Minerals, LLC, under which Coeur Explorations, Inc. has an opportunity to acquire a 100% interest in a property located in Churchill County, Nevada, as described in greater detail in such agreement, provided that certain conditions are satisfied in accordance with the terms and conditions of the agreement.

13.	Lease and Option to Purchase Agreement, dated as of January 31, 2014, by and between Coeur Explorations, Inc. and Genesis Professional Services, LLC, under which Coeur Explorations, Inc. has an opportunity to acquire a 100% interest in a property located in Nye County, Nevada, as described in greater detail in such agreement, provided that certain conditions are satisfied in accordance with the terms and conditions of the agreement.

Schedule 6.6

SCHEDULE 9.1

LIBOR OFFICE; DOMESTIC OFFICE; CONTACT INFORMATION

The Bank of Nova Scotia (as the Lender) shall be contacted as follows:

Contact for notices:	Contact for Administration and Operational Matters:

Ian Stephenson/

Bhiravi Ravichandran/

The Bank of Nova Scotia

Corporate Banking – Global Mining

40 King Street West

Scotia Plaza, 62nd Floor

Toronto, Ontario

M5W 2X6

Canada

Tel. Nos.:

(416) 933-2273

(416) 866-3821

Fax No.: (416) 866-2009

Emails:

ian.stephenson@scotiabank.com bhiravi.ravichandran@scotiabank.com

John Hall/

Ryan Hariprasad

The Bank of Nova Scotia

720 King Street West

2nd Floor

Toronto, Ontario

M5V 2T3

Canada

Tel. Nos.: (416) 866-5901/

(416) 649-4049

Fax No.: (416) 866-5991

Email: john.hall@scotiabank.com ryan.hariprasad@scotiabank.com

Schedule 9.1-1

Each Loan Party shall be contacted as follows:

Names of Loan Parties:	Notice Address of Loan Parties:

Coeur Mining, Inc.

Contact for notices:

Attention:

Phone:
Email:

with copies to:

Attention:
Fax:

Email:

Schedule 9.1-2

EXHIBIT A

[FORM OF]

NOTE

March 31, 2015

FOR VALUE RECEIVED, the undersigned, COEUR MINING, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of The Bank of Nova Scotia (together with its successors and permitted assigns, the “Lender”) the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to the Credit Agreement dated as of March 31, 2015 among the Borrower and the Lender (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), on the dates, in the amounts, in the currencies and at the place provided in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of the Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to record the amount and the date on which the Loan is made and each payment of principal with respect thereto in its records; provided that any failure to so record such information shall not in any manner affect any obligation of the Borrower under the Credit Agreement or this Note.

This Note may only be assigned as provided in the Credit Agreement.

This Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

THIS NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Exhibit A-1

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

COEUR MINING, INC.,
as Borrower

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

FORM OF

GUARANTY

(see attached)

Exhibit B-1

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), dated as of March 31 2015, is made by each Subsidiary of COEUR MINING, INC., a Delaware corporation (the “Parent”) party hereto (each individually a “Guarantor” and collectively, the “Guarantors”) in favor of THE BANK OF NOVA SCOTIA, as lender (together with its successor(s) thereto in such capacity, the “Lender”) on behalf of each of the Secured Parties (capitalized terms used herein have the meanings set forth in or incorporated by reference in Article I).

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of March 31, 2015 (as amended, supplemented, amended and restated, extended or otherwise modified from time to time, the “Credit Agreement”), among the Parent and the Lender, the Lender has extended a commitment to make the Loan to the Parent; and

WHEREAS, as a condition precedent to the making of the Loan under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in order to induce the Lender to make the Loan to the Parent, and to induce the Secured Parties to enter into Lender Provided Hedging Agreements or Lender Provided Financial Service Products and other Loan Documents, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Credit Agreement” is defined in the first recital.

“Guarantor” and “Guarantors” are defined in the preamble.

“Guaranty” is defined in the preamble.

“Lender” is defined in the preamble.

“Loan Documents” means the Loan Documents, as defined in the Credit Agreement, together with (except for purposes of Article V) the following: Lender Provided Hedging Agreements, Lender Provided Financial Service Products and each other agreement which evidences a Secured Obligation or under which an Secured Obligation arises.

“Secured Obligations” is defined in the Credit Agreement and used herein with the same meaning.

“Parent” is defined in the preamble.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably:

(a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Loan Party now or hereafter existing whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in clauses (g)-(j) of Section 7.1 of the Credit Agreement whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty;

provided, however, that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

SECTION 2.2. Reinstatement, etc. Each Guarantor hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Secured

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Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default set forth in clauses (g)-(j) of Section 7.1 of the Credit Agreement or otherwise, all as though such payment had not been made.

SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Secured Obligations have been paid in full. Each Guarantor jointly and severally guarantees that the Secured Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Secured Party

(i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;

(d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

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SECTION 2.4. Setoff. Each Guarantor hereby irrevocably authorizes the Lender and each other Secured Party, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by each Guarantor), upon the occurrence and during the continuance of any Default described in Section 7.1 of the Credit Agreement, to set-off and appropriate and apply to the payment of the Secured Obligations (whether or not then due, and whether or not any Secured Party has made any demand for payment of the Secured Obligations), any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 2.16 of the Credit Agreement. Each Secured Party agrees to notify the applicable Guarantor and the Lender after any such setoff and application made by such Secured Party; provided further, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 2.4 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Guaranty and any requirement that any Secured Party secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Secured Obligations, as the case may be.

SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not, prior to the Termination Date, exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Lender for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Lender, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 2.7 of this Guaranty; provided, however, that if any Guarantor has made payment to the Secured Parties of all or any part of the Secured Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Lender (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Secured Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any

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action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.

SECTION 2.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party that:

(a) all payments made by such Guarantor hereunder will be made in Dollars to the Lender, without set-off, counterclaim or other defense and in accordance with Sections 2.15 and 2.16 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 2.15 and 2.16 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty; and

(b) all payments made hereunder shall be applied upon receipt as set forth in Section 2.16 of the Credit Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make the Loan thereunder and to induce the Secured Parties to enter into Lender Provided Hedging Agreements or Lender Provided Financial Service Agreements and other Loan Documents, each Guarantor represents and warrants to each Secured Party as set forth below.

SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article III of the Credit Agreement (as of the dates required to be made under the Credit Agreement), insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article III (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article III.

SECTION 3.2. Financial Condition, etc. Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and that it has adequate means to obtain from each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Secured Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured

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Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Secured Obligations.

SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Parent, derive substantial direct and indirect benefits from the Loan made to the Parent by the Lender pursuant to the Credit Agreement and the execution and delivery of Lender Provided Hedging Agreements or Lender Provided Financial Service Product and other Loan Documents between the Parent and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make the Loan to the Parent.

ARTICLE IV

COVENANTS, ETC.

Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Article V and clauses (g)-(j) of Section 7.1 of the Credit Agreement) which are applicable to such Guarantor, or their respective properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article IV, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article IV.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.

SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided, however, that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of the Lender.

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SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Parent) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

SECTION 5.5. Additional Subsidiary Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

SECTION 5.6. Release of Guarantors. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary of the Parent and any of its Subsidiaries.

SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5 of this Guaranty, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 5.9. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

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SECTION 5.10. Governing Law. THIS GUARANTY WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 5.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, THE SECURED PARTIES OR EACH GUARANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE PARENT IN SECTION 9.1 OF THE CREDIT AGREEMENT. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 5.12. Waiver of Jury Trial. THE LENDER (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, SUCH SECURED PARTY OR EACH GUARANTOR IN CONNECTION THEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT

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CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND EACH SECURED PARTY ENTERING INTO THE LOAN DOCUMENTS.

SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile shall be effective as delivery of an original executed counterpart of this Guaranty.

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IN WITNESS WHEREOF, the Guarantors has caused this Guaranty to be duly executed and delivered by its Authorized Officer as of the date first above written.

WHARF RESOURCES (U.S.A.), INC.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

WHARF REWARD MINES INC.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

WHARF GOLD MINES INC.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

WHARF RESOURCES MANAGEMENT INC.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

Subsidiary Guaranty

GOLDEN REWARD MINING COMPANY LIMITED PARTNERSHIP

	By:	Wharf Reward Mines Inc.,
its general partner

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

COEUR ALASKA, INC.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

COEUR CAPITAL, INC.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

COEUR SOUTH AMERICA CORP.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

COEUR ROCHESTER, INC.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

Subsidiary Guaranty

COEUR EXPLORATIONS, INC.

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

Subsidiary Guaranty

ACCEPTED AND AGREED FOR ITSELF

AND ON BEHALF OF THE SECURED PARTIES:

THE BANK OF NOVA SCOTIA,
as Lender

By:
Name:
Title:

By:
Name:
Title:

Subsidiary Guaranty

ANNEX I to

the Subsidiary Guaranty

THIS SUPPLEMENT, dated as of [DATE] (this “Supplement”), is to the Subsidiary Guaranty, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of the Lender for each of the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, the undersigned is becoming a Guarantor under the Guaranty; and

WHEREAS, the undersigned Guarantor desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue and maintain the Loan under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and the undersigned hereby (a) jointly and severally with the other Guarantors, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due (whether at the stated maturity by acceleration or otherwise) of all Secured Obligations of each Loan Party as more fully set forth in the Guaranty, (b) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (c) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof (except to the extent such representation or warranty applies to an earlier date). In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include the undersigned.

SECTION 2. Representations. The undersigned Guarantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding Secured Obligation of the undersigned Guarantor, enforceable against it in accordance with its terms.

SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guaranty.

SECTION 5. Governing Law. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL SECURED OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:
Title:

ACCEPTED BY:

THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

FORM OF

PLEDGE AGREEMENT

(see attached)

Exhibit D-1

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Pledge Agreement”), is made by WHARF RESOURCES (U.S.A.), INC., a Delaware corporation (“Wharf”), and each Subsidiary (terms used in the preamble and the recitals have the definitions set forth in or incorporated by reference in Article I) from time to time a party to this Pledge Agreement (each individually a “Pledgor” and collectively, the “Pledgors”), in favor of THE BANK OF NOVA SCOTIA, as lender (together with its successor(s) thereto in such capacity, the “Lender”) on behalf of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between Coeur Mining, Inc., a Delaware corporation and direct parent of Wharf (the “Parent”) and the Lender, the Lender has extended a commitment to make a Loan to the Parent; and

WHEREAS, as a condition precedent to the making of the Loan under the Credit Agreement, each Pledgor is required to execute and deliver this Pledge Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Collateral” is defined in Section 2.1.

“Control Agreement” means an agreement in form and substance satisfactory to the Lender which provides for the Lender to have “control” (as defined in Section 8-106 of the UCC, as such term relates to an uncertificated security).

“Credit Agreement” is defined in the first recital.

“Distributions” means all non-cash dividends paid on Equity Interests, liquidating dividends paid on Equity Interests, shares of Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Equity Interests constituting Collateral, but excluding Dividends.

“Dividends” means cash dividends and cash distributions with respect to any Equity Interests constituting Collateral that are not a liquidating dividend.

“Pledge Agreement” is defined in the preamble.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in the Credit Agreement, and used herein with the same meaning.

“Securities Act” is defined in clause (a) of Section 6.2.

“Specified Event” means the occurrence and continuance of a Default under clauses (g) through (i) of Section 7.1 of the Credit Agreement or any other Event of Default.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3. UCC Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Each Pledgor hereby assigns, pledges, hypothecates, charges, mortgages, delivers and transfers to the Lender, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Lender, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Pledgor’s following property, whether tangible or intangible, whether now or hereafter existing, owned or acquired by such Pledgor, and wherever located (collectively, the “Collateral”):

(a) all Equity Interests issued by each Subsidiary in which such Pledgor has an interest (including the Equity Interests of each issuer of such Equity Interests described in Schedule I hereto), in each case together with Dividends and Distributions payable in respect of such Equity Interests and all contracts, agreements, instruments, books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(b) all Accounts, Chattel Paper, Documents, Instruments, Promissory Notes and Payment Intangibles of each Pledgor, now existing or hereafter arising, in each case, from loans, advances or other extensions of credit made by such Pledgor from time to time; and

(c) all proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) and (b)); provided that, for the avoidance of doubt, in no event shall Collateral include Excluded Collateral.

SECTION 2.2. Security for Secured Obligations. This Pledge Agreement and the Collateral in which the Lender for the benefit of the Secured Parties is granted a security interest hereunder by each Pledgor secure the payment of all Secured Obligations now or hereafter existing.

SECTION 2.3. Each Pledgor Remains Liable. Anything herein to the contrary notwithstanding:

(a) each Pledgor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed;

(b) the exercise by the Lender of any of its rights hereunder will not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Pledge Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4. Dividends on Pledged Shares. In the event that any Dividend with respect to any Equity Interests pledged hereunder is permitted to be paid (in accordance with Section 6.8 of the Credit Agreement), such Dividend or payment may be paid directly to the appropriate Pledgor. If any Dividend or payment is paid in contravention of Section 6.8 of the Credit Agreement, such Pledgor shall hold the same segregated and in trust for the Lender until paid to the Lender in accordance with Section 4.1.5 hereto.

SECTION 2.5. Security Interest Absolute, etc. This Pledge Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Lender (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of each Pledgor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other Guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;

(d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including each Pledgor) of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make the Loan thereunder, and to induce Secured Parties to enter into Lender Provided Hedging Agreements or Lender Provided Financial Service Products, each Pledgor represents and warrants to each Secured Party as set forth below.

SECTION 3.1. As to Equity Interests of the Subsidiaries. With respect to any Subsidiary of any Pledgor that is

(a) a corporation, business trust, joint stock company or similar Person, all Equity Interests issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate; and

(b) a partnership or limited liability company, no Equity Interests issued by such Subsidiary (i) are dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Equity Interests are a security governed by Article 8 of the UCC (or, if governed by Article 8, are represented by a physical certificate which has been delivered to the Lender) or (iii) are held in a securities account, unless such securities account is subject to control (as defined in the UCC) by the Lender.

The percentage of the issued and outstanding Equity Interests of each Subsidiary pledged by a Pledgor hereunder is as set forth on Schedule I hereto (as it may be amended in accordance with Section 4.2 below). No Pledgor has any Subsidiary that holds a direct or indirect interest in the Wharf Mine or the Golden Reward Mine other than those Subsidiaries whose Equity Interests are being pledged hereunder.

SECTION 3.2. Pledgor Name, Location, etc. The jurisdiction in which each Pledgor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II hereto (as it may be amended in accordance with Section 4.2 below). Set forth in Item B of Schedule II is each location a secured party would have filed a UCC financing statement during the five (5) year period prior to the date hereof to perfect a security interest in general intangibles owned by any Pledgor. No Pledgor has any trade names other than those set forth in Item C of Schedule II hereto. During the four months preceding the date hereof, no Pledgor has been known by any legal name different from the one set forth on the signature page hereto, nor has any Pledgor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto. The name set forth on the signature page is the true and correct name of each Pledgor. Each Pledgor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, no Pledgor has had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

SECTION 3.3. Ownership, No Liens, etc. Each Pledgor owns its Collateral free and clear of any Lien, except for Liens created by this Pledge Agreement, the other Loan Documents and Permitted Encumbrances. Except as set forth on Schedule III hereto, no effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, except those (a) filed in favor of the Lender relating to this Pledge Agreement; (b) filed in connection with any Permitted Encumbrances; or (c) as to which a duly executed termination statement relating to such financing statement or other instrument has been delivered to the Lender on or prior to the Effective Date.

SECTION 3.4. Validity, etc. This Pledge Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations. Each Pledgor has filed or caused to be filed all financing statements in the appropriate offices therefor (or has authenticated and delivered to the Lender financing statements suitable for filing in such offices) and has taken all of the actions necessary to create perfected and first-priority security interests in the applicable Collateral.

SECTION 3.5. Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required:

(a) for the grant by any Pledgor of the security interest granted hereby, the pledge by any Pledgor of any Collateral pursuant hereto or for the execution or delivery of this Pledge Agreement by any Pledgor;

(b) for the perfection of the Lender of its security interests hereunder;

(c) for the exercise by the Lender of the voting provided for in this Pledge Agreement; or

(d) except (i) such authorizations or approvals as have been obtained, made or complied with and are in full force and effect, (ii) filings in connection with the perfection of the Liens created by this Pledge Agreement, (iii) as may be required in connection with a disposition of securities by laws affecting the offering and sale of securities generally, and (iv) any “change of control” or similar filings required by state licensing agencies, the exercise of the rights and remedies in respect of the Collateral pursuant to this Pledge Agreement and the performance of this Pledge Agreement by any Pledgor.

ARTICLE IV

COVENANTS

Each Pledgor covenants and agrees that, until the Termination Date, each Pledgor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Investment Property, etc.

SECTION 4.1.1. Equity Interests of Subsidiaries. No Pledgor will allow any of its Subsidiaries that is a

(a) a corporation, business trust, joint stock company or similar Person, to issue uncertificated securities; and

(b) a partnership or limited liability company, to (i) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organic Documents that its Equity Interests are securities governed by Article 8 of the UCC, unless such Equity Interests are evidenced by physical certificates which have been delivered to the Lender, or (iii) place such Subsidiary’s Equity Interests in a securities account unless such securities account is subject to control (as defined in the UCC) by the Lender.

SECTION 4.1.2. [Reserved].

SECTION 4.1.3. Stock Powers, etc. Each Pledgor agrees that all certificated securities delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Lender.

SECTION 4.1.4. Continuous Pledge. Each Pledgor will (subject to the terms of the Credit Agreement and Section 2.4 hereof) deliver to the Lender and at all times keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis all investment property constituting Collateral.

SECTION 4.1.5. Voting Rights; Dividends, etc. Each Pledgor agrees:

(a) promptly upon receipt of notice of the occurrence and continuance of a Specified Event from the Lender and without any request therefor by the Lender, so long as such Specified Event shall continue, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends and Distributions constituting Collateral, and all other proceeds of the Collateral, in each case thereafter received by such Pledgor, all of which shall be held by the Lender as additional Collateral; and

(b) subject to Section 3.5 and, with respect to Collateral consisting of general partner interests or limited liability company interests, modifications to the respective Organic Documents to admit the Lender as a general partner or member, respectively, immediately upon the occurrence and continuance of a Specified Event and so long as the Lender has notified such Pledgor of the Lender’s intention to exercise its voting power under this clause,

(i) that the Lender may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any investment property constituting Collateral and each Pledgor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote such investment property; and

(ii) to promptly deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.

All Dividends, Distributions, and other proceeds which may at any time and from time to time be held by a Pledgor but which such Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by such Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless a Specified Event shall have occurred and be continuing and the Lender shall have given the notice referred to in clause (b), each Pledgor will have the exclusive voting power with respect to any investment property constituting Collateral and the Lender will, upon the written request of a Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by any Pledgor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

SECTION 4.2. Change of Name, etc. No Pledgor will change its name or place of incorporation or organization or federal taxpayer identification number except upon thirty (30) days’ prior written notice to the Lender.

SECTION 4.3. Further Assurances, etc. Each Pledgor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Lender may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will

(a) from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments and similar documents, satisfactory in form and substance to the Lender, with respect to such Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence and during the continuance of any Specified Event promptly transfer any securities constituting Collateral into the name of any nominee designated by the Lender; if any Collateral shall be evidenced by an instrument, negotiable document, promissory note or chattel paper, deliver and pledge to the Lender hereunder such instrument, negotiable document, promissory note or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender;

(b) file (or cause to be filed) such financing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Lender may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Lender hereby;

(c) deliver to the Lender if required by the Credit Agreement and this Pledge Agreement and at all times thereafter keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis, at the reasonable request of the Lender, all investment property constituting Collateral, all Dividends and Distributions with respect thereto, and all interest and principal with respect to promissory notes, and all proceeds and rights from time to time received by or distributable to such Pledgor in respect of any of the foregoing Collateral (it being understood that prior to the occurrence of a Specified Event all Dividends and

Distributions may be paid to the Pledgors in accordance with Section 2.4 and all principal and interest payments on any payment intangible or other instrument may be paid to the Pledgors);

(d) not take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any payment intangible or other instrument constituting Collateral; and

(e) furnish to the Lender, from time to time at the Lender’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, each Pledgor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Pledgor agrees that a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Notwithstanding any other provision of this agreement, each Pledgor is obligated to correct or supplement schedules and exhibits to this agreement as set forth in Section 5.9 of the Credit Agreement.

ARTICLE V

THE LENDER

SECTION 5.1. Lender Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Lender its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Lender’s discretion, following the occurrence and during the continuance of a Specified Event, to take any action and to execute any instrument which the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Lender may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and

(d) to perform the affirmative obligations of each Pledgor hereunder.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2. Lender May Perform. If any Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgors pursuant to Section 9.3 of the Credit Agreement.

SECTION 5.3. Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Lender has or is deemed to have knowledge of such matters, or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4. Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Event, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1. Certain Remedies. If any Specified Event shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) require each Pledgor to, and each Pledgor hereby agrees that it will, at its expense and upon written request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties, and

(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Lender against, all or any part of the Secured Obligations as set forth in Section 2.16 of the Credit Agreement.

(c) The Lender may

(i) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder,

(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv) endorse any checks, drafts, or other writings in a Pledgor’s name to allow collection of the Collateral,

(v) take control of any proceeds of the Collateral, and

(vi) execute (in the name, place and stead of any Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2. Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, each Pledgor agrees that, upon request of the Lender, such Pledgor will, at its own expense:

(a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Pledgor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b) use its best efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender;

(c) cause (or, with respect to any issuer which is not a Subsidiary of such Pledgor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Lender or the Secured Parties by reason of the failure by any Pledgor to perform any of the covenants contained in this Section 6.2 and consequently agrees that, if any Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Lender) of such Collateral on the date the Lender shall demand compliance with this Section.

SECTION 6.3. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to any Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4. Protection of Collateral. The Lender may from time to time, at its option, perform any act which any Pledgor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Event) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Pledge Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Pledgor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Pledgor may (unless otherwise permitted under the terms of the Credit Agreement or this Pledge Agreement) assign any of its obligations hereunder without the prior written consent of all Lender.

SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by any Pledgor from its obligations under this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender (on behalf of the Lender or the Required Lender, as the case may be, pursuant to Section 9.2 of the Credit Agreement) and such Pledgor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that notwithstanding the foregoing, if any of the information on the schedules to this Pledge Agreement is no longer true and correct or complete solely as a result of actions by any Pledgor, or actions taken by others, in each case that do not violate the terms and provisions of this Agreement, the Credit Agreement and the other Loan Documents, the Pledgors shall provide updated and replacement schedules at the time of delivery of the next Compliance Certificate and, upon delivery of such Compliance Certificate and updated schedules, this Pledge Agreement shall be deemed to be amended, modified, and supplemented automatically to include such updated schedules in replacement of the outdated schedules as indicated in the Compliance Certificate.

SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.5. Release of Liens. Upon the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to all Collateral. Upon any such termination, the Lender will, at Pledgors’ sole expense, deliver to each Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Lender hereunder, and execute and deliver to each Pledgor such documents as such Pledgor shall reasonably request to evidence such termination. Upon any Disposition of Collateral permitted by the Credit Agreement, the Lender will, at Pledgors’ sole expense, deliver to each Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Lender hereunder included in such Disposition, and execute and deliver to each Pledgor such documents as such Pledgor shall reasonably request to evidence such Disposition.

SECTION 7.6. Additional Pledgors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Pledgor” hereunder with the same force and effect as if it were originally a party to this Pledge Agreement and named as a “Pledgor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Pledgor hereunder, and the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.8. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions thereof.

SECTION 7.9. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.10. Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Pledge Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, THE SECURED PARTIES OR ANY PLEDGOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE PARENT ON SCHEDULE 9.1 OF THE CREDIT AGREEMENT. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE

OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PLEDGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 7.12. Waiver of Jury Trial. THE LENDER (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) AND EACH PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, SUCH SECURED PARTY OR EACH PLEDGOR IN CONNECTION THEREWITH. EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER, AND EACH SECURED PARTY ENTERING INTO THE LOAN DOCUMENTS.

SECTION 7.13. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

WHARF RESOURCES (U.S.A.), INC.

By:
Name:	Peter C. Mitchell
Title:	Vice President

WHARF REWARD MINES INC.

By:
Name:	Peter C. Mitchell
Title:	Vice President

WHARF GOLD MINES INC.

By:
Name:	Peter C. Mitchell
Title:	Vice President

WHARF RESOURCES MANAGEMENT INC.

By:
Name:	Peter C. Mitchell
Title:	Vice President

S-1	Pledge Agreement

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

By:
Name:
Title:

S-2	Pledge Agreement

SCHEDULE I

to Pledge Agreement

Schedule I	Pledge Agreement

SCHEDULE II

to Pledge Agreement

Schedule II	Pledge Agreement

SCHEDULE III

to Pledge Agreement

Schedule III	Pledge Agreement

ANNEX I

to Pledge Agreement

SUPPLEMENT TO

PLEDGE AGREEMENT

This SUPPLEMENT, dated as of                          ,          (this “Supplement”), is to the Pledge Agreement, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge Agreement”), among the Pledgors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Pledge Agreement) from time to time party thereto, in favor of THE BANK OF NOVA SCOTIA, as the Lender (together with its successor(s) thereto in such capacity, the “Lender”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 31, 2015 (as amended, supplemented, amended and restated, extended or otherwise modified from time to time, the “Credit Agreement”), among the Parent and the Lender, the Lender have extended a commitment to make a Loan to the Parent;

WHEREAS, pursuant to the provisions of Section 7.6 of the Pledge Agreement, each of the undersigned is becoming a Pledgor under the Pledge Agreement; and

WHEREAS, each of the undersigned desires to become a “Pledgor” under the Pledge Agreement in order to induce the Lender to continue or maintain the under the Credit Agreement and to induce Secured Parties to enter into Lender Provided Hedging Agreements;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1. Party to Pledge Agreement, etc. In accordance with the terms of the Pledge Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Pledgor under the Pledge Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) creates and grants to the Lender, its successors and assigns, a security interest in all of the undersigned’s right, title and interest in and to the Collateral, (b) agrees to be bound by and comply with all of the terms and provisions of the Pledge Agreement applicable to it as a Pledgor and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a “Pledgor” and/or “Pledgors” in the Pledge Agreement shall be deemed to include each of the undersigned.

Annex I-1

SECTION 2. Representations. Each of the undersigned Pledgor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Pledge Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

SECTION 3. Full Force of Pledge Agreement. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Pledge Agreement.

SECTION 5. Governing Law. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

*    *    *    *    *

Annex I-2

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

By:
Name:
Title:

Annex I-3

EXHIBIT D

FORM OF

PLEDGE AGREEMENT

(see attached)

Exhibit D-2

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Pledge Agreement”), is made by COEUR MINING, INC., a Delaware corporation (the “Pledgor”) in favor of THE BANK OF NOVA SCOTIA, as lender (together with its successor(s) thereto in such capacity, the “Lender”) on behalf of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between the Pledgor and the Lender, the Lender has extended a commitment to make a Loan to the Pledgor; and

WHEREAS, as a condition precedent to the making of the Loan under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Collateral” is defined in Section 2.1.

“Control Agreement” means an agreement in form and substance satisfactory to the Lender which provides for the Lender to have “control” (as defined in Section 8-106 of the UCC, as such term relates to an uncertificated security).

“Credit Agreement” is defined in the first recital.

“Distributions” means all non-cash dividends paid on Equity Interests, liquidating dividends paid on Equity Interests, shares of Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Equity Interests constituting Collateral, but excluding Dividends.

“Dividends” means cash dividends and cash distributions with respect to any Equity Interests constituting Collateral that are not a liquidating dividend.

“Pledge Agreement” is defined in the preamble.

“Pledgor” is defined in the preamble.

“Secured Obligations” is defined in the Credit Agreement, and used herein with the same meaning.

“Securities Act” is defined in clause (a) of Section 6.2.

“Specified Event” means the occurrence and continuance of a Default under clauses (g) through (i) of Section 7.1 of the Credit Agreement or any other Event of Default.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3. UCC Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. The Pledgor hereby assigns, pledges, hypothecates, charges, mortgages, delivers and transfers to the Lender, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Lender, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in (i) all Equity Interests issued by Wharf Resources (U.S.A.), Inc. (“Wharf”) in which the Pledgor has an interest (as such Equity Interests are described in Schedule I hereto); (ii) all Dividends and Distributions payable in respect of such Equity Interests and all contracts, agreements, instruments, books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing in clause (i); and (iii) all proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (i) and (ii))(collectively, the “Collateral”); provided that, for the avoidance of doubt, in no event shall Collateral include Excluded Collateral.

SECTION 2.2. Security for Secured Obligations. This Pledge Agreement and the Collateral in which the Lender for the benefit of the Secured Parties is granted a security interest hereunder by the Pledgor secure the payment of all Secured Obligations now or hereafter existing.

SECTION 2.3. Pledgor Remains Liable. Anything herein to the contrary notwithstanding:

(a) the Pledgor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed;

(b) the exercise by the Lender of any of its rights hereunder will not release the Pledgor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Pledge Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4. Dividends on Pledged Shares. In the event that any Dividend with respect to any Equity Interests pledged hereunder is permitted to be paid (in accordance with Section 6.8 of the Credit Agreement), such Dividend or payment may be paid directly to the Pledgor. If any Dividend or payment is paid in contravention of Section 6.8 of the Credit Agreement, the Pledgor shall hold the same segregated and in trust for the Lender until paid to the Lender in accordance with Section 4.1.5 hereto.

SECTION 2.5. Security Interest Absolute, etc. This Pledge Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Lender (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Pledgor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other Guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;

(d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including each Pledgor) of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make the Loan thereunder, and to induce Secured Parties to enter into Lender Provided Hedging Agreements or Lender Provided Financial Service Products, the Pledgor represents and warrants to each Secured Party as set forth below.

SECTION 3.1. As to Equity Interests. All Equity Interests issued by Wharf are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate.

The percentage of the issued and outstanding Equity Interests of Wharf pledged by the Pledgor hereunder is as set forth on Schedule I hereto (as it may be amended in accordance with Section 4.2 below).

SECTION 3.2. Pledgor Name, Location, etc. The jurisdiction in which the Pledgor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II hereto (as it may be amended in accordance with Section 4.2 below). Set forth in Item B of Schedule II is each location a secured party would have filed a UCC financing statement during the five (5) year period prior to the date hereof to perfect a security interest in general intangibles owned by the Pledgor. The Pledgor does not have any trade names other than those set forth in Item C of Schedule II hereto. During the four months preceding the date hereof, the Pledgor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Pledgor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto. The name set forth on the signature page is the true and correct name of the Pledgor. The Pledgor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such federal taxpayer identification number has not changed) set forth in Item E of Schedule II hereto.

SECTION 3.3. Ownership, No Liens, etc. The Pledgor owns the Collateral free and clear of any Lien, except for Liens created by this Pledge Agreement, the other Loan Documents and Permitted Encumbrances. Except as set forth on Schedule III hereto, no effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, except those (a) filed in favor of the Lender relating to this Pledge Agreement; (b) filed in connection with any Permitted Encumbrances; or (c) as to which a duly executed termination statement relating to such financing statement or other instrument has been delivered to the Lender on or prior to the Effective Date.

SECTION 3.4. Validity, etc. This Pledge Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations. The Pledgor has filed or caused to be filed all financing statements in the appropriate offices therefor (or has authenticated and delivered to the Lender financing statements suitable for filing in such offices) and has taken all of the actions required hereunder to create perfected and first-priority security interests in the applicable Collateral.

SECTION 3.5. Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required:

(a) for the grant by the Pledgor of the security interest granted hereby, the pledge by the Pledgor of the Collateral pursuant hereto or for the execution or delivery of this Pledge Agreement by the Pledgor;

(b) for the perfection of the Lender of its security interests hereunder; or

(c) for the exercise by the Lender of the voting provided for in this Pledge Agreement.

except (i) such authorizations or approvals as have been obtained, made or complied with and are in full force and effect, except where the failure to obtain such authorization or approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (ii) filings in connection with the perfection of the Liens created by this Pledge Agreement; (iii) as may be required in connection with a disposition of securities by laws affecting the offering and sale of securities generally; and (iv) any “change of control” or similar filings required by state licensing agencies, the exercise of the rights and remedies in respect of the Collateral pursuant to this Pledge Agreement and the performance of this Pledge Agreement by the Pledgor.

ARTICLE IV

COVENANTS

The Pledgor covenants and agrees that, until the Termination Date, the Pledgor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Investment Property, etc.

SECTION 4.1.1. Equity Interests of Subsidiaries. The Pledgor will not allow Wharf to issue uncertificated securities.

SECTION 4.1.2. [Reserved].

SECTION 4.1.3. Stock Powers, etc. The Pledgor agrees that all certificated securities delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Lender.

SECTION 4.1.4. Continuous Pledge. The Pledgor will (subject to the terms of the Credit Agreement and Section 2.4 hereof) deliver to the Lender and at all times keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis all investment property constituting Collateral.

SECTION 4.1.5. Dividends, etc. The Pledgor agrees:

(a) promptly upon receipt of notice of the occurrence and continuance of a Specified Event from the Lender and without any request therefor by the Lender, so long as such Specified Event shall continue, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends and Distributions constituting Collateral, and all other proceeds of the Collateral, in each case thereafter received by the Pledgor, all of which shall be held by the Lender as additional Collateral; and

(b) all Dividends, Distributions, and other proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender.

The Lender agrees that unless a Specified Event shall have occurred and be continuing and the Lender shall have given the notice referred to in clause (b), the Pledgor will have the exclusive voting power with respect to any investment property constituting Collateral and the Lender will, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise that voting power; provided that no vote shall be cast; or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

SECTION 4.2. Change of Name, etc. The Pledgor will not change its name or place of incorporation or organization or federal taxpayer identification number except upon thirty (30) days’ prior written notice to the Lender.

SECTION 4.3. Further Assurances, etc. The Pledgor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Lender may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Pledgor will

(a) from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence and during the continuance of any Specified Event promptly transfer any securities constituting Collateral into the name of any nominee designated by the Lender;

(b) file (or cause to be filed) such financing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Lender may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Lender hereby;

(c) deliver to the Lender if required by the Credit Agreement and this Pledge Agreement and at all times thereafter keep pledged to the Lender pursuant hereto, on a first-priority, perfected basis, at the reasonable request of the Lender, all investment property constituting Collateral, all Dividends and Distributions with respect thereto, and all proceeds and rights from time to time received by or distributable to the Pledgor in respect of any of the foregoing Collateral (it being understood that prior to the occurrence of a Specified Event all Dividends and Distributions may be paid to the Pledgor in accordance with Section 2.4); and

(d) furnish to the Lender, from time to time at the Lender’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail;

With respect to the foregoing and the grant of the security interest hereunder, the Pledgor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. The Pledgor agrees that a carbon, photographic or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Notwithstanding any other provision of this agreement, the Pledgor is obligated to correct or supplement schedules and exhibits to this agreement as set forth in Section 5.9 of the Credit Agreement.

ARTICLE V

THE LENDER

SECTION 5.1. Lender Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Lender its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender’s discretion, following the occurrence and during the continuance of a Specified Event, to take any action and to execute any instrument which the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including,

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Lender may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and

(d) to perform the affirmative obligations of the Pledgor.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2. Lender May Perform. If the Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 9.3 of the Credit Agreement.

SECTION 5.3. Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest (on behalf of the Secured Parties) in the

Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.4. Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Event, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1. Certain Remedies. If any Specified Event shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) require the Pledgor to, and the Pledgor hereby agrees that it will, at its expense and upon written request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties, and

(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Lender against, all or any part of the Secured Obligations as set forth in Section 2.16 of the Credit Agreement.

(c) The Lender may

(i) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder,

(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv) endorse any checks, drafts, or other writings in the Pledge’s name to allow collection of the Collateral,

(v) take control of any proceeds of the Collateral, and

(vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2. Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

(a) execute and deliver, and cause Wharf and its directors and officers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b) use its best efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender;

(c) cause Wharf to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Lender or the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 6.2 and consequently agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Lender) of such Collateral on the date the Lender shall demand compliance with this Section.

SECTION 6.3. Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4. Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Pledgor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Event) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Pledge Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Pledgor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Pledgor may (unless otherwise permitted under the terms of the Credit Agreement or this Pledge Agreement) assign any of its obligations hereunder without the prior written consent of all Lender.

SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgor from its obligations under this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender (on behalf of the Lender or the Required Lender, as the case may be, pursuant to Section 9.2 of the Credit Agreement) and the Pledgor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that notwithstanding the foregoing, if any of the information on the schedules to this Pledge Agreement is no longer true and correct or complete solely as a result of actions by the Pledgor, or actions taken by others, in each case that do not violate the terms and provisions of this Agreement, the Credit Agreement and the other Loan Documents, the Pledgor shall provide updated and replacement schedules at the time of delivery of the next Compliance Certificate and, upon delivery of such Compliance Certificate and updated schedules, this Pledge Agreement shall be deemed to be amended, modified, and supplemented automatically to include such updated schedules in replacement of the outdated schedules as indicated in the Compliance Certificate.

SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.5. Release of Liens. Upon the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to all Collateral. Upon any such termination, the Lender will, at Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Lender hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Upon any Disposition of Collateral permitted by the Credit Agreement, the Lender will, at Pledgor’s sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Lender hereunder included in such Disposition, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such Disposition.

SECTION 7.6. [Reserved].

SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.8. Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions thereof.

SECTION 7.9. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.10. Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION, AND PRIORITY OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Pledge Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, THE SECURED PARTIES OR THE PLEDGOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE PLEDGOR HEREBY EXPRESSLY AND

IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE PLEDGOR ON SCHEDULE 9.1 OF THE CREDIT AGREEMENT. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 7.12. Waiver of Jury Trial. THE LENDER (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER, SUCH SECURED PARTY OR THE PLEDGOR IN CONNECTION THEREWITH. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER, AND EACH SECURED PARTY ENTERING INTO THE LOAN DOCUMENTS.

SECTION 7.13. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the party hereto has caused this Pledge Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

COEUR MINING, INC.

By:
Name:
Title:

S-1	Pledge Agreement

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

By:
Name:
Title:

S-3	Pledge Agreement

SCHEDULE I

to Pledge Agreement

Schedule I	Pledge Agreement

SCHEDULE II

to Pledge Agreement

Schedule II	Pledge Agreement

SCHEDULE III

to Pledge Agreement

Pledge Agreement

Schedule III

EXHIBIT E

FORM OF

MORTGAGE

(see attached)

Exhibit E-1

RECORDING REQUESTED BY, THIS

INSTRUMENT WAS PREPARED BY AND

WHEN RECORDED AND/OR FILED RETURN TO:

Kevin L. Shaw, Esq.

Mayer Brown LLP

700 Louisiana Street

Suite 3400

Houston, TX 77002

Telephone: 713-238-2665

MORTGAGE, DEED OF TRUST WITH POWER OF SALE,

ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT,

FINANCING STATEMENT AND FIXTURE FILING

FROM

WHARF RESOURCES (U.S.A.), INC., TRUSTOR AND MORTGAGOR

(Taxpayer I.D. No. 84-0786285)

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

AND

WHARF REWARD MINES INC., TRUSTOR AND MORTGAGOR

(Taxpayer I.D. No. 46-0421970)

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

AND

WHARF GOLD MINES INC., TRUSTOR AND MORTGAGOR

(Taxpayer I.D. No. 46-0421971)

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

AND

GOLDEN REWARD MINING COMPANY LIMITED PARTNERSHIP,

TRUSTOR AND MORTGAGOR

(Taxpayer I.D. No. 46-0421908)

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

AND

WHARF RESOURCES MANAGEMENT INC., TRUSTOR AND MORTGAGOR

(Taxpayer I.D. No. 46-0421972)

104 S. Michigan Avenue, Suite 900

Chicago, IL 60603

TO

IAN STEPHENSON, TRUSTEE

40 King Street West, 62nd Floor

Toronto, Ontario, Canada M5W 2X6

AND

THE BANK OF NOVA SCOTIA, BENEFICIARY AND MORTGAGEE

(Taxpayer I.D. No. 13-4941099)

40 King Street West, 62nd Floor

Toronto, Ontario, Canada M5W 2X6

Dated as of March 31, 2015

INSTRUCTIONS TO RECORDER:

[ ]	Record and Index this Instrument in the real property records of the Lawrence County, South Dakota as a mortgage and a deed of trust. (As so recorded, said mortgage and deed of trust also will serve as a “financing statement filed as a fixture filing” covering goods that are or are to become fixtures related to the real property described in Exhibit A hereto.)

[ ]	Record and Index this Instrument in the real property records of the Lawrence County, South Dakota as a financing statement covering, inter alia, “as-extracted collateral” related to the real property described in Exhibit A hereto.

“THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.”

“THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.”

“THE MAXIMUM AMOUNT SECURED HEREBY IS $100,000,000.”

“THIS INSTRUMENT COVERS BOTH (1) GOODS THAT ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A HERETO AND (2) AS-EXTRACTED COLLATERAL (INCLUDING BOTH MINERALS TO WHICH A SECURITY INTEREST ATTACHES AS THE MINERALS ARE EXTRACTED AND ACCOUNTS ARISING OUT OF THE SALE OF MINERALS AT THE MINEHEAD) RELATED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A HERETO.”

“EACH TRUSTOR HAS AN INTEREST OF RECORD IN THE REAL PROPERTY DESCRIBED IN EXHIBIT A HERETO.”

“THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL PROPERTY RECORDS OF THE LAWRENCE COUNTY, SOUTH DAKOTA.”

“THE SECURED PARTIES ARE NOT SELLERS OR PURCHASE MONEY LENDERS OF THE COLLATERAL.”

“A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. A POWER OF SALE MAY ALLOW THE TRUSTEE TO TAKE THE ENCUMBERED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY ANY TRUSTOR UNDER THIS INSTRUMENT.”

MORTGAGE, DEED OF TRUST WITH POWER OF SALE,

ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT,

FINANCING STATEMENT AND FIXTURE FILING

THIS MORTGAGE, DEED OF TRUST WITH POWER OF SALE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING, dated as of March 31, 2015, (this “Instrument”) is from WHARF RESOURCES (U.S.A.), INC., a Colorado corporation, WHARF REWARD MINES INC., a Delaware corporation, WHARF GOLD MINES INC., a Delaware corporation, GOLDEN REWARD MINING COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership and WHARF RESOURCES MANAGEMENT INC., a Delaware corporation (collectively, the “Trustors” or “Mortgagors”), to IAN STEPHENSON, as trustee (the “Trustee”), and THE BANK OF NOVA SCOTIA, a Canadian bank, as beneficiary hereunder (in such capacity, together with its successors and assigns, the “Beneficiary” or “Mortgagee”). References to this “Instrument” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument.

WITNESSETH:

WHEREAS, COEUR MINING, INC., a Delaware corporation (the “Parent”) and THE BANK OF NOVA SCOTIA (in such capacity, together with its successors and assigns, the “Lender”) are parties to that certain Credit Agreement, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which a commitment is provided to the Parent to make a Loan following the Effective Date (as defined in the Credit Agreement);

WHEREAS, all principal of, and interest on, the Loan is due and payable no later than March 31, 2016;

WHEREAS, the Trustors are parties to that certain Subsidiary Guaranty dated of even date herewith (the “Guaranty”) in favor of the Lender;

WHEREAS, in order to secure the performance by the Trustors of their obligations under the Guaranty, and all other Secured Obligations, the Trustors have agreed to grant a lien and security interest in their right, title and interest in, under, to and respecting the assets constituting the Wharf Mine and the Golden Reward Mine to the Beneficiary (for the benefit of the Lender and any Affiliate of the Lender) as more particularly set forth in this Instrument.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Trustors, the Trustors grant, undertake and agree with the Trustee and the Beneficiary, for the benefit of the Lender and any Affiliate of the Lender, as follows:

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ARTICLE 1. DEFINED TERMS

SECTION 1.1 Defined Terms. Capitalized terms used but not defined herein (including in the preamble and recitals) have the respective meanings provided in the Credit Agreement. In this Instrument (including its preamble and recitals), the following terms shall have the following meanings:

“Accounts” has the meaning given such term in the Uniform Commercial Code.

“Approvals” means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, filing or registration by or with any Governmental Agency or other Person necessary for all stages of developing, operating, maintaining and closing a mine (including those shown on Exhibit C hereto) on all or any part of the Lands (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in Lands or to any interest described in Exhibit A hereto), including construction of a mine and related improvements and all other activities described below in clauses (a) through (i) of the definition of “Mine”.

“Assigned Agreement Counterparty” means each Person (other than the relevant Trustor) party to any Assigned Agreement.

“Assigned Agreements” means those agreements listed in Exhibit D hereto and any other material document executed after the date hereof relating to the Wharf Mine or Golden Reward Mine designated as such by the Beneficiary.

“As-Extracted Collateral” has the meaning given such term in the Uniform Commercial Code.

“Beneficiary” or “Mortgagee” is defined in the preamble.

“BLM” is defined in Section 4.3.

“Chattel Paper” has the meaning given such term in the Uniform Commercial Code.

“Claims” is defined in Section 6.6.

“Consumer Goods” has the meaning given such term in the Uniform Commercial Code.

“Contract Rights” has the meaning given such term in the Uniform Commercial Code.

“Counterparty Notice” means any duly completed notice from the relevant Trustor to the relevant Assigned Agreement Counterparty and accepted by the Beneficiary, substantially in the form of Exhibit E attached hereto or otherwise acceptable to the Beneficiary and such Assigned Agreement Counterparty.

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“Credit Agreement” is defined in the first recital.

“Deposit Accounts” has the meaning given such term in the Uniform Commercial Code.

“Documents” has the meaning given such term in the Uniform Commercial Code.

“Encumbered Property” is defined in Article 2.

“Equipment” has the meaning given such term in the Uniform Commercial Code.

“Event of Default” means any Event of Default as more fully described in Article VII of the Credit Agreement.

“Farm Products” has the meaning given such term in the Uniform Commercial Code.

“Fixtures” has the meaning given such term in the Uniform Commercial Code.

“General Intangibles” has the meaning given such term in the Uniform Commercial Code.

“Goods” has the meaning given such term in the Uniform Commercial Code.

“Governmental Agency” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or the administration, interpretation or enforcement of any Applicable Law.

“Hazardous Material” means any crude or refined oil or fraction thereof, petroleum substances, petrochemical products, polychlorinated biphenyls, asbestos, asbestos containing materials, urea formaldehyde, salts, flammable explosives, radioactive materials, hazardous wastes, toxic, mutagenic or pathogenic substances or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” under any applicable Environmental Law, and shall include each of the following:

(i) those substances included within the definitions of “hazardous substances”, “hazardous materials”, “toxic substances”, or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), and the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq;

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(ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302);

(iii) any material, waste or substance which is designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); and

(iv) any substance defined as a “hazardous waste” in SDCL 34A-11-2(4) or as a “hazardous substance” in ARSD 74:52:01:01(22).

“Instrument” is defined in the preamble.

“Instruments” has the meaning given such term in the Uniform Commercial Code.

“Inventory” has the meaning given such term in the Uniform Commercial Code.

“Lands” means all lands which are either described in Exhibit A hereto or the description of which is incorporated in Exhibit A hereto by reference to another instrument or document.

“Leases” means all leases, subleases, assignments, options, licenses, concessions, occupancy agreements, profits-à-prendre, work agreements, joint venture agreements, partnerships (including mining partnerships), exploration agreements, operating agreements, surface use agreements and surface use and damage agreements, net profits agreements, royalty agreements, nominee agreements, options and all other conveyances, transfers, agreements or arrangements (whether mineral or otherwise, whether previously or hereafter made, and whether existing now or hereafter, including those shown in Exhibit A-3 hereto) relating to all or any part of the Lands or to any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in Lands or to any interest described in Exhibit A hereto, together with all rentals, royalties and other rights of each Trustor thereunder.

“Lender” is defined in the first recital.

“Mine” means all tangible property (whether now or hereafter existing or acquired, and whether real, personal or mixed) located or found now or hereafter on, in, or under all or any part of the Lands (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in Lands or to any interest described in Exhibit A hereto) that now or hereafter is (together with all substitutions and replacements for, and all accessions, additions and attachments to any thereof) used or useful in connection with mining Primary Minerals or Other Minerals (which as used herein shall include ores and concentrates bearing the same) or in connection with any related activities, including:

(a) exploration for and evaluation of deposits of Primary Minerals or Other Minerals,

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(b) the development, operation, shutdown and closure (temporary and permanent) of a mine (whether an underground or a surface mine),

(c) handling, processing, refining and beneficiation of Primary Minerals or Other Minerals, including crushing, screening, non-screen classifying, grinding, flotation, washing, gravity separation, magnetic separation, chemical leaching, thickening, filtration, drying, calcining, solvent extraction, electrorefining, electrowinning and smelting,

(d) storage of Primary Minerals or Other Minerals,

(e) transportation of Primary Minerals or Other Minerals by any means, including haulage within a mine and from a mine to a mill or to any other handling, processing, beneficiation, storage or marketing location, haulage between any of the foregoing locations, haulage of mine waste (including waste rock and overburden) and tailings, slag and other wastes resulting from handling, processing, and beneficiation and loading in connection with any haulage,

(f) marketing, and readying for market, Primary Minerals or Other Minerals,

(g) disposal (temporary and permanent) of mine waste (including waste rock and overburden) and tailings, slag and other wastes from handling, processing and beneficiation,

(h) monitoring, maintaining, restoring and improving environmental quality, including elimination, treatment and mitigation of air and water pollution, and

(i) reclamation of lands and other natural resources affected by any of the foregoing activities.

Without restricting the foregoing, “Mine” shall include the property shown on Exhibits A and B and the following property (together with all substitutions and replacements for, and all accessions, additions and attachments to any thereof) now or hereafter used or useful in connection with mining Primary Minerals or Other Minerals or in connection with related activities:

(i) generally—buildings; structures; improvements; furnishings; fixtures; equipment; apparatus; facilities; machinery; tools; vehicles; goods; supplies and inventory; and

(ii) specifically- headframes; mine offices; maintenance and equipment repair shops; carpentry; tool and electrical shops; parts and supplies warehouses; change houses; laboratory and assay facilities; ore bins; air compressors; electrical generators and buildings for same; dynamos; staff, workers’, and families’ living and eating facilities; ventilation shafts and ducts; fans; refrigeration units; underground

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workings (including adits; shafts; tunnels; crosscuts; laterals; drifts; raises; winzes; stopes; longwalls; and other openings to ore); pump rooms; underground hoist rooms; level stations; underground equipment and machinery storage and repair areas; escape shafts; ore storage areas; storehouses; hoist houses; drums; controls; and motors; wire rope for hoists; ore skips and man cars; timber; roof supports; track (including branch; cut-off; spur; industrial; switch; connecting; storage; yard; terminal and other railroad tracks); roads and haulage ways; conveyor belts; electrical wire; apparatus; and controls (including transformers and switch boxes); pipe; water and fuel supply tanks and pumps; rolling stock; including locomotives and cars; mine vehicles; drills and related equipment; explosives and explosives storage facilities; continuous miner machines; mucking equipment; loaders and loading equipment; tipples; dewatering facilities; including pumps; sewage facilities; waste water treatment and disposal facilities; ditches; water drainage courses; dams; and silt ponds; telephones and other communications equipment; pipelines (including slurry and pneumatic pipelines); tractors; scrapers; power shovels; backhoes; bucket-wheel excavators; draglines; dredges; haulage and water and maintenance trucks; inclined skips; graders; electrical power lines; mill or processing plant; ships; barges; port facilities; wharfs; piers; loading docks; tramways and aerial trams; aircraft; airstrips; recreation facilities; company townsite and buildings; sluices; wells; augers; overburden; waste rock or spoil; and other mine wastes; load-haul-dump vehicles; conveyors (including screw and bucket conveyors); crushers (including jaw crushers; gyratory crushers; wire crushers; impact crushers; roll crushers; hammer mills; shredders and roller mills); screens (including grizzlies); grinding mills (including ball mills; rod mills; autogenous mills and semi-autogenous mills); flotation circuits (including flotation cells; collection troughs and launders and flumes); washers (including hydrocyclones); gravity separation devices (including jigs; sluices; shaking tables; cones; spirals; vanners and heavy liquids); magnets; leaching circuits; thickening tanks; filters (including drum; disk; belt; and plate filters); driers; kilns; smelting furnaces (including reverberatory furnaces and flash smelters); converters; slag; tailings and tailings ponds.

“Other Minerals” means all minerals other than Primary Minerals, whether or not similar to Primary Minerals or found or produced in association with Primary Minerals, including all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits; whether solid, liquid or gaseous; whether organic or inorganic, metallic or nonmetallic, hydrocarbonaceous or non-hydrocarbonaceous; including rock, gravel, sand, methane, water, and geothermal steam, geothermal heat and geothermal resources.

“Parent” is defined in the first recital.

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“Patented Mining Claims” means all patented mining claims in which any Trustor has or may hereafter have any interest including any shown in Exhibit A-2 hereto.

“Plans and Specifications” means all those contracts and agreements listed on any of the Exhibits hereto and all future contracts, agreements, plans, specifications, surveys, designs, drawings and other matters executed by any Trustor and (or prepared by) any contractor, architect, engineer, surveyor or other consultant in connection with the design, construction or operation of the Mine including all contracts and agreements executed by such Trustor and any landscape architect, civil engineer, electrical engineer, soils engineer, mining engineer or mechanical engineer, together with all plans and specifications prepared by any design architect for the construction and improvements comprising the Mine.

“Post-Production Contracts” means contracts, if any, now in effect or hereafter entered into by any Trustor, or entered into by such Trustor’s predecessors in interest (if any), for the sale, purchase, exchange, supply, handling, processing, refining, beneficiation, marketing and/or transportation of Primary Minerals or Other Minerals produced from all or any part of the Lands or from any other lands any production from which, or profits or proceeds from such production, is attributable to any interest in the Lands or to any interest described in Exhibit A hereto (including such contracts as are listed in Exhibit D hereto).

“Primary Minerals” means gold and silver, including all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits containing gold or silver.

“Proceeds” has the meaning given such term in the Uniform Commercial Code.

“Requirements of Law” means, with respect to any Person, its Organic Documents and any Applicable Law or contractual obligation binding on such Person or its property.

“Secured Obligations” is defined in Section 3.1.

“Trustee” is defined in the preamble.

“Trustors” or “Mortgagors” is defined in the preamble.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of South Dakota, the State of Colorado, the State of Delaware, or any other applicable state.

“Unpatented Mining Claims” means all now existing or hereafter acquired, located, amended or relocated unpatented mining claims and mill sites, that is, possessory rights initiated on the public domain of the United States of America under 30 U.S.C. § 22, et seq., as implemented by regulations and state statutes, and for the purposes of this Instrument includes lode and placer mining claims, mill sites and tunnel sites, including amendments and relocations thereof, which Unpatented Mining Claims

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have been either located by any Trustor or predecessor in interest thereto or are controlled by such Trustor by lease, option or other agreement with one or more third parties, all as more particularly described in Exhibit A-4 hereto. Unpatented Mining Claims shall include all rights incident thereto as recognized under Applicable Laws relating to mining and shall include any and all appurtenant rights established by or accruing to the owner thereof, including, to the extent applicable to any individual Unpatented Mining Claim, the right of access, use of water and the right to conduct mineral exploration, development and exploitation activities.

“USFS” is defined in Section 4.3.

“Water Rights” means (including any of the following described in Exhibit A-6 hereto) all now or hereafter existing or acquired water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights, whether evidenced or initiated by permit, decree, well registration, appropriation not decreed, shares of stock or other interests in mutual ditch or reservoir companies or carrier ditch or reservoir companies or otherwise, appertaining or appurtenant to or beneficially used or useful in connection with the Lands and/or the Mine, together with all pumps, well casings, wellheads, electrical installations, pumphouses, meters, monitoring wells and systems, parshall flumes or other measuring devices, pipes, pipelines and other structures or personal property which are or may be used to produce, regulate, measure, distribute, store or use water from the said water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights.

“Wharf MAE” means a material adverse effect on (a) the business, property, operations, assets, liabilities, condition (financial or otherwise), or prospects of the Trustors taken as a whole, (b) the rights and remedies of the Beneficiary under this Instrument or (c) the ability of any Trustor to perform its obligations under this Instrument.

SECTION 1.2 Interpretation. Unless a clear contrary intention appears, this Instrument shall be construed and interpreted in accordance with the provisions set forth below:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors, executors, administrators, substitutes and assigns but, if applicable, only if such successors, executors, administrators, substitutes and assigns are permitted by this Instrument, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c) reference to any gender includes any other gender;

(d) reference to any agreement (including this Instrument and all Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

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(e) reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

(f) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

(g) “hereunder”, “hereof”, “hereto”, “herein” and words of similar import shall be deemed references to this Instrument, as the case may be, as a whole and not to any particular Article, Section, clause or other provision hereof or thereof;

(h) any reference to any particular Article, Section or clause shall be to such Article, Section or clause of this Instrument;

(i) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(j) relative to the determination of any period of time, “from” means “from (and including)” and “to” means “to (but excluding)”;

(k) reference to a “company” or “corporation” shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction; and

(l) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

ARTICLE 2. GRANT

NOW, THEREFORE, each Trustor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, and upon and subject to the terms and conditions hereinafter set forth, has granted, bargained, sold, warranted, encumbered, assigned, transferred, conveyed and mortgaged, and by these presents does grant, bargain, sell, warrant, encumber, assign, transfer, convey and mortgage, unto the Trustee, IN TRUST, WITH POWER OF SALE, for the use and benefit of the Beneficiary, all such Trustor’s right, title and interest, whether now owned or hereafter acquired, in, under, to and respecting all of the hereinafter described properties, rights and interests insofar as such properties, rights and interests consist of real property or fixtures; and insofar as such properties, rights and interests consist of Accounts, As-Extracted Collateral, Chattel Paper, Consumer Goods, Contract Rights, Deposit Accounts, Documents, Equipment, Farm Products Fixtures, General Intangibles, Goods, Instruments, Inventory, Proceeds of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect in the appropriate jurisdiction with respect to each of said

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properties, rights and interests), each Trustor hereby grants to said Trustee, for the use and benefit of the Beneficiary, and to the Beneficiary directly, a security interest therein to the full extent of such Trustor’s legal and beneficial interest therein now owned or hereafter acquired, namely:

(a) the Lands, and the fee, mineral, leasehold, overriding royalty, royalty, net profits and other interests described in Exhibit A hereto,

(b) the Primary Minerals and Other Minerals that are:

(i) on, in, or under, extending from or into,

(ii) produced or to be produced from,

(iii) stored, handled, processed, refined or beneficiated or to be stored, handled, processed, refined or beneficiated on, and/or

(iv) transported or marketed or to be transported or marketed on or from,

all or any part of the Lands or any other lands any production from which (or profits or proceeds from such production) is attributed to any interest in Lands or any interest described in Exhibit A hereto,

(c) without duplication of any other provision of this granting clause all of such Trustor’s now or hereafter arising Accounts, As-Extracted Collateral, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Goods (including all its Consumer Goods, Equipment, Farm Products, Fixtures and Inventory) and Instruments,

(d) the Leases,

(e) the Assigned Agreements, together with:

(i) all rights of the relevant Trustor to receive moneys due and to become due under or pursuant to each Assigned Agreement,

(ii) all rights of such Trustor to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to each Assigned Agreement,

(iii) all claims of such Trustor for damages arising out of or for breach of or default under each Agreement,

(iv) all rights of such Trustor to terminate each of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and

(v) to the extent not included in the foregoing, all proceeds of any and all of the foregoing,

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(f) the Mine,

(g) the Unpatented Mining Claims,

(h) the Patented Mining Claims,

(i) all Approvals,

(j) the Plans and Specifications,

(k) the Post-Production Contracts,

(l) the Water Rights (including those described in Exhibit A-6 hereto),

(m) all awards, payments or judgments, including interest thereon, and the right to receive the same, as a result of the exercise or threatened exercise of any right of eminent domain, other injury to, taking up, or decrease in the value of all or any portion of the Lands, the Mine or any other property described herein,

(n) all other property or rights of any kind or character related to the Lands, the Mine or other property described herein, and

(o) all Proceeds and products of the foregoing,

together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all contracts, contract rights, title instruments, title opinions, land status reports, title abstracts, title insurance commitments or policies, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including electrical, electromagnetic, gravity and seismic), geochemical, and radiometric data and information, drilling data, test data, mineral samples (including drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including reserve or deposit studies or evaluations), mine feasibility reports, mine development studies and plans, information concerning exploration and development of deposits of Primary Minerals and Other Minerals (including information concerning mine operation, shutdown and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, business names and the goodwill of the business relating thereto, unpatented inventions, patent applications and patents, lease records (including rental and royalty payment records), Unpatented Mining Claim records (including evidence of annual assessment work, payment of rental or maintenance fees, and filings and recordings made with Governmental Agencies), the Approvals and records and information

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concerning compliance therewith, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, insurance policies, commingling agreements, information and data and reports regarding the products and proceeds of mine operations (including quantities produced, proceeds from sale or other disposition, and disbursement of proceeds to persons entitled to a share thereof), information and data and reports regarding all aspects of the Mine (including transportation and marketing of mine products), rights-of-way, easements, servitudes, permits, licenses, tenements, hereditaments, appurtenances, privileges, liberties, development rights, air rights, parcel maps, extralateral rights, condemnation awards, rents, royalties, revenues, avails, income, security deposits, reclamation bonds, bonuses, accounts, returns, issues, profits, advantages, claims against third parties, products, proceeds and all other benefits, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid in this granting clause referenced, and all other things of value and incident thereto which such Trustor might at any time have or be entitled to (including any and all liens, lien rights and security interests, and all properties, rights and interests, whether now or hereafter existing or arising, that may be used or useful in connection with mining Primary Minerals or Other Minerals from all or any part of the Lands, or any other lands any production from which, or the profits or proceeds from such production, is attributed to any interest in the Lands or to any interest described in Exhibit A hereto, or in connection with any related activities); together with all estate, claim, demand right, title or interest of such Trustor in, to or respecting any street, road, highway, or alley (vacated or otherwise) adjoining the Lands or any part thereof; all strips and gores belonging, adjacent or pertaining the Lands; and any after-acquired title, additions and accretions to any of the foregoing, all the aforesaid properties, rights and interests, together with any after-acquired title, additions and accretions to any of the foregoing, being hereinafter called the “Encumbered Property”.

Notwithstanding the foregoing, the term “Encumbered Property” shall not include:

(i) any General Intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document a valid and enforceable right to terminate its obligations thereunder;

(ii) any asset, the granting of a security interest in which would be void or illegal under any Applicable Law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset;

(iii) any asset subject to a Permitted Encumbrance (other than Liens in favor of the Lender) to the extent that the grant of other Liens on such asset (A) would result in a breach or violation of, or constitute a

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default under, the agreement or instrument governing such Permitted Encumbrance, (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Encumbrance to terminate the Grantor’s use of such asset; or

(iv) Any assets (x) the ownership of which is evidenced by a Certificate of Title and (y) the value of which is not greater than $50,000.

Provided that the limitation set forth in clauses (i), (ii) and (iii) above shall (x) exist only for so long as such Applicable Law, rule, regulation, General Intangibles, Permitted Encumbrances or other rights arising under any contracts, instruments, licenses or other documents continue to be effective (and, upon the cessation, termination, expiration of such Applicable Law, rule, regulation, General Intangibles, Permitted Encumbrances or other rights arising under any contracts, instruments, licenses or other documents, or if any such Applicable Law, rule, regulation, General Intangibles, Permitted Encumbrances or other rights arising under any contracts, instruments, licenses or other documents is no longer applicable, the security interest granted herein shall be deemed to have automatically attached to such asset) and (y) not apply with respect to any asset if and to the extent that the security interest in and to such asset granted in this Instrument is permitted under Sections 9-406, 9-407, 9-408, or 9-409 of the UCC or under other Applicable Law.

Subject, however, to (i) the assignment of production contained in Article 6 but only insofar and so long as said assignment of production is not inoperative under the provisions of Section 6.5, and (ii) the condition that neither the Trustee nor the Beneficiary shall be liable in any respect for the performance of any covenant or obligation (including measures required to comply with any Environmental Laws) of any Trustor in respect of the Encumbered Property.

TO HAVE AND TO HOLD the Encumbered Property unto the Trustee forever to secure the payment and performance in full of the Secured Obligations and to secure the performance of all of the obligations of the Trustors herein contained.

ARTICLE 3. SECURITY FOR OBLIGATIONS

SECTION 3.1 Secured Obligations. The lien and security interest in the Encumbered Property granted hereunder secures the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of:

(a) The Secured Obligations under and as defined in the Guaranty.

(b) Each Trustor’s obligations to the Lender (and any Affiliate of the Lender pursuant to any Lender Provided Hedging Agreement or any Lender Provided Financial Service Product, in each case as provided in the Credit Agreement), now or hereafter existing or arising, under or in connection with this

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Instrument now or hereafter existing or arising under or in connection with the Credit Agreement, the Note, and each other Loan Document to which such Trustor either is or may from time to time become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under Applicable Law.

(c) Any sums advanced or expenses or costs incurred (including all attorneys’ fees and other legal, management and consulting expenses) by the Trustee or the Beneficiary (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate specified or otherwise agreed upon, from the date of such advances or the incurring of such expenses or costs until reimbursed and any other amounts owed by the Trustors to the Beneficiary under any other Security Document.

(d) Any extensions or renewals of all such obligations described in clause (a) through (c) above, whether or not each Trustor executes any extension agreement or renewal instruments.

All the above obligations of the Trustors are hereinafter collectively referred to as the “Secured Obligations”.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE TRUSTORS

In order to induce the Lender to make, maintain, continue and/or convert the Loan under the Credit Agreement and to induce the Trustee and the Beneficiary to accept this Instrument, each Trustor hereby represents and warrants unto the Lender as set forth in this Article 4. The representations and warranties of the Trustors set forth in this Article 4 shall be made anew upon the delivery of the Borrowing Request and upon the delivery of each Interest Election Request pursuant to the Credit Agreement.

SECTION 4.1 Valid Title. Subject to Section 4.2, Trustors have valid and indefeasible title (or senior uncontested possessory interest subject only to the paramount title of the United States of America, in the case of the Unpatented Mining Claims or valid leasehold interests, in the case of the Leases), to each property right or interest constituting the Encumbered Property and have a good and legal right to grant and convey the same to the Trustee or the Beneficiary pursuant to this Instrument.

SECTION 4.2 No Liens. The Encumbered Property is free from all Liens whatsoever, except for those Liens permitted under clauses (a) and (b) of Section 6.3 of the Credit Agreement or clause (i) of Section 5.5 of this Instrument.

SECTION 4.3 Unpatented Mining Claims. (a) Each Unpatented Mining Claim listed in Exhibit A-4 has been located on the ground in substantial compliance with the location procedures established by Applicable Law; (b) the certificates of

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location therefor have been properly recorded in the official records of the Lawrence County, South Dakota and properly filed with the Bureau of Land Management (“BLM”) and, if and to the extent required, U.S. Forest Service (the “USFS”) in accordance with Applicable Law and all fees and charges payable in respect thereof have been properly and timely paid; (c) (i) all assessment work required to be performed to date under Applicable Law to maintain the Unpatented Mining Claims in good standing, (ii) all payments in lieu of assessment work, all rental payments, all claim maintenance fee payments, and all royalty payments required to be paid to date under Applicable Law to maintain the Unpatented Mining Claims in good standing, and (iii) all affidavits, statements, returns, or other documents describing or evidencing the same required to be recorded or filed in connection therewith under Applicable Law to maintain the Unpatented Mining Claims in good standing, have been properly and timely performed, paid, recorded, and filed in the manner and to the extent required by Applicable Law to maintain the Unpatented Mining Claims in good standing; provided, however, that (i) for all Unpatented Mining Claims not located originally by or for each Trustor and for all assessment work, payments, recordings, and filings not performed or made by or for each Trustor, the foregoing representations are made by each Trustor subject to such title reports as it may have received and provided to the Beneficiary to date and otherwise to the best of its knowledge without benefit of a formal title report therefor, and (ii) the foregoing representations do not include any representations concerning the existence of valuable minerals within the boundaries of any individual Unpatented Mining Claim or the non-mineral character of land included within any mill site.

SECTION 4.4 Leases. With regard to each Lease to which any Trustor is a party (and except as expressly disclosed in writing to the Beneficiary), (a) the term of such Lease (if the same is a material lease of land) extends past the Maturity Date (as defined in the Credit Agreement and not as stated on the face of this Instrument with respect to this Instrument); (b) such Lease (if the same is a lease of land) is prior to any deed of trust or other lien upon the fee interest in such land, except for those Liens permitted under Section 6.3 of the Credit Agreement; (c) no material default has occurred under such Lease, nor is there any existing condition which but for the passage of time or the giving of notice or both would result in a material default under the terms of such Lease, and such Lease is in full force and effect; (d) such Lease (if the same is a lease of an Unpatented Mining Claim), provides that such Trustor shall have the right to amend or relocate in the name of the lessor thereunder any underlying Unpatented Mining Claim which it deems advisable to amend or relocate, and such lessor has agreed to execute any documents necessary for such purpose; and (e) such Lease (other than those Leases described in Exhibit A-5 attached hereto) is fully assignable or assignable with the prior written consent of the lessor which has been obtained.

SECTION 4.5 Operations; Approvals.

(a) Each Trustor has obtained all Approvals (other than (i) those identified in Exhibit C hereto as being “Pending Material Approvals” and (ii) those of a non-material nature which such Trustor expects will be obtained as and when necessary in the course of the operation of the Mine) required or advisable

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to facilitate the operation of the Mine as it is being operated as of each date this representation and warranty is made and the absence of which individually and the aggregate would have not have a Wharf MAE. All Approvals (other than as described in the parenthetical in the preceding sentence) necessary or advisable to obtain in connection with the operation of the Mine as it is being operated as of each date this representation and warranty is made, have been obtained and are in full force and effect.

(b) Other than the recording or filing of this Instrument and similar instruments in favor of the Beneficiary pursuant to Section 4.10, no Approval is necessary or advisable either for:

(i) the granting by the Trustors of any Lien over any Encumbered Property pursuant to this Instrument; or

(ii) the exercise by the Beneficiary or the Trustee of its rights and remedies in respect of the Encumbered Property pursuant to this Instrument, except that before the Beneficiary undertakes to exercise certain rights of any Trustor, it may need to obtain the approval of the United States or the State of South Dakota (as the case may be), which approval may be subject to the Beneficiary’s compliance with the requirements of Applicable Law.

SECTION 4.6 Water Rights. The Encumbered Property contains or is entitled to receive the benefit of sufficient Water Rights for the planned development and operation of the Mine throughout the planned life of the Mine in order to conduct the operations envisioned by the Trustors.

SECTION 4.7 Correct Names, etc.

(a) The cover page to this Instrument lists the correct legal name of the Trustors and no Trustor is now, nor has any Trustor been known, by any trade name.

(b) No Trustor has been known by any legal name different from the one set forth on the cover page of this Instrument, nor has any Trustor been the subject of any merger or other corporate reorganization.

SECTION 4.8 Post-Production Contracts. There are no other Post-Production Contracts affecting the Encumbered Property except those expressly disclosed in writing to the Beneficiary and copies of which have been provided to the Beneficiary.

SECTION 4.9 Exclusive Possession. Except as disclosed in writing to the Beneficiary, each Trustor has the right to exclusive possession of the Lands (subject only, in the case of Unpatented Mining Claims, to the paramount title of the United States of America, and subject to the rights of the third parties that own the mineral estate or the surface estate, as the case may be, that is severed from the estate owned by the Trustors, as set forth in Exhibit A).

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SECTION 4.10 Filings. All recordings, filings and other actions (other than the recording and filing of this Instrument and any financing statements or similar instruments relating hereto with all appropriate offices as described below) necessary and desirable to perfect and protect the Lien over the Encumbered Property have been duly made and taken. No effective deed of trust, mortgage, financing statement or other instrument similar in effect covering all or any part of the Encumbered Property is recorded or on file in any recording or filing office, except such as may have been expressly disclosed in writing to the Beneficiary. Immediately following the execution hereof, the Trustors shall cause (and hereby authorize the Beneficiary to cause) this Instrument and any financing statements, continuation statements, amendments or similar instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute 31 U.S.C. § 3726, any successor or amended version thereof or regulation promulgated under or pursuant to any version thereof) relating hereto to be recorded and filed with all appropriate offices necessary and desirable to perfect and protect the Lien over the Encumbered Property. The authorization of the Beneficiary in this Section 4.10 shall be irrevocable and continuing until the Termination Date.

SECTION 4.11 Perfected Lien. Upon the recording and filing of this Instrument and all financing statements or similar instruments relating hereto with all appropriate offices, this Instrument will, subject to Section 4.2, create a valid, first-priority, perfected security interest in the Encumbered Property, securing payment of the obligations stated to be secured thereby.

SECTION 4.12 Status of Assigned Agreements. The Assigned Agreements entered into prior to the date hereof, true and complete copies of which (or other evidence thereof) have been furnished to the Beneficiary prior to the Trustors’ execution of this Instrument (or on or prior to the effectiveness thereof in the case of any Assigned Agreement which is entered into after the date of this Instrument), have been duly authorized, executed and delivered by the relevant Trustors and, to the best of the knowledge of such Trustors, by the other parties thereto, have not been amended or otherwise modified except as disclosed in writing to the Beneficiary, and are in full force and effect and are binding upon and enforceable against the parties thereto in accordance with their terms subject, as to enforceability, to Applicable Laws relating to bankruptcy and the enforceability of creditors’ rights generally and by the fact that the availability of equitable remedies is discretionary. Each Trustor has performed in all material respects all of its obligations under the Assigned Agreements executed by it as of the date hereof and, to the best of the knowledge of such Trustor, the other parties to such Assigned Agreements have no defense, setoff or counterclaim arising thereunder. To the best of the knowledge of each Trustor, as of the date hereof, there exists no default under any of the executed Assigned Agreements by any other party thereto.

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SECTION 4.13 Environmental Matters. Without limiting the generality of any of the representations or warranties of Parent or any Trustor contained in the Credit Agreement and each other Loan Document to which it is a party, each Trustor hereby represents and warrants to the Lender that:

(a) except as disclosed in the disclosure schedules to the Credit Agreement from time to time (the “Disclosure Schedules”), (i) the Trustors have complied with all applicable Environmental Laws, except where the failure to be in compliance therewith would not have a Wharf MAE, (ii) the facilities and assets (including the Wharf Mine and Golden Reward Mine, the Lands and the assets constituting the Wharf Mine and Golden Reward Mine) of the Trustors do not manage any Hazardous Materials in violation of any Environmental Laws, except where any such violation would not reasonably be expected to have a Wharf MAE and (iii) there are no events, conditions or circumstances occurring at or relating to any facilities or assets of the Trustors (including the Wharf Mine and Golden Reward Mine, the Lands and the assets constituting the Wharf Mine and Golden Reward Mine) involving any environmental pollution or contamination that have, or would reasonably be expected to have, a Wharf MAE; and

(b) to the best of the knowledge of each Trustor (after due inquiry) and except as disclosed in the Disclosure Schedules, no property (including the Lands) owned, operated or leased by any Trustor or any other Person in connection with the Wharf Mine and Golden Reward Mine or such property is located within two thousand (2,000) feet of a significant disposal of “hazardous waste.”

ARTICLE 5. COVENANTS

Each of the Trustors agrees with the Beneficiary that, until the Secured Obligations have been paid and performed in full, it shall perform its obligations set forth in this Article.

SECTION 5.1 Payment and Performance of Obligations. Each Trustor will duly pay and perform its obligations hereunder and under and in connection with the Guaranty and each other Loan Document to which it is a party as and when required by their terms.

SECTION 5.2 Warrant and Defend Title. Each Trustor will warrant and forever defend the Encumbered Property (except to the extent such Trustor is permitted to encumber or dispose of the same pursuant to this Instrument) unto the Trustee and Beneficiary against every Person whomsoever lawfully claiming the same or any part thereof, and such Trustor will maintain and preserve the Lien hereby created.

SECTION 5.3 Further Assurances. Upon the request of the Trustee or the Beneficiary, each Trustor will execute and deliver such other and further instruments and will do such other and further acts as in the reasonable opinion of the Trustee or the Beneficiary may be necessary or desirable to carry out more effectually the purposes of this Instrument, including (a) prompt correction of any defect which may hereafter be discovered in the title to the Encumbered Property or in the execution and acknowledgment of this Instrument or any other document executed in connection herewith, (b) supplements to this Instrument as reasonably required from time to time by the Beneficiary and (c) information as to the payment of rental amounts and other

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amounts under the Leases described in Exhibit A-3 attached hereto. Upon request of the Beneficiary, each Trustor will use commercially reasonable efforts to deliver executed Counterparty Notices in the case of each Assigned Agreement entered into by such Trustor after the date hereof, if such Assigned Agreement prohibits, limits or restricts the transfer of such Trustor’s rights therein; provided, however, that it is agreed and understood that no Trustor shall be required to seek any Counterparty Notice to the extent such Trustor reasonably determines that seeking such Counterparty Notice may adversely affect the business or operations of such Trustor.

SECTION 5.4 Payment of Taxes. Each Trustor will pay and discharge, prior to delinquency, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labor, material, supplies, personal property and services); provided, however, that the foregoing shall not require such Trustor to pay or discharge any such tax assessment, fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with generally accepted accounting principles with respect thereto.

SECTION 5.5 Operation of the Encumbered Property. In addition to any similar obligations binding on it pursuant to the Credit Agreement, each Trustor shall, at such Trustor’s own expense:

(a) do or cause to be done all things necessary to keep unimpaired (and free and clear of Liens, except as may be permitted by Section 5.5(i)) such Trustor’s rights in the Encumbered Property and not abandon the Mine or, except in the ordinary course of business, forfeit, surrender or release any interest in the Mine or any rights in the Encumbered Property (other than the Disposition of inventory (which, for the avoidance of doubt, shall not include metals streaming arrangements) and the Disposition of obsolete, damaged, immaterial, worn out or surplus property, in each case, in the ordinary course of business, or enter into any operating agreement with respect to the Encumbered Property, without the prior written consent of the Beneficiary;

(b) operate, manage and maintain the Mine and produce and process Primary Minerals and Other Minerals in accordance with sound mining and business practice and, in all material respects, in accordance with all relevant Approvals and Requirements of Law;

(c) cause to be paid, promptly as and when due and payable, all rentals and royalties payable in respect of the Encumbered Property, and all expenses incurred in or arising from the operation or development of the Encumbered Property except where such Trustor is diligently contesting the validity or amount of such rentals and royalties in good faith and such action would not materially interfere with the operation, management and maintenance of the Mine;

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(d) cause all Equipment and other personal property constituting a portion of the Mine to be kept in good operating condition (subject to normal wear and tear), and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to the production of Primary Minerals and Other Minerals from the Mine, to be promptly made;

(e) obtain and keep in full force and effect all Leases and Approvals necessary to use, own, develop, occupy, operate and conduct production operations on the Encumbered Property;

(f) make all payments required by and substantially perform and comply with all material terms, provisions, covenants, conditions and agreements imposed upon or assumed by such Trustor under any of the Leases in order that the Leases shall remain in full force and effect except where failure to obtain and keep in full force as aforesaid would not materially interfere with the operation, management and maintenance of the Mine;

(g) not surrender, terminate or cancel, or suffer any termination or cancellation of, or consent to any material alteration, modification, amendment, supplement or change to or in, any material Lease without first obtaining the Beneficiary’s prior written consent, which will not be unreasonably withheld or delayed;

(h) do or cause to be done all acts necessary to ensure that the Encumbered Property contains or has the benefit of, whether through the ownership or assignment of Water Rights, sufficient water for the use, development, operation, exploration, production and processing on or in connection with the Encumbered Property;

(i) cause the Encumbered Property to be kept free and clear of Liens, other than (i) the Lien created by this Instrument, (ii) Liens otherwise permitted by Section 6.3 of the Credit Agreement, (iii) defects or irregularities in title and Liens, which are not such as to interfere materially with the development, operation or value of the Encumbered Property and not such as to affect materially title thereto, (iv) those being contested by such Trustor in good faith in such manner as not to jeopardize the Trustee’s and the Beneficiary’s rights in and to the Encumbered Property, and (v) those consented to in writing by the Beneficiary;

(j) carry the insurance required by Section 5.5 of the Credit Agreement and comply with all obligations relevant to such insurance as set forth thereunder;

(k) keep all its Equipment, Inventory and other Goods at its own premises (at its addresses shown on Schedule II hereto) and at the premises listed on Schedule III hereto, and other locations of which the Trustors give the Beneficiary written notice (other than (i) Primary Minerals and Other Minerals sold pursuant to any of the Post-Production Contracts listed in Exhibit D, and

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other Post-Production Contracts with delivery at the same locations; (ii) doré sold in the ordinary course of business, (iii) certain Equipment or Goods purchased and transported to the Wharf Mine and Golden Reward Mine within ninety (90) days of purchase or (iv) any other Equipment, Inventory and other Goods (in an amount not to exceed US$250,000 in the aggregate at any one time)), unless the Beneficiary shall have received the benefit of perfected, first-in-priority Liens in respect of such Equipment, Inventory or other Goods at such other locations, or unless the Beneficiary shall otherwise consent in writing; provided however, that obsolete, damaged, immaterial, worn out or surplus property that is Disposed of pursuant to Section 5.5(a) may be transported away from such premises at the time of Disposition;

(l) upon the reasonable request of the Beneficiary (and subject to any Lien then held by the Lender), stamp on its records concerning the Encumbered Property (and/or enter in its computer records concerning the Encumbered Property) and add on all Chattel Paper constituting a portion of the Encumbered Property a notation, in form satisfactory to the Beneficiary, of the Lien of the Beneficiary hereunder;

(m) upon the reasonable request of the Beneficiary (and subject to any Lien then held by the Lender), cause to be noted on the applicable certificate, in the event any item of its Equipment is covered by a Certificate of Title, the value of which is equal to or greater than $50,000, the Lien of the Beneficiary in the Equipment covered hereby;

(n) furnish to the Beneficiary as soon as possible and in any event within thirty (30) days after the occurrence from time to time of any change in the address of the relevant Trustor’s location (as described on the signature page hereto), notice in writing of such change;

(o) comply in all material respects with all conditions and requirements arising under Applicable Law necessary to preserve and extend any and all rights, licenses, permits, claims, patents, privileges, franchises and concessions which are applicable to such Trustor or have been granted for the Encumbered Property or the use thereof, and are necessary to own and operate the Mine as it is being operated at any time;

(p) not initiate or acquiesce in any change in any material zoning or other land use or water rights classification now or hereafter in effect and affecting the Encumbered Property or any part thereof, where such change, if implemented, would have a Wharf MAE;

(q) maintain all utility services available for use at the Encumbered Property; and

(r) appear in and defend, with counsel reasonably acceptable to the Beneficiary, any action or proceeding purporting to affect the security hereof or

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the rights or powers of the Beneficiary or the Trustee; and pay all reasonable costs and expenses, including cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which the Beneficiary or the Trustee may appear.

SECTION 5.6 Trustors Remain Liable. Anything herein to the contrary with respect to the Assigned Agreements notwithstanding:

(a) each Trustor shall remain liable under the Assigned Agreements and other contracts and agreements included in the Encumbered Property to the extent set forth therein, and shall perform all of its duties and obligations under such Assigned Agreements, contracts and agreements to the same extent as if this Instrument had not been executed,

(b) the exercise by the Trustee or the Beneficiary of any of its rights hereunder shall not release any Trustor from any of its duties or obligations under any such Assigned Agreements or contracts and agreements included in the Encumbered Property,

(c) neither the Trustee nor the Beneficiary shall have any obligation or liability under any Assigned Agreement or contract or agreement included in the Encumbered Property by reason of this Instrument, nor shall the Trustee or the Beneficiary be obligated to perform any of the obligations and liabilities or duties of any Trustor thereunder or to take any action to collect or enforce any claim for payment assigned thereunder; and

(d) prior to an Event of Default pursuant to the Credit Agreement, (i) all amounts payable by the Assigned Agreement Counterparty to any Trustor may be paid to and retained by such Trustor and (ii) each Trustor may enter into, amend, terminate, or otherwise modify its Assigned Agreements in the ordinary course of its business.

SECTION 5.7 Unpatented Mining Claims.

(a) Commencing as of the annual assessment work year beginning at 12:00 o’clock noon, local time, on September 1, 2015, and ending at 12:00 o’clock noon, local time, on September 1, 2016, and each assessment year thereafter during the term hereof, provided that this Instrument has not been released prior to one hundred twenty (120) days before the end of any annual assessment year, each Trustor shall (i) perform in a proper and timely manner all assessment work required to be performed under Applicable Law to maintain the Unpatented Mining Claims in good standing, (ii) pay in a proper and timely manner all payments in lieu of assessment work, all rental payments, all claim maintenance fee payments, and all royalty payments required to be paid under Applicable Law to maintain the Unpatented Mining Claims in good standing, and (iii) prepare, record and file in a proper and timely manner (and promptly thereafter furnish to the Beneficiary copies thereof) all affidavits, statements,

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returns or other documents describing or evidencing the same that are required to be recorded or filed in connection therewith under Applicable Law to maintain the Unpatented Mining Claims in good standing. Notwithstanding anything to the contrary in this Section 5.7 or elsewhere in this Instrument, and to the extent permitted by Section 6.5(a) of the Credit Agreement, such Trustor shall be entitled to abandon, amend or relocate any Unpatented Mining Claim (i) if the ground which such Unpatented Mining Claim covers is simultaneously or immediately thereafter covered by one or more Unpatented Mining Claims subject to the Lien of this Instrument and in such Trustor’s good faith judgment such Unpatented Mining Claims are of a value at least as great as the Unpatented Mining Claims so abandoned or (ii) with the consent of the Beneficiary.

(b) In the event of the repeal or substantial modification of the General Mining Law of 1872 as currently in effect during the term of this Instrument, such that the interest of any Trustor hereunder is modified, reduced or transformed, such Trustor shall consult with the Beneficiary and the Trustee to determine how best to preserve the interests of the Beneficiary and the Trustee hereunder. No Trustor shall take any action to replace or consent to the modification or substitution of rights to Unpatented Mining Claims as a result of such repeal or substantial modification without the written consent of the Beneficiary having been first obtained.

(c) No Trustor shall apply for a patent of any Unpatented Mining Claim which forms part of the Encumbered Property unless in its good faith judgment such application would benefit the Encumbered Property and in any event shall not make such application without the consent of the Beneficiary.

(d) Subject to its rights of abandonment, amendment and relocation set forth in clause (a), each Trustor will take all steps reasonably necessary and appropriate, consistent with sound mining and business practice, to maintain and defend its possessory rights or title to Unpatented Mining Claims in a status not less beneficial to the Encumbered Property than that which exists on the date hereof.

SECTION 5.8 Recording and Filing. Each Trustor will promptly, and at such Trustor’s expense, pay all fees, taxes and charges, execute, record, register, deposit and file this and every other instrument in addition or supplemental hereto, including financing statements and continuations thereof, in such offices and places and at such times and as often as may be necessary to create, preserve, protect and renew the Lien as a valid, first Lien on and prior perfected security interest in real or personal property (except as otherwise permitted pursuant to this Instrument), as the case may be, and the rights and remedies of the Trustee and of the Beneficiary, obtain such acknowledgements or consents, notify all obligors or providers of services and materials and otherwise do and observe all things or matters necessary or expedient to be done or observed by reason of any Applicable Law, or as the Beneficiary reasonably may request from time to time, for the purpose of effectively creating, maintaining and preserving the Lien hereof on and in the Encumbered Property.

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SECTION 5.9 Sale or Mortgage of the Encumbered Property. Except for sales of severed Primary Minerals and Other Minerals in the ordinary course of any Trustor’s business, the granting of the Lien created by this Instrument and as otherwise expressly permitted in the Credit Agreement (including Liens permitted under Section 6.3 of the Credit Agreement and Dispositions permitted under Section 6.5 of the Credit Agreement), such Trustor will not sell, convey, mortgage, pledge, or otherwise dispose of or encumber the Encumbered Property nor any portion thereof, nor any of such Trustor’s right, title or interest therein, nor contract to do nor permit to occur any of the foregoing, without first securing the written consent of the Beneficiary; and Trustor shall give notice to the Beneficiary in the event that it enters into any arrangement with any purchaser of Primary Minerals or Other Minerals regarding the Encumbered Property whereby said purchaser may set off any claim against such Trustor by withholding payment for any Primary Minerals or Other Minerals actually delivered.

SECTION 5.10 Records; Statements and Reports. Each Trustor will keep financial records and statements reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles and will furnish or cause to be furnished to the Beneficiary (a) such information as the Beneficiary may reasonably request with respect to the Mine, and (b) such other information concerning the business, affairs and financial condition of such Trustor as the Beneficiary may from time to time reasonably request pursuant to the Credit Agreement.

SECTION 5.11 Right of Entry. Each Trustor will permit the Trustee, officers and employees of the Beneficiary and such other persons or entities as the Beneficiary may in its discretion designate, at the cost and expense of such Trustor (provided, however, that if no Event of Default exists, Trustors shall only be responsible for the costs and expenses of one inspection, examination, review and reproduction at the each location of the Encumbered Property per year), reasonable access to the Encumbered Property and to the field offices and other offices, including the principal place of business, of such Trustor to inspect and examine the Encumbered Property and to inspect, review and reproduce as necessary any books, records, accounts, contracts or other documents of such Trustor. Without limiting the generality of the foregoing, the Beneficiary shall have the right, on twenty-four (24) hours prior written notice to any Trustor, to cause such Persons as the Beneficiary may designate (one time per year, unless an Event of Default exists, in which case there shall be no limit) to enter the Encumbered Property to conduct (at the cost and expense of such Trustor as provided above), or to cause such Trustor to conduct (at the cost and expense of such Trustor as provided above), such tests and investigations as the Beneficiary reasonably deems necessary to determine whether any Hazardous Material is being generated, transported, stored, or disposed of in accordance with applicable Environmental Laws. This Section 5.11 shall not be construed to affect or limit the obligations or rights of the Trustors pursuant to Section 5.6 of the Credit Agreement or Section 5.5 of this Instrument in any manner whatsoever.

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SECTION 5.12 After-Acquired Properties. Each Trustor shall advise the Beneficiary, within forty-five (45) days after each June 30 and ninety (90) days after each December 31 of each calendar year (commencing June 2015), as to any additional Lands, Unpatented Mining Claims, Patented Mining Claims, Leases, Water Rights or any other real property interests it has acquired during such preceding six-month period and shall, promptly thereafter, execute, acknowledge and deliver such other and further instruments and agreements necessary or desirable to include such interests and assets as a part of the Encumbered Property hereunder.

SECTION 5.13 Performance of Assigned Agreements; Notices. Each Trustor shall:

(a) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, unless the failure to do any of the foregoing would not reasonably be expected to cause a Wharf MAE, and take all such action to such end as may be from time to time reasonably requested by the Beneficiary, and

(b) upon the reasonable request of the Beneficiary, (i) furnish to the Beneficiary promptly upon receipt thereof copies of all written notices, requests and other documents received by such Trustor under or pursuant to the Assigned Agreements, and (ii) make upon each relevant Assigned Agreement Counterparty such demands and requests for information and reports or for action as such Trustor is entitled to make under the Assigned Agreements.

SECTION 5.14 Actions Under Assigned Agreements. No Trustor shall:

(a) cancel or terminate any material Assigned Agreement or consent to or accept any cancellation or termination thereof, in any case that would reasonably be expected, individually or in the aggregate, to have a Wharf MAE,

(b) amend or otherwise modify any material Assigned Agreement (or give any consent, waiver or approval thereunder) in a manner materially adverse to the Beneficiary,

(c) waive any default under or breach of any material Assigned Agreement, in any case that would reasonably be expected, individually or in the aggregate, to have a Wharf MAE, or

(d) take any other action in connection with the material Assigned Agreements which would impair the value of the interest or rights of such Trustor thereunder and that would reasonably be expected, individually or in the aggregate, to have a Wharf MAE, or which would impair the interest or rights of the Beneficiary.

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SECTION 5.15 Environmental Covenants. Without limiting the generality of the covenants of the Parent or any Trustor contained in the Credit Agreement and each other Loan Document to which any Trustor is a party:

(a) each Trustor shall, and shall ensure that each other relevant Person shall, keep, use, operate and maintain the Wharf Mine and Golden Reward Mine and all of its property (including the Lands) and each portion of any parcel thereof in compliance with, keep all Approvals relating to environmental matters in effect and remain in compliance with and handle all Hazardous Materials in compliance with, all Environmental Laws (and to the extent there are violations of such laws existing as of the date hereof which are disclosed on the Disclosure Schedules, with the remediation plans and work plans listed on the Disclosure Schedules), and otherwise shall not cause or permit any such Lands or any portion of any parcel thereof to be in violation of such laws, unless, in any case, the failure to do so would not be reasonably expected to have a Wharf MAE;

(b) each Trustor shall use its best efforts to cure promptly (to the extent necessary to terminate any action or proceeding relating to the condition of the Wharf Mine and Golden Reward Mine and its properties (including the Lands)) and have dismissed with prejudice any actions and proceedings relating to compliance with all applicable Environmental Laws, unless failure to do so would not reasonably be expected to have a Wharf MAE;

(c) no Trustor shall permit the Wharf Mine and Golden Reward Mine or the Lands or any portion of any parcel thereof to be a site for the use, generation, manufacture, discharge, assembly, processing, storage, Release, disposal or transportation of Hazardous Materials except (i) as disclosed on the Disclosure Schedules, (ii) in such quantities and as may be necessary for the production, storage and transportation of Primary Minerals or Other Minerals in the ordinary course of such Trustor’s business and in compliance with all Approvals (other than any noncompliance that would not reasonably be expected to have a Wharf MAE), (iii) as may be necessary or required to develop the Lands and (iv) as may be necessary to respond to any emergency, each of which excepted activities will be conducted in a manner designed to minimize environmental risk;

(d) each Trustor shall promptly advise the Lender in writing of:

(i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against such Trustor or the Lands pursuant to any applicable Environmental Laws that singly or in the aggregate, have, or may reasonably be expected to have, a Wharf MAE;

(ii) any and all material claims made or threatened by any third party against such Trustor or the Lands relating to any claim, liability, cause of action, nuisance, fine, penalty, charge, administrative or judicial order or proceeding, judgment, remedial action or cleanup requirement, enforcement, damage, contribution,

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cost recovery, compensation, loss or injury resulting from any Hazardous Materials that, singly or in the aggregate, have, or may reasonably be expected to have, a Wharf MAE (the matters set forth in sub-clause (i) and this sub-clause are hereinafter referred to as “Hazardous Materials Claims”);

(e) no Trustor shall, without having given written notice to the Lender, (i) take any remedial action in response to the presence of any Hazardous Materials on, under, or about the Lands (except as may be necessary to respond to any emergency), or (ii) enter into any settlement agreement, consent decree, or other compromise in respect of any Hazardous Material Claim in excess of $10,000,000;

(f) each Trustor shall, as reasonably requested by the Lender, deliver to the Lender a report discussing significant issues or concerns arising, or measures taken, during the preceding year and those contemplated for the following year relating to compliance with all Environmental Laws, including compliance with any then effective order of any Governmental Agency or authority pertaining to the characterization, abatement and remediation of soil and groundwater contamination of the Lands; provided that, no more than one such request shall be made in any given calendar year;

(g) within 60 days after request from the Lender, each Trustor shall deliver to the Lender all material studies, reports, surveys and analyses (including such materials generated by such Trustor’s employees) conducted since January 1, 2010, in the possession of such Trustor with respect to environmental matters relating to the Lands;

(h) each Trustor shall cooperate fully with any environmental consultant retained by the Lender to prepare reports on the Lands; and

(i) each Trustor shall provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this Section.

SECTION 5.16 Indemnity. Each Trustor hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Lender) each of the Lender and any Affiliate of the Lender and the directors, officers, employees, agents, successors and assigns of each of the foregoing (collectively, the “Indemnitees”) from and against any and all claims (including third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable attorneys’ and/or paralegals’ fees and expenses), including all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any Governmental Agency, arising directly or indirectly, in whole or in part, out of (a) the presence on or under the Lands of any Hazardous Materials, or

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any escape, seepage, leakage, spillage, discharge, emission, Release, disposal or transportation of any Hazardous Materials on, under or from the Lands, or (b) any activity carried on or undertaken on or off the Lands, whether prior to or during the term of the Loans, and whether by such Trustor or any predecessor in title or any employees, agents, contractors or subcontractors of such Trustor or any predecessor in title, or any third persons at any time occupying or present on the Lands, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Lands; provided, however, that nothing herein shall require any Trustor to indemnify any Indemnitee for any matter arising solely from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction or resulting from a claim brought by the Parent or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Parent or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The foregoing indemnity shall further apply to any residual contamination on or under the Lands, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws. It is expressly understood and agreed that the indemnity provided for herein shall survive: (x) the repayment of the Loan and the release of or reconveyance (whether full or partial) of the Lands and the other properties encumbered by this Instrument; or (y) the acquisition of title to all or any portion of the Lands by the Lender, or any successor in interest to the Lender, or any nominee or designee of any of them, by foreclosure under or transfer in lieu of foreclosure of this Instrument, whether or not the same is otherwise in satisfaction of any Trustor’s obligations in connection with the Loans.

This Section 5.16 shall supplement and not replace or conflict with any provision of the Credit Agreement.

ARTICLE 6. ASSIGNMENT OF PRODUCTION

SECTION 6.1 Assignment. Each Trustor hereby absolutely and irrevocably (a) transfers, assigns, warrants and conveys to the Beneficiary, effective as of the date hereof, at 12:01 A.M., local time, all Primary Minerals and Other Minerals which are thereafter produced from and which accrue to, the Encumbered Property, and all proceeds therefrom, and (b) gives to and confers upon the Beneficiary the right, power and authority to collect such Primary Minerals and Other Minerals and proceeds. Each Trustor irrevocably appoints the Beneficiary its true and lawful attorney-in-fact, at the option of the Beneficiary at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of such Trustor or the Beneficiary, for all such Primary Minerals and Other Minerals and proceeds and apply the same to the payment of the Secured Obligations; provided,

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however, that the Trustors shall have the right to collect such Primary Minerals and Other Minerals and proceeds at any time so long as no Event of Default has occurred and is continuing, but in any event not more than one month prior to the actual sale or other disposition thereof. Subject to the foregoing, all parties producing, purchasing or receiving any such Primary Minerals or Other Minerals, or having such, or proceeds therefrom, in their possession for which they or others are accountable to the Beneficiary by virtue of the provisions of this Article, are authorized and directed to treat and regard the Beneficiary as the assignee and transferee of any Trustor and entitled in such Trustor’s place and stead to receive such Primary Minerals and Other Minerals and all proceeds therefrom; and said parties and each of them shall be fully protected in so treating and regarding the Beneficiary and shall be under no obligation to see to the application by the Beneficiary of any such proceeds or payments received by it. The assignment of the Primary Minerals and Other Minerals, and proceeds in this Section is intended to be an absolute assignment from such Trustor to the Beneficiary and not merely the granting or passing of a security interest. Such Primary Minerals and Other Minerals and proceeds are hereby assigned absolutely by each Trustor to the Beneficiary contingent with respect to collection only upon the occurrence of an Event of Default hereunder.

SECTION 6.2 Collection Upon Event of Default. Upon the occurrence of any Event of Default, the Beneficiary may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, in its own name or as agent or attorney in fact for the Trustors, enter upon and take possession of the Encumbered Property, or any part thereof, and sue for or otherwise collect all Primary Minerals and Other Minerals located thereat and the proceeds thereof, including those past due and unpaid and apply the same, less costs and expenses of operation and collection, including attorneys’ fees, upon any of the Secured Obligations, in the order of application provided in the Credit Agreement. The collection of such Primary Minerals and Other Minerals and proceeds, or the entering upon and taking possession of the Encumbered Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to notice of default.

SECTION 6.3 No Liability of the Beneficiary in Collecting. The Beneficiary is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Beneficiary under this Article 6) and from all other responsibility in connection therewith, except the responsibility to account to any Trustor for funds actually received.

SECTION 6.4 Assignment Not a Restriction on the Beneficiary’s Rights. Nothing herein contained shall detract from or limit the absolute obligation of any Trustor to make payment of the Secured Obligations regardless of whether the proceeds assigned by this Article are sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment and performance of the Secured Obligations.

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SECTION 6.5 Status of Assignment. Notwithstanding the other provisions of this Article 6, and in addition to the other rights hereunder, the Trustee or any receiver appointed in judicial proceedings for the enforcement of this Instrument shall have the right to receive all Primary Minerals and Other Minerals herein assigned and the proceeds therefrom after the Secured Obligations have been declared due and payable in accordance with the provisions of the Credit Agreement and to apply all of said proceeds as provided in Section 6.2. Upon any sale of the Encumbered Property or any part thereof pursuant to Article 7, the Primary Minerals and Other Minerals thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article 6.

SECTION 6.6 Indemnity. In addition to any similar obligations set forth in the Credit Agreement and each other Loan Document to which it is a party, the Trustors shall jointly and severally indemnify the Trustee and the Beneficiary against all claims, actions, liabilities, judgments, costs, losses, damages, attorneys’ fees or other charges or expenses of whatsoever kind or nature (collectively, “Claims”) made against or incurred by them or either of them as a consequence of the assertion (except as a result of gross negligence or willful misconduct by the Trustee or the Beneficiary as finally determined in a non-appealable judgment by a court of competent jurisdiction or as a result from a claim brought by any Trustor or any other Loan Party against the Trustee or Beneficiary for breach in bad faith of such Trustee’s or Beneficiary’s obligations hereunder or under any other Loan Document (so long as such Trustor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction)), either before or after the payment in full of the Secured Obligations, that they or any of them received the Primary Minerals and Other Minerals herein assigned or the proceeds thereof claimed by third persons, and the Trustee and the Beneficiary shall have the right to defend against any such Claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such Claims. The Trustors will jointly and severally indemnify and pay to the Trustee or the Beneficiary any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Trustee and the Beneficiary or either of them. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Trustors hereby agree to make the maximum contribution to the payment and satisfaction of the Claims which is permissible under Applicable Law. The obligations of the Trustors as hereinabove set forth in this Section 6.6 shall survive the release, termination, foreclosure or assignment of this Instrument or any sale hereunder.

ARTICLE 7. ENFORCEMENT OF THE SECURITY

SECTION 7.1 Waiver of Notice and Demand Upon Acceleration. Upon the occurrence and during the continuance of an Event of Default, the Beneficiary, at its option, may declare the Secured Obligations to be forthwith due and payable, without any notice or demand of any kind (except as expressly required in the Credit Agreement), both of which are hereby expressly waived.

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SECTION 7.2 Power of Sale of Real Property Constituting a Part of the Encumbered Property. Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right and power to sell without the necessity of judicial proceedings, to the extent permitted by Applicable Law, at one or more sales, as an entirety or in parcels, as it and the Beneficiary may elect, the real property constituting a part of the Encumbered Property, at the entrance of the Courthouse, in Deadwood, Lawrence County, South Dakota, or at such other lawful place or places as the Trustee may elect in its sole and absolute discretion, and otherwise in such manner and upon such notice as may be required by Applicable Law, or, in the absence of any such requirement, as the Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers. The Trustee may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Trustee may make other and successive sales until all of the trust estate shall have been legally sold.

SECTION 7.3 Rights of the Trustee and the Beneficiary with Respect to Personal Property Constituting a Part of the Encumbered Property. Upon the occurrence and during the continuance of an Event of Default, the Trustee and the Beneficiary will have all rights and remedies granted by Applicable Law, and particularly by the Uniform Commercial Code, including the right to take possession of all personal property constituting a part of the Encumbered Property, and for this purpose the Trustee and/or the Beneficiary may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Trustee and/or the Beneficiary may require any Trustor to assemble such personal property and make it available to the Trustee and/or the Beneficiary at a place to be designated by the Trustee and/or the Beneficiary which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Trustee and/or the Beneficiary will give the Trustors reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to the relevant Trustor at the address shown below the signatures at the end of this Instrument at least ten (10) days before the time of the sale or disposition.

SECTION 7.4 Rights of the Trustee and the Beneficiary with Respect to Fixtures Constituting a Part of the Encumbered Property. Upon the occurrence and during the continuance of an Event of Default, the Trustee and/or the Beneficiary may elect to treat the Fixtures constituting a part of the Encumbered Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.

SECTION 7.5 Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, the Trustee and/or the Beneficiary, in lieu of or in

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addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder as a mortgage, or for the sale of the Encumbered Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Encumbered Property, or for the enforcement of any other appropriate legal or equitable remedy.

SECTION 7.6 Possession of the Encumbered Property. It shall not be necessary for the Trustee or the Beneficiary to have physically present or constructively in its possession at any sale held by the Trustee, the Beneficiary or by any court, receiver or public officer any or all of the Encumbered Property; and each relevant Trustor shall deliver to the purchasers at such sale on the date of sale the Encumbered Property purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Encumbered Property, then the title and right of possession to the Encumbered Property shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.

SECTION 7.7 Certain Aspects of a Sale. The Beneficiary shall have the right to become the purchaser at any sale held by the Trustee or by any court, receiver or public officer, and the Beneficiary shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including nonpayment of the unpaid portion of, and the interest accrued on, the Secured Obligations after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

SECTION 7.8 Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

SECTION 7.9 Effect of Sale. Any sale or sales of the Encumbered Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to the fullest extent permitted by Applicable Law to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of any Trustor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against such Trustor, and each Trustor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or

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any of the property sold from, through or under such Trustor or such Trustor’s successors or assigns. Nevertheless, the Trustors, if requested by the Trustee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

SECTION 7.10 Application of Proceeds. All proceeds received by the Beneficiary in respect of any sale of the Encumbered Property, or any part thereof, (whether granted and conferred herein, or by virtue of judicial proceeding) of, collection from, or other realization upon, all or any part of the Encumbered Property may, in the discretion of the Beneficiary, be held by the Beneficiary as additional collateral security for the Secured Obligations, or then or at any time thereafter be applied (after payment and satisfaction of all costs and expenses incurred by the Trustee and/or the Beneficiary in the performance of its or their rights or duties, including costs and expenses of any entity or of taking possession of any of the Encumbered Property or of any sale, or advertisement thereof and of conveyances and as well court costs, compensation of any casual employees and reasonable legal fees, and of any amounts payable pursuant to Section 9.3 of the Credit Agreement and Section 7.13 of this Instrument ) in whole or in part by the Beneficiary against all or any part of the Secured Obligations in the order provided for in the Credit Agreement.

SECTION 7.11 Liability for Deficiency. Each Trustor will remain liable for any deficiency owing to the Beneficiary after application of the proceeds of any sale of the Encumbered Property as set forth in Section 7.9, to the fullest extent permitted by Applicable Law.

SECTION 7.12 The Trustors’ Waiver of Appraisement, Marshaling, and Other Rights. Each Trustor agrees, to the fullest extent that such Trustor may lawfully so agree, that such Trustor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, moratorium, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument or the absolute sale of the Encumbered Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; and each Trustor, for such Trustor and all who may claim by, through or under such Trustor, so far as such Trustor or those claiming by, through or under such Trustor now or hereafter lawfully may, hereby waives the benefit of all such laws. Each Trustor, for such Trustor and all who may claim by, through or under such Trustor, waives, to the extent that such Trustor may lawfully do so, any and all right to the exemption of homesteads, and to have the Encumbered Property marshaled upon any foreclosure of the Lien hereof, or sold in inverse order of alienation, and agrees that the Trustee or any court having jurisdiction to foreclose such Lien may sell the Encumbered Property as an entirety or in separate parts. Each Trustor, for such Trustor and all who may claim by, through or under such Trustor, further waives, to the fullest extent that such Trustor may lawfully do so, any requirement for posting a receiver’s bond or replevin bond or other similar type of bond if the Trustee commences an action for appointment of a receiver or an action for replevin to recover possession of any of the Encumbered Property. Each Trustor hereby further waives the pleading of any statute of limitations as a defense to

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any and all Secured Obligations, and each Trustor agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Instrument or any of the Encumbered Property. Each Trustor, for itself and for all who may claim by, through or under such Trustor, further waives, to the fullest extent that such Trustor may lawfully do so, any and all rights of redemption (whether arising at law or in equity), and no provision of this Instrument shall be deemed or construed to provide such Trustor with any right of redemption. Each Trustor, for itself and for all persons and entities hereafter claiming by, through or under such Trustor or who may at any time hereafter become holders of Liens junior to the Lien of this Instrument, hereby expressly waives and releases all rights to direct the order in which any of the Encumbered Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Encumbered Property and/or any other property now or hereafter constituting security or any of the Secured Obligations marshaled upon foreclosure of this Instrument or of any other security or any of such Secured Obligations. If any Applicable Law in this Section referred to and now in force, of which each Trustor or such Trustor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section 7.12.

SECTION 7.13 Costs and Expenses. All costs and expenses as described in the Fee Letter and all other costs and expenses (including reasonable attorneys’ fees and other legal, management and consulting expenses) incurred by the Trustee or the Beneficiary in protecting and enforcing their rights hereunder (including any and all such costs and expenses which are incurred in connection with any state or federal action or proceeding concerning bankruptcy, debt relief, or protection from creditors, and in connection with any and all appellate actions or proceedings), shall constitute a demand obligation owing by any Trustor to the party incurring such costs and expenses and shall draw interest, if not paid within three (3) Business Days after demand, at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Credit Agreement until paid, all of which shall constitute a portion of the Secured Obligations.

SECTION 7.14 Operation of the Encumbered Property by the Beneficiary. Upon the occurrence and during the continuance of an Event of Default and in addition to all other rights herein conferred on the Beneficiary, the Beneficiary (or any Person designated by the Beneficiary) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Encumbered Property, and to exclude the Trustors, and the Trustors’ agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that any Trustor shall be at the time entitled and in its place and stead, in any form and manner deemed expedient by the Beneficiary. The Beneficiary, or any Person designated by the Beneficiary, may operate the same without any liability to any Trustor in connection with such operations, except to use ordinary care in the operation of such properties, and the Beneficiary or any Person designated by the Beneficiary shall have the right to collect, receive and receipt for all Primary Minerals and Other Minerals produced and sold from said properties (as described in Section 7.2), to make repairs, purchase machinery and

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equipment, conduct work-over operations, open new mines and to exercise every power, right and privilege of any Trustor with respect to the Encumbered Property. All amounts paid or expended by the Beneficiary or its designee in exercising its rights under this Section (plus compensation to the Beneficiary for its out-of-pocket and other expenses for each matter for which it acts under this Instrument), along with interest thereon, if not paid within three (3) Business Days after demand, at the highest rate of interest from time to time accruing under and as provided in the Credit Agreement until paid, all of which shall constitute a portion of the Secured Obligations, shall be added to the Secured Obligations and shall be repaid to the Beneficiary upon demand. When and if the expenses of such operation and development (including costs of unsuccessful operations or additional mines) have been paid and the Secured Obligations paid, said properties shall, if there has been no sale or foreclosure, be returned to the relevant Trustor.

SECTION 7.15 Right of Beneficiary to Judgment. The Trustors are personally obligated and fully liable, and on a joint and several basis, for all amounts due under the Guaranty and other Loan Documents. The Beneficiary has the right to sue on the Guaranty and other Loan Documents and obtain a personal judgment against any Trustor for satisfaction of the amount due under the Guaranty and other Loan Documents either before or after a judicial foreclosure of this Instrument.

SECTION 7.16 Sales. To the extent permitted by Applicable Law, each Trustor waives all claims, damages and demands it may acquire against the Beneficiary arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Encumbered Property shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Each Trustor recognizes that the Beneficiary may be unable to effect a public sale of any or all the Encumbered Property and may be compelled to resort to one or more private sales thereof. Each Trustor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private and each Trustor waives, to the extent permitted by Applicable Law, any claims against Beneficiary and the Secured Parties arising by reason of the fact that the price at which the Encumbered Property may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Beneficiary accepts the first offer received and does not offer the Encumbered Property to more than one offeree; provided that such private sale is conducted in accordance with this Instrument. Each Trustor hereby agrees that in respect of any sale of any of the Encumbered Property pursuant to the terms hereof, the Beneficiary is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of Applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Agency, and each Trustor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Beneficiary be liable or accountable to any Trustor for any discount allowed by reason of the fact that such Encumbered Property is sold in compliance with any such limitation or restriction.

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ARTICLE 8. OTHER PROVISIONS

SECTION 8.1 Successor Trustee. Any Trustee may resign in writing addressed to the Beneficiary or may be removed at any time with or without cause by an instrument in writing duly executed by the Beneficiary. In case of the resignation or removal of a Trustee, one or more successor Trustees may be appointed by the Beneficiary by an instrument of substitution complying with any requirements of Applicable Law, and in the absence of any such requirement, without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee or Trustees all the estate and title of the prior Trustee in all of the Encumbered Property, and he or they shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee from time to time acting hereunder.

SECTION 8.2 Right to Perform the Trustors’ Obligations. Each and every covenant herein contained shall be performed and kept by each Trustor solely at such Trustor’s expense. If any Trustor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Instrument, the Beneficiary, or the Trustee or any receiver appointed hereunder, may, but shall not be obligated to, perform or keep, or caused to be performed or kept, the same in such Trustor’s behalf, and such Trustor hereby agrees to reimburse the Beneficiary or the Trustee or such receiver (as the case may be) on demand for all expenses incurred in connection therewith plus interest thereon, if not paid within three (3) Business Days after demand, at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Credit Agreement until paid. The undertaking of such performance by the Beneficiary or the Trustee or such receiver (as the case may be) as aforesaid shall not obligate the Beneficiary or the Trustee or such receiver (as the case may be) to continue such performance or to engage in such performance or performance of any other act in the future, shall not cause the Beneficiary or the Trustee to become liable to the Trustors for the sufficiency thereof, shall not relieve any Trustor from the observance or performance of any covenant or agreement contained in this Instrument or constitute a waiver of default hereunder and shall not affect the right of the Beneficiary to accelerate the payment of the Secured Obligations or to resort to any other of its rights or remedies hereunder or under Applicable Law.

SECTION 8.3 Defense of Claims. Each Trustor will notify the Beneficiary, in writing, promptly of the commencement of any legal proceedings affecting the Lien hereof or the Encumbered Property, or any part thereof, and will take such action, employing attorneys reasonably agreeable to the Beneficiary, as may be necessary or appropriate to preserve such Trustor’s, the Trustee’s and the Beneficiary’s rights affected thereby and/or to hold harmless the Trustee and the Beneficiary in respect of

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such proceedings; and should any Trustor fail or refuse to take any such action, the Trustee or the Beneficiary may, upon giving prior written notice thereof to such Trustor, take such action in behalf and in the name of such Trustor and at such Trustor’s expense. Moreover, the Beneficiary or the Trustee, on behalf of the Beneficiary, may take such independent action in connection therewith as it or they may in its or their discretion deem proper, each Trustor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest, if not paid within three (3) Business Days after demand, at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Credit Agreement until paid, will, on demand, be reimbursed, as appropriate, to the Beneficiary, the Trustee or any receiver appointed hereunder. The obligations of the Trustors as hereinabove set forth in this Section 8.3 shall survive the release, termination, foreclosure or assignment of this Instrument or any sale hereunder.

SECTION 8.4 The Encumbered Property to Revert. If the Secured Obligations shall be fully paid and the covenants herein contained shall be well and truly performed, then all of the Encumbered Property shall revert to the Trustors (in accordance with each Trustor’s relevant interest therein) and the entire estate, right, title and interest of the Trustee and the Beneficiary shall thereupon cease; and the Beneficiary in such case shall, upon the request of such Trustor and at such Trustor’s cost and expense, deliver to such Trustor proper instruments acknowledging satisfaction of this Instrument, including a request for full release requesting that the Trustee execute and deliver a full satisfaction and release, without warranty or recourse of any kind, to the person or persons legally entitled thereto and terminations of all UCC financing statements pertaining to this Instrument.

SECTION 8.5 Renewals, Amendments and Other Security. Renewals and extensions of the Secured Obligations may be given at any time and amendments may be made to agreements relating to any part of such Secured Obligations or the Encumbered Property and the Trustee and the Beneficiary may take or may now hold other security for the Secured Obligations, all without notice to or consent of any Trustor. The Trustee or the Beneficiary may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Instrument, which shall continue as a first-priority, perfected Lien (subject to the exceptions set forth herein) in the Encumbered Property not expressly released until the Secured Obligations are fully paid and performed.

SECTION 8.6 Construction of Instrument. This Instrument shall be deemed to be and may be enforced from time to time as a chattel mortgage, contract, mortgage, deed of trust, financing statement or security agreement, and from time to time as any one or more thereof.

SECTION 8.7 Limitation on Interest. No provision of this Instrument or of any Loan Document shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law or which is otherwise contrary to

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Applicable Law. If any excess of interest in such respect is herein or in the Credit Agreement or any other Loan Document provided for, or shall be adjudicated to be so provided for herein or in the Credit Agreement or any other Loan Document, no Trustor shall be obligated to pay such excess.

SECTION 8.8 Unenforceable or Inapplicable Provisions. If any provision hereof or of any other Loan Document is invalid or unenforceable in any jurisdiction, the other provisions hereof or of such Loan Document shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee and the Beneficiary in order to effectuate the provisions hereof or thereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Encumbered Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

SECTION 8.9 Rights Cumulative; Waiver.

(a) Each and every right, power and remedy herein given to the Trustee or the Beneficiary shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein provided or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient. No failure or delay by or on the part of the Trustee or the Beneficiary, or the exercise, or the beginning of the exercise, of any such right, power or remedy shall be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy in exercising any power or right under this Instrument. No such failure or delay shall operate as a waiver of any right hereunder, nor shall any single or partial exercise of any power, right, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other power, right, or remedy. No notice to or demand on any Trustor in any case shall entitle it to any notice or demand in similar or other circumstances. No delay or omission by the Trustee or by the Beneficiary in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. No waiver or approval under this Instrument shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(b) Any and all covenants in this Instrument may from time to time by Instrument in writing signed by the Beneficiary be waived to such extent and in such manner as the Beneficiary may desire, but no such waiver shall ever affect or impair either the Trustee’s or the Beneficiary’s rights or Liens hereunder, except to the extent specifically stated in such written instrument.

SECTION 8.10 Indemnification. In addition to any similar obligations contained in this Instrument and each other Loan Document to which they are or may

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become a party, the Trustors hereby jointly and severally indemnify and hold harmless the Trustee and the Beneficiary from and against any and all claims, actions, judgments, costs, fees (including reasonable attorneys’ fees, including the costs of successfully defending itself against a claim by another party hereto), expenses, damages, charges, losses and liabilities arising out of or resulting from this Instrument (including the enforcement hereof), except claims, losses or liabilities resulting from the Trustee’s or the Beneficiary’s gross negligence or willful misconduct, as applicable, as finally determined in a non-appealable judgment by a court of competent jurisdiction or from a claim brought by any Trustor or any other Loan Party against the Trustee or Beneficiary for breach in bad faith of such Trustee’s or Beneficiary’s obligations hereunder or under any other Loan Document (so long as such Trustor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, upon demand, the Trustors will pay to the Trustee or the Beneficiary the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Trustee or the Beneficiary may incur in connection with:

(a) the administration of this Instrument, the Guaranty and each other Loan Document to which any Trustor or any of its Affiliates is a party;

(b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Encumbered Property;

(c) the exercise or enforcement of any of the rights of the Trustee or the Beneficiary hereunder; or

(d) the failure by any Trustor to perform or observe any of the provisions hereof.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Trustors hereby agree to make the maximum contribution to the payment and satisfaction of such claims, actions, judgments, costs, fees (including reasonable attorneys’ fees), expenses, damages, charges, losses and liabilities which is permissible under Applicable Law. The obligations of the Trustors as hereinabove set forth in this Section shall survive the release, termination, foreclosure or assignment of this Instrument or any sale hereunder and the resignation or removal of the Beneficiary and the Trustee.

SECTION 8.11 Release and Waiver. The Trustors hereby waive and release any and all rights of contribution, reimbursement or indemnity they have or may hereafter have against the Trustee and/or the Beneficiary arising from or relating to this Instrument and/or the Encumbered Property, including claims or liabilities relating to Environmental Laws.

SECTION 8.12 No Partnership. Nothing contained in this Instrument is intended to, or shall be construed as, creating to any extent and in any manner

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whatsoever, any partnership, mining partnership, joint venture or association among the Trustors, the Trustee and the Beneficiary, or in any way as to make the Beneficiary or the Trustee co-principals with the Trustors with reference to the Encumbered Property, and any inferences to the contrary are hereby expressly negated.

SECTION 8.13 Partial Releases. No partial release from the Lien of this Instrument with respect to any part of the Encumbered Property by the Beneficiary or the Trustee shall in any way alter, vary or diminish the force, effect or Lien of this Instrument against the balance or remainder of the Encumbered Property.

SECTION 8.14 Action by Individual Trustee. Any Trustee from time to time serving hereunder shall have the absolute right, acting individually, to take any action and to give any consent and to exercise any right, remedy, power, privilege or authority conferred upon the Trustee, and no person dealing with the Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of the Trustee.

SECTION 8.15 Successors and Assigns. This Instrument shall be binding upon the Trustors and each Trustor’s successors and assigns, and shall inure to the benefit of the Trustee, and the Beneficiary, for the benefit of the Lender, and their respective successors and assigns; provided, however, that:

(a) no Trustor may assign, delegate or transfer its rights or obligations hereunder without the prior written consent of the Beneficiary and the Lender;

(b) the rights of sale, assignment and transfer of the Beneficiary, and the Lender are subject to Section 9.4 of the Credit Agreement; and

(c) the rights of sale, assignment and transfer of the Trustee are described in Section 8.1.

SECTION 8.16 Amendments. The provisions of this Instrument may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Trustors and the Beneficiary.

SECTION 8.17 Headings. The various headings of this Instrument are inserted for convenience only and shall not affect the meaning or interpretation of this Instrument.

SECTION 8.18 Execution in Counterparts. This Instrument may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Signature pages may be removed from a counterpart original and attached to one instrument, which may be recorded.

SECTION 8.19 Recording References in Exhibit A. All recording references in Exhibit A hereto are to the official real property records of the county in which the affected land is located.

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SECTION 8.20 Special Filing as Financing Statement. This Instrument shall likewise be a security agreement and a financing statement. This Instrument shall be recorded and filed, among other places, in the official real property records of each county in which any portion of the real property described in or referred to in Exhibit A hereto is situated, and, when recorded and filed in such counties, shall be effective as a financing statement covering, inter alia, (i) goods which are or are to become fixtures on, in, or under the real property described or referred to in Exhibit A hereto and (ii) As-Extracted Collateral from and relating to the real property described or referred to in Exhibit A hereto. At the option of the Beneficiary and if allowed under Applicable Law, a carbon, photographic or other reproduction of this Instrument or of any financing statement covering the Encumbered Property or any portion thereof shall be sufficient as a financing statement and may be filed as such. Each Trustor hereby authorizes the Beneficiary to file financing statements describing as the collateral encumbered thereby “all of the debtor’s personal property or assets” or words to that effect, and such authorization shall be irrevocable and continuing until the Termination Date.

SECTION 8.21 Notices. All notices and other communications provided to any party hereto under this Instrument shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Trustors or the Beneficiary at its address or facsimile set forth below its signature hereto, or at such other address or facsimile number as may be designated by such party in a notice to the other parties, and if to the Trustee at such address it may designate in a notice to the other parties hereto given in accordance with the provisions of this Section. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

SECTION 8.22 Request for Notice. Each Trustor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth on the signature page(s) of this Instrument.

SECTION 8.23 Statement by the Trustors. Each relevant Trustor, within ten (10) days after being given notice by mail, will furnish to the Beneficiary a written statement stating the unpaid Secured Obligations and any other amounts secured by this Instrument and stating whether any offset or defense exists against such principal and interest.

SECTION 8.24 Acceptance by the Trustee. The Trustee accepts this trust when this Instrument, duly executed and acknowledged, is made a public record as provided by law.

SECTION 8.25 [Not used.]

SECTION 8.26 Beneficiary Appointed Attorney-in-Fact. The Trustors hereby irrevocably appoint the Beneficiary the Trustors’ attorney-in-fact, with full authority in the place and stead of the Trustors and in the name of the Trustors or

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otherwise, from time to time in the Beneficiary’s discretion, to take any action (including any action under the Assigned Agreements that any Trustor is entitled to take) and to execute any instrument which the Beneficiary may deem necessary or advisable to accomplish the purposes of this Instrument, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Assigned Agreements;

(b) to receive, indorse and collect any drafts or other instruments or documents in connection with clause (a);

(c) to file any claims or take any action or institute any proceedings which the Beneficiary may deem to be necessary or desirable for the collection thereof or to enforce the rights of the Beneficiary with respect to any of the Assigned Agreements or to enforce compliance with the terms and conditions of the Assigned Agreements;

(d) to execute and file financing statements, amendments and continuations thereof; and

(e) to perform the affirmative obligations of any Trustor hereunder.

Notwithstanding the foregoing, the Beneficiary shall not take any action pursuant to clauses (a), (b), (c) or (e) of the foregoing power of attorney unless an Event of Default has occurred and is continuing. Each Trustor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. The Beneficiary shall have no obligation to undertake any powers granted to it pursuant to this Section 8.26 and if it does undertake any such powers, the Beneficiary shall not be liable or responsible to the Trustor for the sufficiency thereof.

SECTION 8.27 Beneficiary May Perform. If any Trustor fails to perform any agreement contained herein, the Beneficiary may itself perform, or cause performance of, such agreement, and the expenses of the Beneficiary incurred in connection therewith shall be payable by such Trustor pursuant to Section 7.10.

SECTION 8.28 Beneficiary Has No Duty. In addition to, and not in limitation of, Section 5.6, the powers conferred on the Beneficiary hereunder are solely to protect its interest (on behalf of the Lender) in the Assigned Agreements and shall not impose any duty on it to exercise any such powers. Except for the accounting for moneys actually received by it hereunder, the Beneficiary shall have no duty as to any Assigned Agreement or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Assigned Agreement.

SECTION 8.29 Governing Law and Venue. This Instrument shall be governed by the law of the State of South Dakota. Any litigation based hereon, or arising out of, under, or in connection with this Instrument, or any course of conduct,

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course of dealing, statements (whether oral or written) or action of the Trustors, the Trustee or the Beneficiary in connection herewith may be brought and maintained in the Circuit Court in Lawrence County, South Dakota or in the U.S. District Court for the District of South Dakota in Rapid City, South Dakota.

SECTION 8.30 Waiver of Jury Trial. THE BENEFICIARY, THE TRUSTEE AND EACH TRUSTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INSTRUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY TRUSTOR, THE TRUSTEE AND THE BENEFICIARY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BENEFICIARY AND THE TRUSTEE ENTERING INTO THIS INSTRUMENT.

SECTION 8.31 Concerning Joint and Several Liability of the Trustors.

(a) Each Trustor is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lender under the Credit Agreement and this Instrument, for the mutual benefit, directly and indirectly, of each Trustor and in consideration of the undertakings of each Trustor to accept joint and several liability for the obligations of each other Trustor.

(b) Each Trustor jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Trustors with respect to the payment and performance of all of the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each Trustor without preferences or distinction among them.

(c) If and to the extent that any Trustor shall fail to make any payment with respect to any of the Secured Obligations as and when due or to perform any of the Secured Obligations in accordance with the terms thereof, then in each such event, the other Trustors will make such payment with respect to, or perform, such Secured Obligation.

(d) The obligations of each Trustor under the provisions of this Section 8.31 constitute full recourse obligations of such Trustor, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Instrument or any other circumstances whatsoever.

(e) Except as otherwise expressly provided herein or in any other Loan Documents, each Trustor hereby waives, to the fullest extent permitted by Applicable Law, notice of acceptance of its joint and several liability, notice of any Loan made under the Credit Agreement and this Instrument, notice of occurrence of any Event of Default, or of any demand for any payment under the Credit

43

Agreement and this Instrument, notice of any action at any time taken or omitted by the Lender under or in respect of any of the Secured Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Instrument; provided that such waiver shall not apply to those notice, consent and other rights of such Trustor that were negotiated in good faith by the parties hereto and are expressly set forth in this Instrument for the benefit of such Trustor. Each Trustor hereby assents to, and waives, to the fullest extent permitted by Applicable Law, notice of, any extension or postponement of the time for the payment of any of the Secured Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lender at any time or times in respect of any default by any other Trustor in the performance or satisfaction of any term, covenant, condition or provision of this Instrument, any and all other indulgences whatsoever by the Lender in respect of any of the Secured Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Secured Obligations or in part, at any time or times, of any security for any of the Secured Obligations or the addition, substitution or release, in whole or in part, of any other Trustor. Without limiting the generality of the foregoing, each Trustor assents to any other action or delay in acting or failure to act on the part of the Lender, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the Applicable Laws or regulations thereunder which might, but for the provisions of this Section 8.31, afford grounds for terminating, discharging or relieving such Trustor, in whole or in part, from any of its obligations under this Section 8.31 it being the intention of each Trustor that, so long as any of the Secured Obligations remain unsatisfied, the obligations of such Trustor under this Section 8.31 shall not be discharged except by performance and then only to the extent of such performance. To the fullest extent permitted by Applicable Law, the Secured Obligations of each Trustor under this Section 8.31 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Trustor or the Lender, and the joint and several liability of the Trustors hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Trustor or the Lender.

(f) The provisions of this Section 8.31 are made for the benefit of the Lender and its successors and assigns, and may be enforced by any such Person from time to time against any of the Trustors as often as occasion therefor may arise and without requirement on the part of the Lender first to marshal any of its claims or to exercise any of its rights against any of the other Trustors or to exhaust any remedies available to it against any of the other Trustors or to resort to any other source or means of obtaining payment of any of the Secured Obligations or to elect any other remedy. The provisions of this Section 8.31 shall remain in effect until all the Secured Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Secured Obligations, is rescinded or

44

must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization of any of the Trustors, or otherwise, the provisions of this Section 8.31 will forthwith be reinstated in effect, as though such payment had not been made.

(g) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint and several obligations of a Trustor shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Trustor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including the Bankruptcy Code), after taking into account, among other things, such Trustor’s right of contribution and indemnification from each other Trustor under Applicable Law.

45

IN WITNESS WHEREOF, each of the Trustors and the Beneficiary has executed or caused to be executed this Mortgage, Deed of Trust with Power of Sale, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing as of the day, month and year first above written.

TRUSTORS:

WHARF RESOURCES (U.S.A.), INC.

By:
Name:	Peter C. Mitchell
Title:	Vice President

104 S. Michigan Avenue, Suite 900
Chicago, IL 60603

Telephone No.: 312-489-5800
Facsimile No: 312-489-5899
Attention: Casey M. Nault, Secretary

WHARF REWARD MINES INC.

By:
Name:	Peter C. Mitchell
Title:	Vice President

104 S. Michigan Avenue, Suite 900
Chicago, IL 60603

Telephone No.: 312-489-5800
Facsimile No: 312-489-5899
Attention: Casey M. Nault, Secretary

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

WHARF GOLD MINES INC.

By:
Name:	Peter C. Mitchell
Title:	Vice President

Address for Notices:

104 S. Michigan Avenue, Suite 900
Chicago, IL 60603

Telephone No.: 312-489-5800
Facsimile No: 312-489-5899
Attention: Casey M. Nault, Secretary

GOLDEN REWARD MINING COMPANY
LIMITED PARTNERSHIP

By:	Wharf Reward Mines Inc.,
its general partner

By:
	Name:	Peter C. Mitchell
	Title:	Vice President

104 S. Michigan Avenue, Suite 900
Chicago, IL 60603

Telephone No.: 312-489-5800
Facsimile No: 312-489-5899
Attention: Casey M. Nault, Secretary

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

WHARF RESOURCES MANAGEMENT INC.

By:
Name:	Peter C. Mitchell
Title:	Vice President

104 S. Michigan Avenue, Suite 900
Chicago, IL 60603

Telephone No.: 312-489-5800
Facsimile No: 312-489-5899
Attention: Casey M. Nault, Secretary

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

BENEFICIARY:

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

By:
Name:
Title:

Address for notices:

Telephone No:
Facsimile No.
Attention:

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

STATE OF	)
) ss:
COUNTY OF	)

On this the     day of March, 2015, before me,                                         , the undersigned officer, personally appeared Peter C. Mitchell, who acknowledged himself to be the Vice President of Wharf Resources (U.S.A.), Inc., a corporation, and that he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof I hereunto set my hand and official seal.

Title of officer.

My Commission Expires:                     .

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

STATE OF	)
) ss:
COUNTY OF	)

On this the     day of March, 2015, before me,                                         , the undersigned officer, personally appeared Peter C. Mitchell, who acknowledged himself to be the Vice President of Wharf Reward Mines Inc., a corporation, and that he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof I hereunto set my hand and official seal.

Title of officer.

My Commission Expires:                     .

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

STATE OF	)
) ss:
COUNTY OF	)

On this the     day of March, 2015, before me,                                         , the undersigned officer, personally appeared Peter C. Mitchell, who acknowledged himself to be the Vice President of Wharf Gold Mines Inc., a corporation, and that he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof I hereunto set my hand and official seal.

Title of officer.

My Commission Expires:                     .

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

STATE OF	)
) ss:
COUNTY OF	)

On this the     day of March, 2015, before me,                                         , the undersigned officer, personally appeared Peter C. Mitchell, who acknowledged himself to be the Vice President of Wharf Reward Mines Inc., general partner of Golden Reward Mining Company Limited Partnership, a limited partnership, and that he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof I hereunto set my hand and official seal.

Title of officer.

My Commission Expires:                     .

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

STATE OF	)
) ss:
COUNTY OF	)

On this the     day of March, 2015, before me,                                         , the undersigned officer, personally appeared Peter C. Mitchell, who acknowledged himself to be the Vice President of Wharf Resources Management Inc., a corporation, and that he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof I hereunto set my hand and official seal.

Title of officer.

My Commission Expires:                     .

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

STATE OF	)
) ss:
COUNTY OF	)

On this the     day of March, 2015, before me,                                         , the undersigned officer, personally appeared             , who acknowledged himself/herself to be a             of The Bank of Nova Scotia, a Canadian bank, and that he/she, as such             being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the bank by himself/herself as             .

In witness whereof I hereunto set my hand and official seal.

Title of officer.

My Commission Expires:                     .

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

STATE OF	)
) ss:
COUNTY OF	)

On this the     day of March, 2015, before me,                                         , the undersigned officer, personally appeared                                         , who acknowledged himself/herself to be a                         of The Bank of Nova Scotia, a Canadian bank, and that he/she, as such                     being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the bank by himself/herself as                                              .

In witness whereof I hereunto set my hand and official seal.

Title of officer.

My Commission Expires:                     .

Mortgage, Deed of Trust with Power

of Sale, Assignment of Production, Security Agreement,

Financing Statement and Fixture Filing

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among COEUR MINING, INC., a Delaware corporation, [                    ], as the Lender.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	[ ] [ ], 20[ ]

F-1-1

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among COEUR MINING, INC., a Delaware corporation, [                    ], as the Lender.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender in writing and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[ ] [ ], 20[ ]

F-2-1

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among COEUR MINING, INC., a Delaware corporation, [                    ], as the Lender.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	[ ] [ ], 20[ ]

F-3-1

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 31, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among COEUR MINING, INC., a Delaware corporation, [                    ], as the Lender.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

\NAME OF LENDER]

By:
Name:
Title:

Date: [            ] [    ], 20[

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

[                 , 20    ]

This Compliance Certificate (this “Certificate”) is delivered by Coeur Mining, Inc. a Delaware corporation (the “Borrower”) pursuant to clause (c) of Section 5.1 of that certain Credit Agreement, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and The Bank of Nova Scotia, as the Lender. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

This Certificate relates to the             [Fiscal Quarter] [Fiscal Year], commencing on                     ,          and ending on                     ,          (such latter date being the “Computation Date”).

The undersigned is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate the undersigned hereby certifies to the Lender that as of the Computation Date:

(a)	Attached hereto as Annex I

[are the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the Fiscal Quarter ended [                    ] and the consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter].1

[are copies of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries, for the Fiscal Year ended [                    ], setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Lender].2

(b) The financial statements delivered with this Certificate in accordance with clauses (a) and/or (b) of Section 5.1 of the Credit Agreement are correct and complete (subject to normal year end audit adjustments).

(c) Any other information presented in connection with this Certificate (including the schedules hereto) is correct and complete.

[1]	INCLUDE FOR QUARTERLY FINANCIAL DELIVERABLES.
[2]	INCLUDE FOR ANNUAL FINANCIAL DELIVERABLES.

(d) The Total Net Leverage Ratio on the Computation Date was [    :1], as computed on Schedule 3 hereto. The maximum Total Net Leverage Ratio permitted pursuant to clause (a) of Section 6.1 of the Credit Agreement is [3.50]:1 and, accordingly, the terms of such clause [have] [have not] been complied with.

(e) Liquidity on the Computation Date was [                    ], as computed on Schedule 4 hereto. Pursuant to clause (b) of Section 6.1 of the Credit Agreement, the Borrower and its Subsidiaries shall have Cash Equivalent Investments of at least $100,000,000 in the aggregate at all times, and, accordingly, the terms of such clause [have] [have not] been complied with.

(f) No Default has occurred and is continuing, except as set forth on Schedule 5 hereto, which includes a description of the nature and period of existence of such Default and what action the Borrower or any other Loan Party has taken, is taking and proposes to take with respect thereto.

The Borrower hereby designates the Subsidiaries set forth on Schedule 6 hereto as Material Subsidiaries.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its chief financial or accounting Authorized Officer as of the date first above written.

COEUR MINING, INC.

By:
Name:
Title:

Compliance Certificate

ALL AMOUNTS ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR THE BORROWER AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.

SCHEDULE 1

TOTAL DEBT

FOR TOTAL NET LEVERAGE RATIO CALCULATION

1. Total Debt is defined as follows:[1]

(a) all obligations of such Person for borrowed money or advances or borrowed metals and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including Subordinated Debt, performance bonds and reclamation bonds

$

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;	$

(c) all Capitalized Lease Obligations and Attributable Debt	$

(d) net Hedging Obligations (including any negative mark-to-market amounts) of such Person;	$

(e)

whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), including obligations of such Person (“Earn-out Obligations”) in respect of “earn-outs” or other similar contingent payments (whether based on revenue or otherwise) arising from the acquisition of a business or line of business and payable to the seller or sellers thereof,

$

(f) obligations arising under Synthetic Leases;	$

(g) the stated liquidation value of Redeemable Capital Securities;	$

2. TOTAL DEBT: The sum of Items 1(a) through 1(h)	$

[1]

Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

SCHEDULE 2

EBITDA

EBITDA: for the four consecutive Fiscal Quarters ending on the Computation Date (the “Computation Period”), the sum (without duplication) of:

1. Net Income for the Computation Period:

(a) the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for the Computation Period	$

Exclusions:

(b) all amounts in respect of any gains and losses from Dispositions other than inventory Disposed of in the ordinary course of business	$

(c) Net Income: Item (1)(a) plus/minus (as applicable) Items (1)(b)	$

Plus:

2. In each case to the extent deducted in the calculation of Net Income, but without duplication:

(a) amounts attributable to amortization and depreciation of assets	$

(b) expense for taxes based on income or profits	$

(c) Fixed Charges	$

(d) non-cash charges, including: non-cash charges in respect of foreign currency translation losses, non-cash losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133, non-cash mark-to-market losses resulting from the embedded derivative under the Franco-Nevada Agreement, in each case, of the Borrower and its Subsidiaries for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future),

$

	(e) extraordinary losses during such period	$

	(f) all unusual or non-recurring charges or expenses and all restructuring charges	$

	(g) costs and expenses in connection with the Transactions to the extent not capitalized	$

	(h) the sum of Items 2(a) through (2)(g)	$

Less:

3.	In each case to the extent included in the calculation of Net Income, but without duplication:

	(a) interest income paid to the Borrower and its Subsidiaries	$

	(b) non-cash gains	$

(c) the income of any Person (other than a Subsidiary of the Borrower ) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions

$

	(d) the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, the Borrower or any of the Borrower’s Subsidiaries	$

	(e) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during the Computation Period	$

	(f) the sum of Items 3(a) through (3)(e)	$

5. EBITDA: Item 1(e) plus Item 2(h) minus Item 3(f)		$

SCHEDULE 3

TOTAL NET LEVERAGE RATIO

TOTAL NET LEVERAGE RATIO: as of the Computation Date and defined as follows:

1. Total Debt outstanding on the last day of each Fiscal Quarter (as set forth in Item 2 of Schedule 1 hereto), less amount of unrestricted Cash Equivalent Investments held by the Borrower and its Subsidiaries as of the Computation Date:

$

2. EBITDA: computed for the period consisting of such Fiscal Quarter and each of the three immediately proceeding Fiscal Quarters (as set forth in Item 5 of Schedule 2 hereto)	$

3. LEVERAGE RATIO: The ratio of Item 1 to Item 2

SCHEDULE 4

LIQUIDITY

Liquidity: Cash Equivalents as of the Computation Date is defined as follows, in each case with respect to the Borrower and its Subsidiaries

(a) United States dollars held by the Borrower and its Subsidiaries or in a demand deposit account in the name of the Borrower or any of its Subsidiaries

(b) Canadian dollars, Australian dollars, New Zealand dollars, Mexican pesos, Argentine pesos, Chilean pesos and Bolivian bolivianos or such other local currencies held by the Borrower’s Subsidiaries, or in a demand deposit account in the name of the any of the Borrower’s Subsidiaries, from time to time in the ordinary course of business and used solely for such Subsidiary’s operating purposes

$

(c) Securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition

$

(d) certificates of deposit and eurocurrency time deposits with maturities of six months or less from the date of acquisition and bankers’ acceptances with maturities not exceeding six months, in each case, with any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or better from either S&P or Moody’s, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million (or its foreign currency equivalent); provided that Cash Equivalent Investments may include certificates of deposit and eurocurrency time deposits at a commercial bank that does not meet the ratings or capital requirements set forth above, in an aggregate amount at any time outstanding, not to exceed, as of any date of calculation, $1.0 million

$

(e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in Item (c) and Item (d) above entered into with any financial institution meeting the qualifications specified in Item (d) above

$

(f) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments and, in each case, maturing within one year after the date of acquisition

(g) money market funds at least 95% of the assets of which constitute Cash Equivalent Investments of the kinds described in Item (c) through Item (f)

Liquidity: The sum of Item (a) thorough Item (f)	$

SCHEDULE 5

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT

[If any condition or event exists that constitutes a Default, specify nature and period of existence and what action the Borrower or any other Loan Party has taken, is taking or proposes to take with respect thereto; if no condition or event exists, state “None.”]

SCHEDULE 6

MATERIAL SUBSIDIARIES

ANNEX I

FINANCIAL INFORMATION

Exhibit G-1

EXHIBIT H

FORM OF BORROWING REQUEST

The Bank of Nova Scotia,

as Lender

Wholesale Banking Operations,

Loan Operations

720 King Street West, 3rd Floor

Toronto, Ontario M5V 2T3

Canada

Facsimile: (416) 866-5991

Attention: Senior Manager

COEUR MINING, INC.

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of March 31, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between Coeur Mining, Inc., a Delaware corporation (the “Borrower”), and The Bank of Nova Scotia, as the Lender. Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.

The Borrower hereby requests that the Loan be made in the aggregate principal amount of $         on                  ,          as a [Base Rate Loan] [LIBO Rate Loan having an Interest Period of          months].

The Borrower hereby acknowledges that the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loan requested hereby constitutes a representation and warranty by the Borrower that, on the date of the making such Loan, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Sections 4.2(a) and 4.2(b) of the Credit Agreement are true and correct.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Lender shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to	Person to be Paid		Name, Address, etc.
be Transferred	Name	Account No.	of Transferee Lender

$

Attention:

$

Attention:

$

Attention:

Balance of such proceeds

Attention:

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this      day of             , 20    .

COEUR MINING, INC.,
as a Borrower

By:
Name:
Title:

Exhibit H-1